UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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CENTENE CORPORATION
(Name of Registrant as Specified In Its Charter)

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Our Mission

Since its founding as a single local healthcare plan in 1984, Centene's heart and soul has been linked to supporting the health of the communities we proudly serve. We are committed to providing access to quality, culturally sensitive care for our members and communities.

Now, forty years later, this long-held commitment to supporting the health and health care of our members is encapsulated in our mission: Transforming the health of the communities we serve, one person at a time.

Our Values

These values support our efforts to realize our mission.

ACCOUNTABILITY
COURAGE
SERVICE
One CenTeam
CURIOSITY
TRUST

Letter to Stockholders	3
Letter to Stockholders
From Our Chief Executive Officer and Our Chairman of the Board
March 26, 2026
Dear Stockholders:
The past year marked a period of significant change for Centene — change that, while challenging, sharpened our focus and clarified our path forward. The scale and velocity of transformation across the U.S. healthcare system in 2025 shaped our financial performance and reinforced the importance of disciplined execution and operational agility as we pursue the creation of long-term shareholder value.
During 2025, we faced material disruption across multiple parts of our business, including volatility in Medicaid trends and a meaningful shift in the Marketplace risk pool. We were disappointed to lower our financial outlook last July amid a seismic shift in morbidity within the broader population served by Marketplace products. These dynamics tested our assumptions and our execution, and our financial results reflected those pressures.
What matters most, however, is how we responded.
We closed 2025 with full-year adjusted diluted earnings per share (EPS) of $2.08 — modest compared to our outlook at the start of the year — though improved execution in the fourth quarter put us slightly ahead of the expectations we provided to investors in October.
When it became clear that certain programs no longer met our risk and return thresholds, we made difficult but necessary decisions to protect the long-term health of the enterprise. We acted decisively, communicated transparently, and prioritized disciplined execution over short-term growth. In doing so, we reinforced a core principle of this organization: we do what is right, not what is easy.
As we move forward, Centene is a more focused company with a clearer strategic foundation. Our core businesses — Medicaid, Medicare Advantage, and the Health Insurance Marketplace — remain strong, differentiated platforms serving complex, high-need populations and facilitating access to healthcare for millions of Americans. We are applying the lessons of the past year to evolve how we operate these businesses, with greater rigor in pricing, risk management, and operational execution. We see significant embedded earnings power across the enterprise, and we are focused on restoring and sustaining it over time.
Several priorities define this evolution.
First, we are strengthening strategic agility. The healthcare landscape continues to change rapidly, and success requires the ability to adapt early and act with conviction. We are embedding more dynamic feedback loops into how we assess program performance, regulatory change, and market risk. For 2026, we updated our Marketplace go-to-market strategy to better accommodate a higher-morbidity population while positioning the company to improve profitability.
Second, we are deepening operational focus. Across the enterprise, teams are simplifying processes, tightening controls, and driving consistency at scale. These efforts are improving visibility, accountability, and performance — particularly in areas that directly impact medical cost management, member experience, and clinical outcomes. Since 2023, we have delivered double-digit improvements in blood pressure and diabetes control across Medicaid, Medicare, and Marketplace, along with meaningful gains in maternal and child health, including increased timeliness of prenatal care and postpartum visits. We are also strengthening service quality through disciplined execution and technology-enabled oversight: in 2025, 93.3% of 2.9 million post-call survey respondents reported satisfaction and 94.5% reported full resolution.
Proxy Statement 2026

4	Letter to Stockholders
Third, we are continuing to invest in modernization. Technology, data, and analytics are essential enablers of our strategy — from more precise underwriting and care management to better tools for our frontline teams. These investments are deliberate and targeted, designed to strengthen core capabilities rather than add complexity. We are also deploying advanced analytics to more quickly detect and prevent fraud, waste, and abuse. For example, using a combination of data analytics and traditional investigative techniques, we identified suspicious billing patterns among laboratories in one state and took action — preventing more than $38 million in likely fraudulent payments.
Underlying all of this work is our culture. Even during an extraordinarily difficult year, our colleagues demonstrated resilience, integrity, and unwavering commitment to our mission. The strength of One CenTeam is not an abstraction — it shows up in how challenges are surfaced, how decisions are made, and how we serve members and partners every day.
Looking ahead to 2026, we expect improving fundamentals across the portfolio, including Medicaid margin stabilization, meaningful recovery in Marketplace margins, and continued progress toward breakeven in Medicare Advantage. As we enter 2026, we are positioned to deliver meaningful margin expansion and renewed adjusted diluted EPS growth. We expect full-year 2026 adjusted diluted EPS to exceed $3.001, representing more than 40% year-over-year growth, an important step toward restoring the enterprise’s embedded earnings power. With a more disciplined operating model and a sharpened strategic lens, we believe Centene is positioned to rebuild earnings power and deliver sustainable shareholder value over time.
We are grateful for your continued support and engagement as we execute this next chapter. Our mission — to transform the health of the communities we serve, one person at a time — remains our north star, and we are confident in our ability to fulfill it while creating long-term value for our shareholders.

Sincerely,

Sarah M. London Chief Executive Officer

Frederick H. Eppinger Chairman of the Board of Directors

1Please refer to the press release filed as Exhibit 99.1 to the Form 8-K on February 6, 2026, for a reconciliation of GAAP diluted EPS to adjusted diluted EPS.
Centene Corporation

Notice of 2026 Annual Meeting of Stockholders	5

Notice of 2026 Annual Meeting of Stockholders

Time and Date	Place	Record Date
10:00 AM, Central Time, on Tuesday, May 12, 2026	Centene Plaza 7700 Forsyth Boulevard St. Louis, Missouri 63105 Centene Auditorium	Stockholders as of March 13, 2026, are entitled to vote

Voting Items Proposal	Board Vote Recommendation	For Further Details

(1) To elect nine directors to hold office until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;	FOR each director nominee	Page 23
(2) To cast a non-binding advisory vote on the compensation of the Company's Named Executive Officers;	FOR	Page 64
(3) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;	FOR	Page 109
(4) Stockholder proposal	AGAINST	Page 115
Stockholders will also transact such other business as may properly come before the Annual Meeting or at any convening or reconvening of the Annual Meeting following a postponement or adjournment of the Annual Meeting.
Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister. Requests for preregistration must be received by us no later than 11:59 AM Eastern Time on May 8, 2026. For complete instructions for preregistering, see page 121 of this proxy statement.
On or about March 26, 2026, we mailed to our stockholders either 1) a copy of our proxy statement, a proxy card and 2025 Annual Report on Form 10-K or 2) a Notice of Internet Availability of Proxy Materials (Availability Notice), which indicates how to access the proxy materials on the internet. We believe furnishing proxy materials to our stockholders on the internet provides our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the distribution process.
By order of the Board of Directors,
Christopher A. Koster

Secretary and General Counsel	St. Louis, Missouri
March 26, 2026

How to Vote
Internet: www.ProxyVote.com	Mail	QR Code
Telephone: 1-800-690-6903	Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope	Scan this QR code to vote with your mobile device

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on
May 12, 2026: The accompanying proxy statement and the 2025 Annual Report on Form 10-K are available at
www.ProxyVote.com.
Proxy Statement 2026

6	Table of Contents
Centene Corporation

Who We Are	7
Who We Are
Based on the most recent publicly available membership data, Centene is the nation's largest Medicaid and Marketplace insurer, as well as the largest stand-alone Medicare Prescription Drug Plan (PDP) provider. Our Medicare Advantage business includes one of the highest concentrations of D-SNP members among our peers, aligned with our focus on low-income, complex populations. In addition, Centene is uniquely positioned to serve individuals who are dually eligible for both Medicaid and Medicare.

#1 carrier in the nation on the Health Insurance Marketplace*	#42 FORTUNE GLOBAL 500® (2025)	#23 FORTUNE 500® (2025)

$38.8 billion in cash and investments**	$174.6 billion 2025 premium and service revenues	61,100 employees**	27.6 million members**

* Based on the most recent publicly available membership data.
** As of December 31, 2025.

More than 1 in 15 individuals across all 50 states
Centene offers affordable and high-quality products to more than 1 in 15 individuals across the nation, including Medicaid and Medicare members (including Medicare PDP) as well as individuals and families served by the Health Insurance Marketplace.
2026 Footprint

Medicare PDP
Medicare
Marketplace
Medicare and Marketplace
Medicaid and Marketplace
Medicaid and Medicare
Medicare, Medicaid and Marketplace
Centene Headquarters
HI
AK

Addressing member needs through innovation

Advanced Technology Systems and Tools	Incentives for Healthier Living

Personal Member Outreach and Support	Helping Mothers and their Babies
Proxy Statement 2026

8	Who We Are
Company Overview
Centene is a leading healthcare enterprise that is committed to helping people live healthier lives. The Company takes a local approach – with local brands and local teams – to provide fully integrated, high-quality and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured individuals. Centene offers affordable and high-quality products to more than 1 in 15 individuals across the nation, including Medicaid and Medicare members (including Medicare PDP) as well as individuals and families served by the Health Insurance Marketplace. Our mission is to transform the health of the communities we serve, one person at a time.
Centene provides access to high-quality healthcare, innovative programs and a wide range of health solutions that help families and individuals get well, stay well and be well. We deliver healthcare with a personal approach, with local teams who live in, care about and directly influence the communities they serve – a key differentiator in our ability to provide access to quality care for our members.

Centene's Path Forward

03	02	01

Focus on Medicaid, Marketplace and Medicare, capitalizing on the significant expansion opportunities in each market
Build from the strength of our market positions, evolve with the market and create significant disruptive growth by leveraging our inherent and differentiated strengths to explore logical extensions to our core lines of business
Transform our business by leveraging industry-leading, mission-driven talent, and continuing to invest in our data analytics and capabilities

2025 Financial and Business Highlights
Select 2025 financial and business highlights are as follows:

$194.8 billion	$(13.53)	$2.08
Total Revenues, a 19% increase vs. 2024	Diluted Loss Per Share	Adjusted Diluted Earnings per Share (EPS)

Medicaid	Marketplace	Medicare

We are the largest Medicaid Managed Care Organization*	We are the #1 carrier on the Health Insurance Marketplace*	Our Medicare Advantage business includes one of the highest concentrations of Dual Eligible Special Needs Plans (D-SNP) members among our peers*

12.5 million members across 30 states**	5.5 million members across 29 states**	1.0 million Medicare Advantage members across 32 states and 8.1 million PDP members in 50 states**

* Based on the most recent publicly available membership data.
** As of December 31, 2025.
Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.
Centene Corporation

Who We Are	9
Execution of Strategy
Over the last few years, we have delivered numerous accomplishments, including:

$39.1 billion growth '25 vs. '22 Premium and Service Revenue[1]	Investment grade rating by 2 of the 3 major rating agencies
•Momentum on Stars and quality
•Investing & building in long-term growth areas and opportunities (HIDE/FIDE[5], ICHRA)
•Successful management of our third-party PBM contract
•Ongoing SG&A efficiencies, incorporating simplification of operations
•Team and talent successes

71.6 million shares repurchased[2]	12 Divestitures •USMM •PANTHERx •Ribera Salud •Magellan Rx •HealthSmart •Centurion •Magellan Specialty •Apixio •Circle Health •Operose Health •Collaborative Health Systems •Magellan Health[4]

$189 million of par value Senior Notes repurchased[3]
[1]Premium and Service Revenue growth based on $174.6 billion as of December 31, 2025 compared to $135.5 billion as of December 31, 2022.
[2]Shares repurchased from January 2023 through December 2025.
[3]Par value Senior Notes repurchased in 2025.
[4]Agreement signed, subject to closing.
[5]Highly Integrated Dual Eligible (HIDE) and Fully Integrated Dual Eligible (FIDE) plans.
Our growth over the past decade has positioned us to be a leader in the healthcare industry and enabled the Company to stay focused on its mission while also delivering strong financial performance for its stockholders. Centene has a unique and powerful platform, and we are working to fortify its foundation to fuel our next phase of innovation and growth. We are focused on strong, long-term growth grounded in our core product lines, investing in becoming easy to work with by building modern systems and processes and curating an enhanced network of partnerships designed to drive value across our portfolio.
We remain focused on our promise of delivering high-quality healthcare services on behalf of states and the federal government to under-insured families and commercial organizations. Our decades of experience and deep industry knowledge have allowed us to deliver cost-effective services to our government partners and our members. With a focus on the personalization of healthcare technology, we continue the use of data and analytics to improve the provider and member experience. We continue to believe we have both the capacity and capability to successfully navigate industry changes to the benefit of our members, customers, providers and shareholders through program and bid design, product placement and other strategic factors.
Proxy Statement 2026

10	Who We Are
In response to the challenges faced in 2025, we have taken quick and decisive actions to restore profitability for future years, including:
•Led the industry in understanding the implications of the changes in morbidity of the Marketplace population that we became aware of late in the second quarter of 2025 and took corrective pricing actions for 2026 in states covering 95% of Marketplace membership.
•Advocated with our Medicaid state partners for increases in rates to reflect more recent experience.
•Strategically designed our 2026 Medicare Advantage bid and pricing strategy with a focus on profitability.
•Continued to advocate for healthcare affordability and access with the state and federal government partners.
Our Competitive Strengths
•Focus and Experience. Centene was established as a Medicaid company, anchored around long-lasting, trusted relationships, with a continual focus on low-income populations. Since our founding more than 40 years ago, we have forged new paths developing innovative solutions and addressing the evolving needs of our members, earning Centene an important seat at the table and a powerful voice to shape the conversation at the state and federal level. As a result of these efforts, we are the nation's largest Medicaid and Marketplace insurer as well as the largest stand-alone PDP provider, based on the most recent publicly available membership data. Additionally, our Medicare Advantage business includes one of the highest concentrations of D-SNP members among our peers, aligned with our focus on low-income, complex populations. As states increasingly move to integrate care for individuals who are dually eligible for both Medicaid and Medicare, our expertise uniquely positions us to serve this population of 12 million beneficiaries nationwide. We are positioned at the nexus of affordability and choice, ready to meet the needs of consumers who increasingly seek innovative products like ICHRAs.
•Local Approach. Our local approach to delivering healthcare enables us to meet members and providers in the communities where they are to facilitate member access to high-quality, culturally sensitive healthcare services. Our programs and services are tailored to the unique individuals we serve and include a broad range of initiatives to address upstream drivers of health such as food insecurity, housing instability, unemployment and access to transportation, which contribute to health disparities among underserved communities. With local leadership engaged in all three lines of business within each health plan, we are able to translate local best practices from our Medicaid business into product development, distribution, network and pricing decisions we make for our Marketplace and Medicare businesses. We know what our customers will value because we live and work alongside them every day.
•Partnerships. Centene's partnership mindset allows us to design solutions for our members that integrate the most relevant, most local and most innovative capabilities in an agile and capital-efficient way. Partnership has become both a strategy and discipline: finding, measuring and maintaining the best partners over time. That includes building partnerships with the best providers for our members and investing in data and engagement models that empower them to deliver better health outcomes. For example, we entered into a partnership with the National Association of Community Health Centers to enhance value-based care adoption, further strengthening Community Health Centers' ability to deliver high-quality, patient-centered care and improve maternal child health outcomes.
•People. Through an intentional focus on building a One CenTeam culture, we have elevated and unleashed the power of 61,100 team members who uniquely understand how to serve our members and are committed to our mission of transforming the health of the communities we serve, one person at a time.
Centene Corporation

Who We Are	11
Corporate Sustainability
Driven by Our Commitment to Health
Centene is dedicated to delivering accessible, high-quality healthcare while prioritizing partnerships with local communities to pave the way to a sustainable future.
Centene’s core philosophy is that quality healthcare is best delivered locally. Through local brands and local teams, we provide fully integrated, high-quality and cost-effective services to Medicaid and Medicare members (including those with Medicare PDP), as well as individuals and families served by the Health Insurance Marketplace.
As we continually work to enhance care delivery for our members, our unwavering commitment lies in integrating principles of corporate responsibility and strong governance across all facets of our operations. Together, we are driving a sustainable enterprise focused on building healthy and resilient communities, establishing Centene as a preferred partner for our state and federal government customers, and empowering our employees to do their best work while delivering value for our shareholders.
Together, we are shaping a future where healthcare is provided as a service to create holistic well-being for all.
Corporate Sustainability Assessment and Framework
We review our corporate sustainability efforts annually and conduct a formal materiality assessment at least every three years to maintain alignment with our mission and strategy. Our corporate sustainability approach is designed to support our mission and the key topics that guide our commitments in each of these areas:

One CenTeam	Care Where it Counts	The Future of Healthcare	Business Accountability and Integrity

•Culture, Talent and Well-being	•Healthcare Quality •Healthcare Access and Drivers of Health •Environmental Impacts on Health •Community Impact •Public Policy	•Healthcare Innovation and Thought Leadership •Customer Experience and Relationship Management	•Governance and Accountability •Environmental Sustainability •Ethics and Compliance •Data Privacy and Security •Risk Management

Proxy Statement 2026

12	Who We Are
One CenTeam
Our One CenTeam culture underpins our ability to make an impact and strengthening the values and behaviors that define it is an enterprise priority. We believe doing this makes us the best we can be for our members, providers and customers, and when we’re united in these common values, we can make significant progress toward our mission and transform lives. Centene’s culture, talent and well-being efforts are grounded in the belief that our people are central to how we deliver high-quality care. By creating an environment where people feel supported and connected, we help ensure our workforce is equipped to make a meaningful impact on the members and communities we serve.
Care Where it Counts
To advance our mission of transforming the health of the communities we serve, one person at a time, we work to ensure access to quality healthcare and address the social, economic and environmental factors that affect health beyond the doctor’s office. These challenges are bigger than any one organization, which is why we collaborate with partners, policymakers and others across the industry to improve outcomes. Together, we’re elevating quality, expanding access and addressing unmet health needs across the communities we serve.
The Future of Healthcare
Healthcare is changing, and we are built for evolution. Centene has a clear mission, a durable strategy and an industry-leading team that is committed to long-term success by accelerating and innovating through times of change Centene drives innovation by turning data into insights and insights into action. Through advanced technology, data analysis and clinical expertise, we identify barriers to care and create solutions that improve outcomes for our members. We are focused on delivering simpler, more connected experiences for members through personalized care, digital innovation and proactive engagement. We are also strengthening relationships with providers through responsive collaborations and streamlined interactions, supporting care coordination and improving satisfaction to ensure individuals and communities can access high-quality, coordinated care.
Business Accountability and Integrity
Centene is committed to operating with integrity, transparency and strong governance across all aspects of our business. We hold ourselves accountable to our stakeholders by maintaining rigorous compliance standards, proactively managing risk and building a culture that prioritizes ethical behavior and responsible decision-making.

Centene manages its environmental impact with the same purpose and discipline that guides our healthcare operations. Grounded in our Environmental Guiding Principles – Conserve, Clean, Contribute, Commit – we focus on responsible consumption of natural resources, pursuing projects that generate positive environmental impact and measuring and disclosing our performance. These principles help us minimize our footprint and reinforce the connection between environmental stewardship and community health.

We are deeply committed to integrity, ethical decision-making and regulatory compliance across all of our businesses. In 2025, Centene executed Compliance Transformation that included an enterprise-wide reorganization and the implementation of a new Compliance Operating Model. This transformation focused on ensuring the compliance program was appropriately designed and resourced to meet the expectations of government partners, improve visibility of risks and issues, streamline escalation protocols and standardize core compliance processes.

Centene uses data science, AI, machine learning and advanced analytics to improve operations, enhance member experience, strengthen clinical support and reduce unnecessary costs. We ensure these tools are designed and used responsibly, prioritizing human well-being, fairness, accountability and transparency.

Centene Corporation

Who We Are	13
Additional Corporate Sustainability Information and Related Disclosures
Corporate sustainability information and related disclosures are available on our external website, including the following:

Our Corporate Responsibility Report details the key partnerships, initiatives and programs that exemplify our commitment to sustainability. Visit https://investors.centene.com/sustainability.	Our Political Activity Report sets forth details about political contributions, lobbying efforts and membership in industry trade associations. Visit https://investors.centene.com/governance-documents.
Additional corporate sustainability information and related disclosures:
•We issue a Sustainability Accounting Standards Board Index (SASB Index) to provide stakeholders with disclosures aligned with the SASB Managed Care Sustainability Accounting Standard. Corporate sustainability disclosures were also included for workforce turnover and engagement. The index is available at https://www.centene.com/who-we-are/corporate-facts-reports.html.
•We report our environmental efforts to the CDP and publish our Environmental Guiding Principles. See https://www.centene.com/why-were-different/corporate-sustainability/healthy-environment/environmental-sustainability.html.
Proxy Statement 2026

14	Proxy Summary
Proxy Summary
This summary highlights information contained in this proxy statement. It does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting. Please see the Questions and Answers section beginning on page 121 for important information about proxy materials, voting, the annual meeting, Company documents and communications.

1 PROPOSAL	Election of Directors The Board recommends a vote FOR each director nominee.	See page 23

Board Information
Director Nominees
The following table provides summary information about each of the nine director nominees.

		Director Since		Committee Memberships
Name and Primary (or Former) Occupation	Age		Other Public Boards	ACC	CTC	GC	QC
Jessica L. Blume Retired Vice Chairman of Deloitte LLP	71	2018	Publix Super Markets, Inc.[1]
Kenneth A. Burdick Executive Chairman of National Veterinary Associates; Chairman of LifeStance Health Group, Inc.; Former Executive Vice President of Products and Markets of Centene Corporation	67	2022	LifeStance Health Group, Inc.
Christopher J. Coughlin Retired Executive Vice President and Chief Financial Officer, Tyco International Ltd.	73	2022
H. James Dallas Former Senior Vice President, Quality and Operations, Medtronic Public Limited Company	67	2020	KeyCorp
Frederick H. Eppinger Director, President and Chief Executive Officer of Stewart Information Services Company	67	2006	Stewart Information Services Company
Monte E. Ford Principal Partner, Chief Information Officer Strategy Exchange	66	2022	Akamai Technologies, Inc. Iron Mountain, Inc. Jet Blue Airways Corporation
Sarah M. London Chief Executive Officer of Centene Corporation	45	2021
Theodore R. Samuels Former President, Capital Guardian Trust Company	71	2022	Bristol Myers Squibb Company Iron Mountain, Inc.
Kenneth Y. Tanji Former Chief Financial Officer, Prudential Financial, Inc.	60	2025	The Public Service Enterprise Group, Inc. Putnam Mutual Funds
[1]Securities registered pursuant to Section 12(g) of the Securities Act.

ACC = Audit and Compliance Committee	GC = Governance Committee	Chair	Independent
CTC = Compensation and Talent Committee	QC = Quality Committee	Member
Centene Corporation

Proxy Summary	15
Director Nominee Snapshot

Age

40's	70's
60's

Independence

7 Independent
2 Non-Independent

Attributes

5 Diverse
4 Non-Diverse

Tenure

0-2 Years	6+ Years
3-5 Years
Director Tenure and Commitment to Refreshment
In response to feedback from our stockholders, we have made significant refreshments to our Board resulting in a current median tenure of less than 5 years.
In addition, our Board has a mandatory retirement age for non-management directors of 75 years and we have established a targeted period of seven years as a maximum tenure of a committee chairman. During 2023, we conducted a Board composition assessment and engaged with our third-party director search firm to conduct an evergreen director recruiting process in 2024 and 2025. Through that process, Mr. Tanji was appointed as a director in February 2025. In 2026, we have engaged another director search firm to recruit additional board candidates.
We believe our mix of director tenures, with our chairman serving for almost 20 years, and six members serving for less than five years, provides a desirable balance of knowledge continuity and director refreshment. Our three directors that have over six years of service with the Board provide insight into institutional knowledge and lessons learned from prior periods of corporate and industry changes.
Proxy Statement 2026

16	Proxy Summary
Qualifications and Experience
Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important considering the Company's business and structure.

Leadership (9/9)	Healthcare and Insurance (9/9)	Technology (5/9)	Business Development and Corporate Transactions (9/9)

Finance and Accounting (7/9)	Public Company Board and Governance (9/9)	Regulated Industry (9/9)	Corporate Sustainability and Community Involvement (9/9)
Centene Corporation

Proxy Summary	17
2025 Stockholder Engagement and Response
We believe that engaging with stockholders is fundamental to the Company's success and our commitment to good governance. Since our 2025 Annual Meeting of Stockholders, a combination of management and independent directors met with Centene stockholders as well as the leading proxy advisory firms to discuss governance-related topics. Feedback received from these discussions, as well as a review of feedback from previous years, has helped guide changes to our governance practices and our executive compensation program and further improve our sustainability disclosures and practices.
Beyond our governance-focused engagement, our investor relations team and members of our senior management team, including our Chief Executive Officer and Chief Financial Officer, regularly communicate with investors in connection with quarterly earnings calls, investor and industry conferences, analyst meetings and individual discussions with stockholders. Engaging with our stockholders remains a high priority, and our disclosures in this year's proxy statement directly reflect stockholder feedback. See page 56 for additional information regarding our stockholder engagement efforts.
Our governance-focused engagement efforts are summarized below:

Who We Engaged	Proactively reached out to stockholders representing: of our outstanding shares Including 14 institutional investors	Met with stockholders representing: of our outstanding shares Including 3 institutional investors

Company Representatives	•Chief Accounting Officer •General Counsel	•Head of Investor Relations •Head of Total Rewards

Topics Discussed	•Executive Compensation •Board Culture and Refreshment •Leadership Transitions	•Quality Improvement •Corporate Sustainability

Proxy Statement 2026

18	Proxy Summary
Governance Highlights
In light of the positive stockholder feedback we have received in connection with our enhancements to our governance, we have continued the following:

Stockholder Rights
  Annual Election of Directors
  Majority Voting Uncontested Director Elections
  Directors Can Be Removed With or Without Cause
  "Proxy Access" Right for Stockholders
  10% of Shares Can Call a Special Meeting
  Stockholders Can Act by Written Consent
  No Supermajority Vote Provisions
  No Stockholder Rights Plan or "Poison Pill"

Board Practices
  Commitment to Board Refreshment
  78% of Board Independent
  Non-Executive, Independent Chairman
  Robust Board Evaluation Process
  Active Stockholder Engagement
  Mandatory Retirement Age of 75
  Limits on Public Company Directorships
  Continuing Education for Directors

Centene Corporation

Proxy Summary	19

2 PROPOSAL	Advisory Resolution to Approve Executive Compensation The Board recommends a vote FOR this proposal.	See page 64

Executive Compensation Overview
The 2025 plan design and awards resulted in the following pay elements and average target pay mix for our CEO and other NEOs:

2025 Pay Elements
CEO	Other NEOs	Award Type	Mix	Metrics	Purpose

Base Salary					To recognize individual contribution, time in role, scope of responsibility, leadership skills and experience.
Cash

Annual Cash Incentive Plan				•Adjusted Diluted EPS (60%) •Organic Premium & Service Revenue Growth (20%) •Quality & Strategic Goals (20%)	To reward executives for performance on key financial and operational measures, factoring in individual contributions toward enterprise goals.
Cash

Long-Term Incentive Awards				•Relative TSR (25%) •Medicare breakeven by 2027 (25%) •Average Adjusted Pre-Tax Earnings Margins (50%)	To retain and motivate executives to drive long-term stockholder value and align their actions to drive successful business outcomes.
		Equity	PSUs (60%)
RSUs (40%)
Proxy Statement 2026

20	Proxy Summary
2025 Annual Cash Incentive Plan Results

Metrics	Threshold	Target	Maximum	Result	Weighting	Weighted Payout %
Adjusted Diluted EPS[1]				'=-%		'=-%
Organic Premium & Service Revenue Growth				200%		40%
Quality & Strategic Goals				158%		31.6%
						71.6%
[1]Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.
2023 - 2025 Performance-Based Restricted Stock Unit Award Results

Metrics	Threshold	Target	Maximum	Weight	Weighted Metric Performance	Weighted Vesting %

Adjusted Pre-Tax Earnings Growth Compound Annual Growth Rate (CAGR)[1]				34%	—%	—%

2025 Adjusted Net Earnings Margin[2]				33%	—%	—%

Peer Group Relative TSR Percentile Rank				33%	—%	—%

						—%

[1]The 3-Year CAGR is calculated using adjusted pre-tax net earnings of $1.3 billion and $4.3 billion for December 31, 2025 and 2022, respectively. Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.

[2]The adjusted net earnings margin as of December 31, 2025 is derived from adjusted net earnings of $1.0 billion divided by premium and service revenues of $174.6 billion. Refer to Appendix A for reconciliations of non-GAAP measures throughout this proxy statement.

Centene Corporation

Proxy Summary	21
Compensation Best Practices
The Compensation and Talent Committee establishes and administers the executive compensation philosophy and program and assists the Board of Directors in the development and oversight of all aspects of executive compensation. Presented in the table below are highlights of our compensation practices:

What We Do
Pay for Performance A majority of our NEOs' compensation is tied to performance with clearly articulated financial and other performance goals.	Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and we conduct broad risk assessments.

Competitive Compensation
Each component of the NEOs' annual total direct compensation is generally targeted at the 50th percentile of peer group compensation. The Compensation and Talent Committee may consider differences from the median in certain cases.

Stock Ownership Requirements
We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO's requirement is 6x annual base pay; other NEOs' requirements are 3x annual base pay.

Performance-Based Long-Term Incentive Awards We reward continuous performance on multiple metrics and vest at the end of a three-year period.	Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.
Formula-Based Annual Incentive Plan Awards under the Annual Cash Incentive plan are formula based.	Independent Compensation Consultant The Compensation and Talent Committee retains an independent compensation consultant to advise the committee on executive compensation matters.
Tally Sheets Tally sheets for each NEO are reviewed annually.	Executive Severance Arrangements The Compensation and Talent Committee reviews severance policies annually and limits the usage of one-off arrangements.

What We Don't Do
No Excessive Risk-Taking The long-term incentive plans use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.
No Backdating or Repricing of Stock Options
Stock options are never backdated or issued with below-market exercise prices. Repricing of stock options without stockholder approval is expressly prohibited.

No Tax Gross-Ups There are no tax "gross-ups" for perquisites or excise tax gross-ups in the event of a change of control related termination.	No Hedging or Pledging Directors and executives are prohibited from hedging, pledging or engaging in any derivatives trading with respect to Company stock.
No Single-Trigger Employment Agreements Any cash payments in executive employment agreements are subject to a "double-trigger" change in control condition.	No Single-Trigger Stock Grants Equity compensation awards are subject to a "double-trigger" change in control condition.
Proxy Statement 2026

22	Proxy Summary

3 PROPOSAL	Ratification of Appointment of Independent Registered Public Accounting Firm The Board recommends a vote FOR this proposal.	See page 109

KPMG LLP audited our financial statements for the fiscal year ended December 31, 2025. The Audit and Compliance Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment. KPMG LLP has been retained as our external auditor continuously since 2005.

4 PROPOSAL	Stockholder Proposal The Board recommends a vote AGAINST this proposal.	See page 115

Centene Corporation

Proposal 1 - Election of Directors	23
Board and Governance Matters

1 PROPOSAL	Election of Directors

The first proposal on the agenda for the meeting is the election of 9 nominees to serve for a one-year term beginning at the meeting and ending at our 2027 Annual Meeting of Stockholders.
The Board has nominated Jessica Blume, Kenneth Burdick, Christopher Coughlin, James Dallas, Frederick Eppinger, Monte Ford, Sarah London, Theodore Samuels and Kenneth Tanji for re-election to the Board. We expect that all nominees will be able to serve if elected. If any of them are not able to serve, proxies may be voted for a substitute nominee or nominees or the Board may choose to reduce the size of the Board.

The Board believes the election of these 9 nominees is in our best interests and the best interests of our stockholders and recommends a vote "FOR" the election of the 9 nominees.

Proxy Statement 2026

24	Proposal 1 - Election of Directors
Board Overview
Director Qualifications
We believe that our directors should understand the wide range of populations we serve and possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company's business activities.
Below we identify and describe the key experience, qualifications and skills criteria we believe are important for our Board of Directors, as a whole, to possess. These are the criteria our Governance Committee considers when evaluating director nominees.

Leadership Experience
We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officers, chief financial officers and other senior executives, provide the Company with valuable insights and strategic thinking. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

Finance and Accounting Experience
We believe that directors with experience in public accounting, investment banking and financial services companies possess an understanding of finance and the financial reporting process with which to manage our business. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success and developing stockholders' confidence in our reporting processes under the Sarbanes-Oxley Act of 2002.

Healthcare and Insurance Industry Experience
Our industry is complex and rapidly evolving. Healthcare and insurance industry experience includes expertise with healthcare operations, healthcare technology, insurance and other experience. Directors with industry experience help the Company stay abreast of industry best practices and innovations and help us to benchmark our practices against those of our competitors.

Corporate Sustainability Experience and Community Involvement
As a corporate citizen, we believe that sustainable operations are both financially and operationally beneficial to our business, and critical to the health of our employees and the communities in which we operate. We seek directors with experience in building strong environmental, labor, health & safety and ethical practices.

Information Technology and Security Experience
Because effective information systems and the integrity and timeliness of data we use to serve our customers and healthcare professionals are integral to the operation of our business, and because technology plays a central role in healthcare, including the diagnosis, management and treatment of disease, we seek directors with experience in relevant technology and who have experience managing cybersecurity and information security risks.

Public Company Board and Governance Experience
Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship of a public company board to the Chief Executive Officer and other senior management personnel, the legal and regulatory landscape in which public companies must operate, the importance of particular agenda and oversight issues and how to oversee an ever-changing mix of strategic, operational and compliance-related matters.

Business Development and Corporate Transactions
Part of the Company's strategy includes taking advantage of opportunities when they arise to grow the Company consistent with its focus on its core business lines. Directors with experience in business development and corporate transactions provide oversight to assist the Company in evaluating the financial and operational aspects of such opportunities, enabling the Company to maintain its competitive position.

Regulated Industry
Experience in highly-regulated industries, such as healthcare, finance, airline transportation and public utilities help the Company navigate the complex regulatory and public policy issues that arise. Such experience also assists the Company to adapt to the changing regulatory environment.

Centene Corporation

Proposal 1 - Election of Directors	25
Background & Experience
Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important considering the Company's business and structure.

	Leadership	Finance and Accounting Experience	Healthcare and Insurance Industry Experience	Corporate Sustainability and Community Involvement	Technology	Public Company Board and Governance Experience	Business Development and Corporate Transactions	Regulated Industry

Jessica L. Blume
Kenneth A. Burdick
Christopher J. Coughlin
H. James Dallas
Frederick H. Eppinger
Monte E. Ford
Sarah M. London
Theodore R. Samuels
Kenneth Y. Tanji
Proxy Statement 2026

26	Proposal 1 - Election of Directors
Board Refreshment
In making its recommendations to our Board, the Governance Committee considers the qualifications of individual director candidates applying the director criteria described above. We believe a range of backgrounds, viewpoints and experiences ensures different perspectives are heard and considered and assists our Board in reaching the best decisions for our Company and the members we serve.

Age

40's	70's
60's

Independence

7 Independent
2 Non-Independent

Attributes

5 Diverse
4 Non-Diverse

Tenure

0-2 Years	6+ Years
3-5 Years

Centene Corporation

Proposal 1 - Election of Directors	27
Commitment to Investor Engagement and Overview of Responsive Actions
We continue to make enhancements to our governance and compensation practices in response to stockholder feedback. Below we summarize key stockholder feedback the Company has received from investors and the highlights of actions the Company took in response to feedback received.

HISTORY OF PROACTIVELY RESPONDING TO STOCKHOLDER FEEDBACK TO HELP ENSURE BEST-IN-CLASS GOVERNANCE, COMPENSATION, AND DISCLOSURE PRACTICES

Proxy Statement 2026

28	Proposal 1 - Election of Directors
2026 Director Nominees
We have 9 nominees for the Board of Directors, all of whom serve on our current Board of Directors. We expect that all nominees will be able to serve if elected. If elected, each nominee would hold office until the 2027 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified or until the earlier of his or her death, removal or resignation.
Pursuant to our Corporate Governance Guidelines, any director nominee who receives a greater number of votes "against" his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the Board. The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection by the Board.
The Governance Committee shall consider the resignation offer and make a recommendation to the Board. In deciding the action to be taken with respect to any such resignation offer, the Board shall consider what it believes is in the best interests of Centene and its stockholders. In this regard, the Board will consider all factors it deems relevant. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the Board. The Board's decision shall be made within 90 days of the certification of election results. The decision, and an explanation of the decision, shall be disclosed as soon as practicable by press release or Form 8-K.
Information about these nominees, including their ages at the date of this proxy statement and the year in which they first became directors are summarized below. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Burdick and Ms. London, is independent from the Company and its management under the New York Stock Exchange's (NYSE) independence standards.
Centene Corporation

Proposal 1 - Election of Directors	29

Jessica L. Blume | 71

Retired Vice Chairman of Deloitte LLP	Director Since: February 2018	Independent Yes

Board Committees Audit and Compliance; Governance (Chair)

Current Directorships •Publix Super Markets, Inc.	Prior Directorships None

EXPERIENCE:
Deloitte LLP, a leading PCAOB registered public accounting firm.
•Vice Chairman (2012 to 2015)
•Partner (1989 to 2015)
Prior to Deloitte, she served as Chief Financial Officer for one of the largest US local governments.
Bachelor of Science from the University of Central Florida
Former CPA
SKILLS AND REASONS FOR NOMINATION:

Leadership Experience
Three years as Vice Chairman of Deloitte LLP. 26 year career with Deloitte included service on the firm's US Executive Committee and Board of Directors, as the Chair of the Executive Compensation and Evaluation Committee, as a member of the Finance, Governance, Strategic Investment and Risk Committees.

Finance and Accounting Experience
Ms. Blume served at Deloitte as a licensed CPA, and she served as CFO for one of the largest US local governments. In addition, she currently serves on the audit committee of another company with SEC-registered securities.

Healthcare and Insurance	While at Deloitte, led consulting relationships for healthcare and insurance companies.

Corporate Sustainability and Community Involvement	Established and managed Deloitte's sustainability practice. Serves on the Board of University of Central Florida Foundation; Member of International Women's Forum and Women Corporate Directors.

Technology	Deloitte consulting practice included implementing large technology initiatives, including state Medicaid eligibility systems and large enterprise systems.

Public Company Board and Governance	Service on the Board of Directors of Deloitte LLP and Publix Super Markets, with SEC-registered securities.

Business Development and Corporate Transactions	While at Deloitte, Ms. Blume led several large-scale business transformations, including the reintegration of Deloitte Consulting with the Deloitte US Firm.

Regulated Industry	While at Deloitte, led consulting relationships with federal and state governments and in a variety of regulated industries, including healthcare and insurance companies.
Proxy Statement 2026

30	Proposal 1 - Election of Directors

Kenneth A. Burdick | 67

Executive Chairman of National Veterinary Associates; Chairman of LifeStance Health Group, Inc.; Former Executive Vice President of Products and Markets of Centene Corporation	Director Since: January 2022	Independent No

Board Committees Quality (Chair)

Current Directorships •LifeStance Health Group, Inc.	Prior Directorships •WellCare Health Plans, Inc. •Orion Acquisition Corporation •First Horizon National Corporation

EXPERIENCE:
National Veterinary Associates, a private veterinary health company.
•Executive Chairman (2025 to present)
LifeStance Health, Inc., a Nasdaq-listed public company specializing in outpatient mental healthcare.
•Chairman (2026 to present)
•Executive Chairman (2025 to 2026)
•Chief Executive Officer and Chairman (2022 to 2025)
Centene Corporation
•Executive Vice President of Markets and Products (2020 to 2021)
WellCare Health Plans, Inc., a NYSE-listed public company providing government-sponsored healthcare programs.
•Chief Executive Officer and Director (2015 to 2020)
•Other positions of increasing responsibility, including President and Chief Operating Officer (2014 to 2015)
Blue Cross and Blue Shield of Minnesota, commercial health insurance plans.
•President and Chief Executive Officer and Director (2012)
Coventry Health Care, Inc., a NYSE-listed public company providing government-sponsored healthcare programs.
•Chief Executive Officer of the Medicaid and Behavioral Health businesses (2010 to 2012)
UnitedHealth Group, Inc., a NYSE-listed public company health insurer.
•Chief Executive Officer of Secured Horizons (Medicare division of UnitedHealthcare) (2008 to 2009)
•Other positions of increasing responsibility, including Chief Executive Officer of UnitedHealthcare (1995 to 2008)
Bachelor of Arts from Amherst College
Juris Doctorate from the University of Connecticut
SKILLS AND REASONS FOR NOMINATION:

Leadership Experience	Over 30 years of healthcare executive and operations experience, including prior roles as a Fortune 500 public-company chief executive officer and board member.

Finance and Accounting Experience	In roles as a chief executive officer, supervision of the accounting and financial reporting functions.

Healthcare and Insurance	Over 30 years of healthcare executive experience, including at LifeStance, Centene and WellCare Health Plans.

Corporate Sustainability and Community Involvement	Service as a director of Big Brothers, Big Sisters, Tampa General Hospital and in his roles as a chief executive officer, supervision of the sustainability functions.

Technology	In roles as a healthcare executive, supervisor of the technology functions and the implementation of large technology initiatives.

Public Company Board and Governance	Service on the Board of Directors of WellCare Health Plans, First Horizon National Corporation and LifeStance Health Group.

Business Development and Corporate Transactions
While at WellCare, Mr. Burdick supervised the acquisition of WellCare Health Plans, Inc. by Centene Corporation, and the acquisition by WellCare of Universal American, among others, resulting in the growth of the Company during his tenure.

Regulated Industry	Executive experience at healthcare companies, as well as a director of a financial institution.
Centene Corporation

Proposal 1 - Election of Directors	31

Christopher J. Coughlin | 73

Retired Executive Vice President and Chief Financial Officer, Tyco International Ltd.	Director Since: January 2022	Independent Yes

Board Committees Audit and Compliance; Compensation and Talent (Chair)

Current Directorships •None

Prior Directorships •Allergan plc •Alexion Pharmaceuticals, Inc. •Covidien plc •Dipexium Pharmaceuticals, Inc. •Perrigo Company •Prestige Consumer Healthcare, Inc.	•Karuna Therapeutics, Inc. •Hologic Inc. •Dun & Bradstreet Corp. •Forest Laboratories, LLC •Interpublic Group of Companies •Monsanto Company

EXPERIENCE:
Tyco International Ltd., a NYSE-listed public manufacturing, healthcare and security systems company.
•Senior Advisor to the Chief Executive Officer and member of Board of Directors (2010 to 2012)
•Executive Vice President and Chief Financial Officer (2005 to 2010)
Interpublic Group of Companies, a NYSE-listed public multimedia company.
•Chief Operating Officer (2003 to 2004)
•Chief Financial Officer (2003 to 2004)
Pharmacia Corporation, a NYSE-listed public pharmaceuticals company.
•Executive Vice President and Chief Financial Officer (1998 to 2003)
•Received a Bachelor of Science from Boston College
SKILLS AND REASONS FOR NOMINATION:

Leadership Experience	Over 40 years of executive, financial and accounting experience, including prior roles as a Fortune 500 public-company chief financial officer and board member.

Finance and Accounting Experience	In roles as a chief financial officer, supervision of the accounting and financial reporting functions.

Healthcare and Insurance	Over 40 years of healthcare and insurance experience, including at Pharmacia and Tyco International.

Corporate Sustainability and Community Involvement	In his roles as a chief financial officer and public company director, supervision of the sustainability functions.

Public Company Board and Governance
Over 30 years of service at 10 different public companies. Named a 2022 Director of the Year by the New Jersey Chapter of the National Association of Corporate Directors (NACD) and named the NACD Corporate Director of the Year in 2015.

Business Development and Corporate Transactions
While at Tyco, he was instrumental in turning the company around after a management and financial scandal and ultimately separated it into six separate public companies. Significant experience both as an executive and a board member in numerous large mergers and acquisition transactions.

Regulated Industry	Executive experience at pharmaceutical and manufacturing companies.
Proxy Statement 2026

32	Proposal 1 - Election of Directors

H. James Dallas | 67

Former Senior Vice President, Quality and Operations, Medtronic Public Limited Company	Director Since: January 2020	Independent Yes

Board Committees Audit and Compliance; Quality

Current Directorships •KeyCorp	Prior Directorships •WellCare Health Plans, Inc. •Strategic Education, Inc. •Capella Education Company

EXPERIENCE:
Independent Consultant
•Focusing on change management, information technology strategy and risk (2013 to present)
Medtronic Plc, a NYSE-listed global medical technology company.
•Senior Vice President of Quality and Operations (2011 to 2013)
•Senior Vice President and Chief Information Officer (2006 to 2011)
Georgia-Pacific Corporation, a NYSE-listed public company which manufactures tissue, pulp, paper, packaging, building products and related chemicals.
•Vice President and Chief Information Officer (2002 to 2006)
•President, Lumber Division and other roles of increasing responsibility (1984 to 2002)
Bachelor of Science from the University of South Carolina - Aiken
Master of Business Administration from Emory University
SKILLS AND REASONS FOR NOMINATION:

Leadership Experience	Over 40 years of executive and information technology experience, including prior roles as a Fortune 500 public-company chief information officer.

Healthcare and Insurance	Prior service as director WellCare Health Plans, Inc. and continued service as a director of healthcare provider Grady Memorial Hospital Corporation.

Corporate Sustainability and Community Involvement	Service as a director of the Atlanta Food Bank, Atlanta Habitat for Humanity and Grady Memorial Hospital Corporation, the public hospital for the city of Atlanta.

Technology	In roles as a chief information officer, in-depth knowledge of enterprise change management, operational risk management, information technology, information technology security and data privacy.

Public Company Board and Governance	Over 15 years of service as a director at five different public companies.

Business Development and Corporate Transactions
As a director, he participated in the acquisition of WellCare Health Plans, Inc. by Centene and Capella Education Company by Strategic Education, Inc. Successful implementation of more than 10 transformational and turnaround initiatives, 30 acquisition integrations, five operations/quality shared services centers and three innovation centers.

Regulated Industry	Executive experience at manufacturing, medical technology companies and director experience at a bank.
Centene Corporation

Proposal 1 - Election of Directors	33

Frederick H. Eppinger | 67

Director, President and Chief Executive Officer of Stewart Information Services Company	Director Since: April 2006	Independent Yes

Board Committees Compensation and Talent; Quality

Current Directorships •Stewart Information Services Company	Prior Directorships •The Hanover Insurance Group, Inc. •QBE Insurance Group Ltd.

EXPERIENCE:
Stewart Information Services Company, a NYSE-listed global real estate services and title insurance company.
•Chief Executive Officer (2019 to present)
•Director (2016 to present)
The Hanover Insurance Group, a NYSE-listed property and casualty insurance company.
•Director, President and Chief Executive Officer (2003 to 2016)
Hartford Financial Service Group, a NYSE-listed investment and insurance company.
•Executive Vice President of Property and Casualty Field and Service Operations (2001 to 2003)
Channel Point, a business-to-business technology firm for insurance companies.
•Executive Vice President of Industry Services, Marketing and Service Operations (2000 to 2001)
McKinsey & Co., a global management consultancy firm.
•Senior Director and Partner (1985 to 2000)
Coopers & Lybrand, an accounting firm.
•Accountant
Bachelor of Arts from the College of the Holy Cross
Master of Business Administration from the Tuck School of Business Administration at Dartmouth College
SKILLS AND REASONS FOR NOMINATION:

Leadership Experience	Over 20 years of executive experience, including prior roles as a Fortune 500 public-company chief executive officer.

Finance and Accounting Experience	In roles as a chief executive officer, supervision of the accounting and financial reporting functions. He began his career as an accountant with Coopers & Lybrand.

Healthcare and Insurance	More than 35 years of experience in the insurance industry. His service at McKinsey included work in insurance, financial services and health practices.

Corporate Sustainability and Community Involvement	In his role as a chief executive officer, supervision of the sustainability function, corporate giving and charitable foundations.

Public Company Board and Governance	Over 20 years of service as a director at three different US public companies. He also served as a director of QBE Insurance Group Ltd, which is listed on the Australian stock exchange.

Business Development and Corporate Transactions	As chief executive officer of Hanover Insurance, Mr. Eppinger led the company's growth from its regional status to a global property/casualty carrier.

Regulated Industry	More than 35 years of experience in the insurance industry.
Proxy Statement 2026

34	Proposal 1 - Election of Directors

Monte E. Ford | 66

Principal Partner, Chief Information Officer Strategy Exchange	Director Since: November 2022	Independent Yes

Board Committees Compensation and Talent; Quality

Current Directorships •JetBlue Airways Corporation •Iron Mountain Inc. •Akamai Technologies, Inc.	Prior Directorships •Health Care Service Corporation (HCSC) •MoneyGram International, Inc. •Oncor Electric Delivery Company LLC •Meta Group •Michael's Stores

EXPERIENCE:
CIO Strategy Exchange (CIOSE), a leading cross-industry consortium of Chief Information Officers from many of the world's largest companies.
•Principal Partner (2015 to present)
Aptean Inc., an ERP software and technology company.
•Chief Executive Officer (2012 to 2013)
American Airlines, Inc., a NYSE-listed public airline company.
•Chief Information Officer (2000 to 2012)
Associates First Capital, a financial services company.
•President, Associates Services Corporation (1997 to 2000)
•Chief Information Officer (1994 to 2000)
Bank of Boston, a regional bank.
•Senior Vice President (1990 to 1994)
Digital Equipment Corporation, a NYSE-listed public computer manufacturer.
•Various senior sales, marketing and technology positions (1982 to 1990)
Bachelor of Science from Northeastern University
SKILLS OR REASONS FOR NOMINATION:

Leadership Experience	Over 40 years of senior executive and information technology experience, including prior roles as a Fortune 100 public-company chief information officer.

Healthcare and Insurance	Prior service as director of Health Care Service Corporation, a commercial health insurance provider, and as a director of Baylor Grapevine Hospital and a director of Children's Hospital, Dallas.

Corporate Sustainability and Community Involvement	Oversight of sustainability as a director for a combined 15 years at both a large electric utility and a large data center company.

Technology	In roles as a chief information officer, in-depth knowledge of consumer technologies, enterprise change management, information technology, information technology, security and data privacy.

Public Company Board and Governance	Over 23 years of service as a director at 7 different public companies and several private companies, including Michael's Stores, Inc.

Business Development and Corporate Transactions
Executive responsible for M&A Integration at American Airlines, Associates First Capital and Bank of Boston. Closed several acquisitions as chief executive officer of a technology company. Extensive successful sales and marketing background.

Regulated Industry	Executive experience in the airline and financial services industries as well as director experience at a financial institution, electric utility, healthcare insurer and healthcare providers.
Centene Corporation

Proposal 1 - Election of Directors	35

Sarah M. London | 45

Chief Executive Officer of Centene Corporation	Director Since: September 2021	Independent No

Board Committees None

Current Directorships None	Prior Directorships None

EXPERIENCE:
Centene Corporation
•Chief Executive Officer (March 2022 to present)
•Vice Chairman (September 2021 to March 2022)
•President, Health Care Enterprises and Executive Vice President, Advanced Technology (March 2021 to September 2021)
•Senior Vice President, Technology and Modernization (September 2020 to March 2021)
Optum Ventures, a division of UnitedHealth Group, a NYSE-listed health insurance company.
•Senior Principal and Operating Partner (May 2018 to March 2020)
Optum Analytics, a division of UnitedHealth Group, a NYSE-listed health insurance company.
•Chief Product Officer (March 2016 to May 2018)
•Vice President, Client Management and Operations (March 2014 to March 2016)
Bachelor of Arts from Harvard College
Master of Business Administration from the University of Chicago Booth School of Business
SKILLS AND REASONS FOR NOMINATION:

Leadership Experience	Over 10 years of executive experience, including four years as Chief Executive Officer of the Company.

Finance and Accounting Experience	In her role as Chief Executive Officer, supervision of the accounting and financial reporting functions. She has executed on a disciplined strategy of cost savings and gross margin expansion.

Healthcare and Insurance	More than 10 years of experience in the healthcare industry.

Corporate Sustainability and Community Involvement	In her role as Chief Executive Officer, supervision of the Company's sustainability initiatives as well as service as a director of the Centene Foundation.

Technology
Her roles in healthcare technology companies as well as Chief Executive Officer of Centene have provided her with in-depth knowledge of enterprise change management and information technology business needs and solutions.

Public Company Board and Governance	Over four years of service as a director of Centene.

Business Development and Corporate Transactions	In her role as Chief Executive Officer of the Company, supervision of 11 divestitures and the Express Scripts, Inc. (ESI) PBM implementation.

Regulated Industry	More than 10 years of experience in the healthcare industry.
Proxy Statement 2026

36	Proposal 1 - Election of Directors

Theodore R. Samuels | 71

Former President, Capital Guardian Trust Company	Director Since: January 2022	Independent Yes

Board Committees Compensation and Talent; Governance

Current Directorships •Bristol Myers Squibb •Iron Mountain, Inc.	Prior Directorships •Stamps.com •Perrigo Company, plc.

EXPERIENCE:
Capital Guardian Trust Company, part of the Capital Group, an investment manager.
•President (2010 to 2017)
•Investor and Global Equity Portfolio Manager (1981 to 2016)
•Capital Group Finance Committee (2013 to 2016)
•Capital Group Board (2005 to 2009)
•Numerous Investment and Management Committees (1981 to 2017)
Bachelor of Arts from Harvard College
Master of Business Administration from Harvard Business School
SKILLS AND REASONS FOR NOMINATION:

Leadership Experience
Over 35 years of executive experience, including as President of Capital Guardian Trust Company. While at Capital Group he served on numerous management and investment committees, with an eye towards long-term stockholder value creation.

Finance and Accounting Experience	Over 35 years of experience in the financial industry with extensive expertise, particularly with respect to economics, capital markets and investment decision making.

Healthcare and Insurance
Over nine years of service on the boards of pharmaceutical, life science and healthcare consumer products companies, and sixteen years of service on the boards of Children's Hospital Los Angeles and seven years of service on the board of BJC Healthcare Systems.

Corporate Sustainability and Community Involvement
Serves as a director of BJC Healthcare System, and a trustee for the Edward Mallinckrodt, Jr. Foundation and served on the board of the John Burroughs School and as a director for Children's Hospital Los Angeles.

Public Company Board and Governance	Nine years of service as a director with five different public companies and various private companies.

Business Development and Corporate Transactions
While at Capital group he served on numerous management and investment committees, focused on long-term stockholder value creation. As a director of numerous public companies, evaluated business development opportunities, corporate transactions and integration of acquisitions.

Regulated Industry	More than 35 years of experience in the financial services industry and service as a director on boards of hospitals, pharmaceutical, life science and healthcare consumer product companies.
Centene Corporation

Proposal 1 - Election of Directors	37

Kenneth Tanji | 60

Former Chief Financial Officer, Prudential Financial, Inc.	Director Since: February 2025	Independent Yes

Board Committees Audit and Compliance (Chair); Governance

Current Directorships •The Public Service Enterprise Group, Inc •Putnam Mutual Funds	Prior Directorships •None

EXPERIENCE:
Prudential Financial, Inc., a NYSE-listed international financial services firm.
•Executive Vice President and Chief Financial Officer (2018 to 2024)
•Senior Vice President and Treasurer (2013 to 2018)
•Chief Financial Officer, International Insurance (2010 to 2013)
•Chief Financial Officer, Prudential Annuities (2006 to 2010)
•Chief Financial Officer, Prudential Investment Management (2004 to 2006)
•Vice President of Finance, Investment Division (2002 to 2004)
•Senior Vice President, Prudential Securities (1994 to 2002)
•Various roles of increasing importance, including healthcare insurance (1988 to 1994)
Bachelor of Arts from Yale University
Master of Business Administration from University of Minnesota
SKILLS AND REASONS FOR NOMINATION:

Leadership Experience	Over 35 years of executive, financial and accounting experience, including prior roles as a Fortune 500 public-company chief financial officer.

Finance and Accounting Experience	Significant experience in internal controls, capital markets, corporate governance, risk management and strategic planning from both an insurance company and public accounting perspective.

Healthcare and Insurance	Previously chief financial officer of a large insurance company.

Corporate Sustainability and Community Involvement	In his roles as a chief financial officer and public company director, he supervised sustainability. He also serves as a director of various community boards.

Public Company Board and Governance	Over two years of service as a director for a public utility company.

Business Development and Corporate Transactions
In his role as chief financial officer of Prudential Financial, Inc., he led corporate development in evaluating and executing strategies to optimize business profile and mix. Through his experience at Prudential, he led several significant business acquisitions and dispositions.

Regulated Industry	Executive experience in the insurance industry and as a director of a public utility company.
Proxy Statement 2026

38	Proposal 1 - Election of Directors
Independence of Directors
In accordance with the NYSE's listing requirements, the Board has evaluated, for each of the director nominees, his or her independence from the Company and its management. In its evaluation, the Board reviewed whether any transactions or relationships exist currently, or existed during the past three years, when relevant, between each nominee and the Company or its subsidiaries, affiliates or independent auditors. The Board also examined whether there were any transactions between each nominee and members of the senior management of the Company or their affiliates.
Based on this review and the NYSE's definition of "independence," the Board has affirmatively determined that all director nominees are and all directors who served during 2025 were independent as defined under the rules of the NYSE, except for Ms. London due to her current employment by the Company and Mr. Burdick due to his related party transaction. As disclosed under "Related Party Transactions," Mr. Burdick was the executive chairman of LifeStance Health Group, Inc. until March 14, 2026, to which the Company has made payments. The independent directors currently are Ms. Blume, Mr. Coughlin, Mr. Dallas, Mr. Eppinger, Mr. Ford, Mr. Samuels and Mr. Tanji. The Board has also determined that each of the members of our Compensation and Talent Committee meet the enhanced independence requirements under the rules of the NYSE. The Board has also determined that each of the members of our Audit and Compliance Committee is "independent" for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and the NYSE's listing requirements, and that each of Ms. Blume, Mr. Coughlin, and Mr. Tanji is an "audit committee financial expert" as that term is defined by SEC regulations.
No director or director nominee, excluding Ms. London and Mr. Burdick, has a direct or indirect material relationship with us except for their role as a director or stockholder. No director, including any director standing for election, or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, including any director standing for election, is related by blood, marriage or adoption to any other director or any executive officer.
Centene Corporation

Proposal 1 - Election of Directors	39
Director Nomination Process
In making its annual director nominations determination, the Board's objective is to recommend a group of directors that can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives.

01	Assess Board Composition

We contracted with our search firm to provide us with a Board composition study that was presented to the Board in September 2023, which analyzed the attributes of our directors and potential refreshment possibilities to develop evaluation criteria for Board candidates. The Board and Governance Committee continue to meet with the third party search firms to prioritize the criteria for new director candidates.

02	Identify Candidate Pool

When the Governance Committee recruits new director candidates, the process typically involves either a search firm or one or more members of the Governance Committee or Board reviewing potential candidates from a range of backgrounds based on the evaluation criteria developed with the search firm and contacting prospective candidates to assess interest and availability.

03	Evaluate Candidates

A candidate will then meet with members of the Board, including our Chief Executive Officer. At the same time, the Governance Committee and the search firm will contact references for the candidate. A background check is completed before a final candidate recommendation is made to the Board.

04	Recommend Candidate to Board
The Governance Committee recommends to the Board director candidates for nomination and election during the Annual Stockholders' Meeting or for appointment to fill vacancies.
The Governance Committee works with our Board to determine the characteristics, skills and experience for the Board as a whole and its individual members with the objective of having a board with the most suitable candidates. The Board includes candidates from a broad spectrum of skills, perspectives and experience in the selection process for a director role.
We engaged a third-party director search firm to conduct an evergreen recruiting process, and in connection with that, Mr. Tanji was identified and appointed to serve on the Board in February 2025. The Company has engaged another third-party director search firm to recruit additional director candidates.
The Board does not believe that directors should expect to be re-nominated annually. In determining whether to recommend a director for re-election, the Governance Committee considers the director's tenure, participation in and contributions to the activities of the Board, the results of the most recent Board evaluation, meeting attendance and how the director's experience, qualifications and skills complement the experience, qualifications and skills of the Board as a whole.
Stockholder Recommendations of Director Candidates
Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to Governance Committee, c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. The Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.
Stockholders may nominate directors by submitting the names and other relevant information on a timely basis in accordance with the procedures set forth in our By-laws, which are summarized below in "Other Matters—Stockholder Proposals and Director Nominations."
Proxy Statement 2026

40	Corporate Governance
Corporate Governance
Corporate Governance Guidelines
The Governance Committee developed and recommended to the Board a set of corporate governance guidelines, which the Board adopted. Our Corporate Governance Guidelines may be found on our website at www.centene.com. These guidelines include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation, continuing education and a requirement that the Board and each of its Committees perform an annual self-evaluation.
Our Governance Practices
We strive to implement best practices in stockholder rights and strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability and build on our sustainability leadership. We have enhanced our corporate governance framework over time based on input from our Board, stockholders and other governance experts. Our governance practices include:

Boards are accountable to stockholders	Boards should be responsive to stockholders and be proactive in order to understand their perspectives

•Annual Election of Directors. We have an unclassified Board. All directors are elected annually for one-year terms.
•Majority Voting Uncontested Director Elections. Any director nominee must resign if they do not receive an affirmative vote of a majority of votes cast in an uncontested election. The Board will then determine whether to accept the resignation and disclose any decision not to accept the resignation.
•Removal Rights. Stockholders can remove directors with or without cause.
•Proxy Access. Up to 20 stockholders owning at least 3% of shares continuously for three years may nominate up to the greater of two individuals or 20% of our Board.
•Special Meeting Rights. Stockholders owning at least 10% of our outstanding shares have the right to call a special meeting of the stockholders.
•Action by Written Consent Rights. Stockholders have the right to act by written consent.
•No Stockholder Rights Plan. We do not have a stockholder rights plan, commonly referred to as a "poison pill."

•Engagement with Stockholders. Independent directors meet regularly with stockholders, including participation of independent committee chairs.
•Political Contributions Disclosures. We publicly disclose our political contributions and public advocacy efforts and the contributions of our federal and state political action committees.
•Strong Code of Conduct. Centene is committed to operating its business with the highest level of ethics and integrity and has adopted a code of conduct that apply to all directors and to all employees.

Centene Corporation

Corporate Governance	41

Boards should adopt structures and practices that enhance their effectiveness

•Commitment to Board Refreshment. 6 of our 9 director nominees have joined the Board in the last 5 years and have expanded the Board's scope of experience.
•Committee Charters. Each standing committee operates under a written charter that has been approved by the Board and is reviewed annually.
•Regular Review of Committee Membership. The Governance Committee annually reviews the committee membership.
•Independent Board. Over 75% of the director nominees are independent.

•Executive Sessions. Independent directors meet regularly without management and non-management directors at both full Board and committee meetings.
•Mandatory Retirement Age. Mandatory retirement age of 75 provides regular opportunities for Board refreshment.
•Limits on Public Company Directorships. To ensure directors are able to devote sufficient time and attention to their responsibilities as board members, directors may not serve on more than three boards of other public companies.

•Board and Committee Self-Evaluation Process. Our Board and committees conduct annual performance self-evaluations led by the chair of the Governance Committee, including one-on-one interviews.
•Continuing Education for Directors. The Board is regularly updated on the Company's businesses, strategies, customers, operations and employee matters, as well as external trends and issues that affect the Company. Directors also are encouraged to attend continuing education courses relevant to their service on our Board.

Boards should have strong, independent leadership	Stockholders should be entitled to voting rights in proportion to their economic interest	Boards should develop management incentive structures that are aligned with the long-term strategy of the company

•Independent Board Leadership. Our Chairman of the Board is a non-executive, independent director.
•Independent Board Committees. Each of the Audit and Compliance Committee, Compensation and Talent Committee and Governance Committee is comprised entirely of independent directors.

•No Supermajority Vote Provisions. We do not have any supermajority vote provisions in our Articles of Incorporation or By-laws.
•No Cumulative Voting. We have a single class of shares with equal voting rights.

•Pay-for-Performance Compensation Philosophy. The Compensation and Talent Committee reviews our compensation practices, including short and long-term goals to ensure they are aligned with the Company's strategy.

The Board continuously reviews our governance practices, assesses the regulatory and legislative environment and adopts the governance practices that best serve the interests of our stockholders.
Proxy Access
Proxy access allows stockholders who meet minimum stock ownership and holding period requirements, and who comply with specified procedural and disclosure requirements, the opportunity to include their director nominees in the Company's proxy materials. We believe proxy access gives our long-term stockholders a valuable right and enables them to have an important voice in director elections. The following is a summary outlining key details of requirements related to our proxy access By-law:

Ownership Threshold	at least 3% of the Company's outstanding common stock
Group Ownership	a group of 20 or less holders
Ownership Period	at least 3 years of continuous ownership
Number of Nominees	the greater of two individuals or 20% of the Board
Proxy Statement 2026

42	Corporate Governance
Board and Committee Structure
Board Leadership Structure
The Board determines the most suitable leadership structure from time to time. At present, the Board has chosen to separate the roles of Chief Executive Officer and Chairman of the Board. Sarah London is our Chief Executive Officer and Frederick Eppinger is our independent, non-executive Chairman of the Board. We believe this structure is optimal for Centene at this time because it allows Ms. London to focus on leading the organization while our Chairman focuses on leading the Board. Mr. Eppinger was chosen to serve as Chairman due to his long tenure as a director of the Company and his experience as chief executive officer, providing continuity, management expertise and institutional knowledge, which balances the recent influx of newer directors. The Board believes that its leadership structure supports its risk oversight efforts.

Role of the Board Chair

Duties/Responsibilities:
•Presiding at meetings of Board, including executive sessions of the non-management directors, which occur at least quarterly.
•Approving the agenda for the Board in consultation with the Chief Executive Officer.
•Calling executive sessions of the non-management directors.
•Facilitating the critical flow of information between the Board and senior management, including ensuring that such information is timely and adequate.
•Advising senior management on stockholder engagement strategy and long-term strategy.
•Being available for consultations and communications with stockholders as appropriate.

Structure of Board of Directors
Our Amended and Restated By-laws provide that our Board of Directors shall consist of five to 14 directors, with the exact number of directors on the Board being fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, the Board is fixed at nine directors, with seven of the nine directors determined to be independent. Frederick Eppinger serves as non-executive Independent Chairman of the Board. Nine members of the Board are standing for re-election to hold office until the 2027 Annual Meeting of Stockholders.
Centene Corporation

Corporate Governance	43
Board Committees and Functions
The Board has the following four standing committees:
•Audit and Compliance Committee
•Compensation and Talent Committee
•Governance Committee
•Quality Committee
The charters for each of the standing committees is available on our website at investors.centene.com. The table below shows membership as of December 31, 2025 and March 19, 2026 in our standing committees and the number of meetings of each committee held in 2025.

Current Directors	Audit and Compliance Committee	Compensation and Talent Committee	Governance Committee	Quality Committee
Jessica L. Blume
Kenneth A. Burdick
Christopher J. Coughlin
H. James Dallas
Frederick H. Eppinger
Monte E. Ford
Sarah M. London
Theodore R. Samuels
Kenneth Y. Tanji
Number of Meetings Held in 2025	9	6	5	4

Chair	Member
Proxy Statement 2026

44	Corporate Governance

Audit and Compliance Committee Membership as of March 19, 2026

Kenneth Tanji (Chair)	Jessica Blume	Christopher Coughlin	H. James Dallas

9 committee meetings in 2025

OVERVIEW:
The Audit and Compliance Committee has jurisdiction over financial statements and disclosures; controls and procedures (including information technology and cybersecurity controls and procedures); the independent auditor; oversight of risk management; capital structure; compliance; and those aspects of sustainability that relate to financial reporting.
RESPONSIBILITIES:
•Appoints, evaluates, oversees the work and compensation of, and removal of, the Independent Auditors; reviews and approves in advance the terms of the engagement of the Independent Auditors and all audit and permissible non-audit services to be provided by the Independent Auditors.
•Oversees the Internal Audit function and reviews with Internal Audit the risk assessment process, results and resulting annual audit plan for the upcoming year and the results of internal audit activities.
•Oversees policies with respect to risk assessment and risk management, oversees the Company's financial risks and discusses with management the Company's enterprise risk management program.
•Reviews with the Independent Auditors and management both management's assessment and the Independent Auditors' annual report on the effectiveness of the Company's internal controls and reviews with management the adequacy and effectiveness of the Company's internal controls, financial controls and disclosure controls and procedures, including with regard to sustainability.
•Reviews with management and, if appropriate, the Independent Auditors, the Company's annual and quarterly financial statements, earnings press releases and significant accounting policies regarding financial information and earnings guidance provided to analysts and rating agencies.

•Reviews litigation and other legal or regulatory matters that may have a material impact on the Company's financial statements.
•Reviews the Company's information technology security program and reviews and discusses the controls around cybersecurity, including the Company's business continuity and disaster recovery plans.
•Establishes, oversees and reviews procedures related to (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters or federal securities laws reporting and disclosure matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by employees.
•Reviews capital structure, insurance programs, tax policies and mergers and acquisitions.
•Oversees the Ethics and Compliance Program, and matters related to the Company's compliance with laws and regulations.
MEMBER QUALIFICATIONS:
•Each member of the Audit and Compliance Committee is independent, in accordance with the NYSE standards, SEC rules and the Company's Corporate Governance Principles.
•Each member of the Audit and Compliance Committee meets the financial literacy requirements of the NYSE Listed Company rules.
•In addition, our Board has determined that each of Messrs. Coughlin, Tanji and Ms. Blume qualifies as an "audit committee financial expert" within the meaning of SEC regulation.
REPORT:
The Audit and Compliance Committee Report is on page 113.

Centene Corporation

Corporate Governance	45

Compensation and Talent Committee Membership as of March 19, 2026

Christopher Coughlin (Chair)	Frederick Eppinger	Monte Ford	Theodore Samuels

6 committee meetings in 2025

OVERVIEW:
The Compensation and Talent Committee has jurisdiction over executive compensation and human capital management.
RESPONSIBILITIES:
•Annually reviews and approves corporate goals and objectives relevant to our CEO's compensation.
•Approves or makes recommendations to the Board with respect to our CEO's compensation.
•Reviews and approves the compensation of our other executive officers.
•Oversees an evaluation of our senior executives.
•Oversees and administers our incentive plans, including our equity incentive plans.
•Reviews and discusses with management the compensation, discussion and analysis section of the proxy statement.
•Assists in the oversight of risks associated with our compensation plans and policies.
•Reviews and makes recommendations to the Board with respect to director compensation.
•Oversees stock ownership guidelines applicable to the Board and the executive officers.
•Oversees any clawback policy.
•Reviews the results of any advisory stockholder vote on executive compensation and considers whether to make or recommend adjustments to the Company's executive compensation as a result of such vote.
•Retains and terminates any compensation consultant to be used to assist the Compensation and Talent Committee in the evaluation of executive compensation.
•Reviews human capital management strategies.

MEMBER QUALIFICATIONS:
Each member of the Compensation and Talent Committee is independent, in accordance with the NYSE standards, including the heightened standards for compensation and talent committee members and the Company's Corporate Governance Guidelines, and is a "non-employee" director as defined by Rule 16b-3 under the Exchange Act.
REPORT:
The Compensation and Talent Committee Report is on page 94.

Proxy Statement 2026

46	Corporate Governance

Governance Committee Membership as of March 19, 2026

Jessica Blume (Chair)	Theodore Samuels	Kenneth Tanji

5 committee meetings in 2025

OVERVIEW:
The Governance Committee has jurisdiction over the director evaluation process; the Board and committee composition; succession planning; general environmental, social and governance matters, except for sustainability issues related to financial reporting which are overseen by the Audit and Compliance Committee; government relations; and bi-annual review of the political activity report.
RESPONSIBILITIES:
•Oversees the Board and each committee's composition (including member qualifications), structure, size and succession planning.
•Monitors corporate governance developments and recommends changes to our Certificate of Incorporation, By-laws and Corporate Governance Guidelines to the Board.
•Reviews the Company's Sustainability Report.
•Oversees key public policy issues relating to environmental and social responsibility, social drivers of health and healthcare reform.
•Oversees the evaluation of the Board, its committees and each director.
•Reviews any related party transactions.
•Oversees policies by which interested parties, including stockholders, may make significant concerns known to the Board.
•Oversees policies and practices regarding political and charitable activities, including any contributions therewith.
•Oversees Board and management succession planning.
•Oversees risks related to corporate governance and sustainability issues and political and regulatory changes.
MEMBER QUALIFICATIONS: Each member of the Governance Committee is independent, in accordance with the NYSE standards and the Company's Corporate Governance Guidelines.
Centene Corporation

Corporate Governance	47

Quality Committee Membership as of March 19, 2026

Kenneth Burdick (Chair)	H. James Dallas	Frederick Eppinger	Monte Ford

4 committee meetings in 2025

OVERVIEW: The Quality Committee has jurisdiction over quality improvement, which includes member experience, provider experience and strategy, data and technology strategy.
RESPONSIBILITIES:
•Reviews the Company's quality improvement program for each line of business, including enterprise initiatives, clinical programs, health equity and member experience and satisfaction.
•As part of the Company's quality improvement strategy, reviews provider experience and strategy, including network access and accuracy, value-based contracting and provider engagement.
•As part of the Company's quality improvement strategy, reviews data and technology strategy, including the information technology roadmap and business enablement outcomes, data and analytics infrastructure and potentially disruptive technologies.

Proxy Statement 2026

48	Corporate Governance
Director Engagement
Board Meetings and Attendance

2025 Meetings
		37 Board and Committee Meetings held in 2025
Board	13
Audit and Compliance Committee	9
Compensation and Talent Committee	6
Governance Committee	5
Quality Committee	4

During 2025, each of our directors attended at least 75% of the aggregate number of meetings of the Board and all committees held during the period in which the director served. Average Board and committee meeting attendance by all directors serving during 2025 was 93%. As stated in our Corporate Governance Guidelines, we believe it is important for the members of our Board to attend the annual meeting of stockholders. All directors who were members of the Board at the time of the 2025 annual meeting of stockholders attended the meeting. During each regularly scheduled Board and Committee meeting, and as appropriate during special meetings, the non-management directors meet privately in executive session.
Director Education and Orientation Program
The Company provides an orientation and continuing education process for Board members to enable them to stay current on developments related to their Board and committee service. Educational opportunities may include seminars, presentations, relevant materials, meetings with key management and/ or visits to Company facilities. The Governance Committee is responsible for reviewing the Company's programs relating to director orientation and continuing education from time to time.

New Director Orientation
Shortly after joining the Board, the Company provides an in-person, customized orientation and onboarding experience. At the end of their orientation, new directors should: have key information about Centene's business, vision, strategy, leaders and organization; and be well-informed about their responsibilities and duties as directors and on any committees in which they serve; and have access to resources, information and contacts that will enable them to be effective in their role.

Continuing Education
We joined the National Association of Corporate Directors and encourage our Board members to take advantage of its numerous educational resources and programs. The Company provides quarterly updates on continuing education opportunities and, pursuant to our director education policy, will reimburse Board members for the cost of any programs Board members attend as well as costs related to membership in relevant associations.

Beyond the Boardroom
Throughout their service, our directors have discussions with each other and senior leadership of the Company outside of regularly scheduled Board and committee meetings in order to share ideas and perspectives, build relationships and gain a deeper understanding of the Company's business.

Centene Corporation

Corporate Governance	49
Annual Board and Committee Self-Evaluations
Our Corporate Governance Guidelines and each of our committee charters require the Board and each committee to conduct an annual self-evaluation to determine whether the Board and its committees are functioning effectively.

01	Evaluation Survey

The Governance Committee reviews and approves evaluation survey forms for each committee and the Board. These surveys are completed by each Board and committee member.
The evaluations ask for feedback on the leadership of the Board and committee, the content of the meetings, the role and structure of the committees, interaction with management and each individual's performance. The evaluations also survey the Board members on the topics they deemed most important to discuss.

02	One-on-One Director Discussions
The Chair of the Governance Committee or the Chairman of the Board conducts individual meetings with each director to obtain candid feedback.
03	Executive Session
Each committee and the Board discusses the results of the evaluations during executive session. The Chair of the Governance Committee and the Chairman of the Board also shares the feedback from the one-on-one meetings with the Board to focus on areas in which the Board believes that it could improve.
04	Implementation
Areas for improvement are communicated to the Board, management and the committees and action plans are developed and implemented. For example, one area of change is having board-only dinners and executive sessions earlier in the meeting schedule to allow for robust and candid discussion. In addition, management has included executive summaries of the Board materials to enhance and contextualize the information shared with the Board.
Proxy Statement 2026

50	Corporate Governance
Board Oversight of Risk Management
Strategic Oversight
Our Board oversees and provides advice and guidance to senior management on the formulation and implementation of the Company's strategic plans, including the development of growth strategies by our senior management team.
•This occurs year-round through presentations and discussions covering the competitive landscape, strategy, business planning and growth initiatives, both during and outside Board and committee meetings.
•The Board annually holds a Board retreat focused on the Company's long-term strategy.
•Our Board's focus on overseeing risk management enhances our directors' ability to provide insight and feedback to senior management on its development and implementation of the Company's long-term strategic plan.
•Our Chairman helps facilitate our Board's oversight of strategy, including through discussions with independent directors during executive sessions, as needed.
Throughout 2025, our Board engaged on an ongoing basis with our CEO and CFO, as well as other key members of senior management to refine our long-term growth strategy.
•This took various forms, ranging from high-level discussions regarding strategic direction, reviews of existing and new business initiatives and organic and inorganic growth opportunities.
•The Board provided oversight on the execution of several key milestones in our strategy, including:

01	completing 11 divestitures since December 2021, with another expected to close in 2026, resulting in proceeds of over $5 billion,

02	completing $8.0 billion of common stock repurchases from 2022 to 2025,

03	completing $189 million of Senior Note debt repurchases in 2025,

04	improving Medicare Advantage Star Ratings to 60% of Medicare Advantage members in plans rated 3.5 stars or higher, with 20% in 4-star plans, and

05	reacting to an evolving regulatory and market environment and took corrective pricing actions for 2026 in states covering 95% of Marketplace membership.
•Discussions are focused on the quality and experience of our people as well as alignment with our long-term growth strategy for our stockholders and underscored by considerations such as risk management, culture and reputation.
Our Board will continue to receive regular updates from, and provide advice to, management as they execute on the Company's strategy.
Centene Corporation

Corporate Governance	51
Risk Oversight
The Board has overall responsibility for the oversight of enterprise-wide risk management at Centene, while management is responsible for day-to-day risk management. The Board implements its risk oversight function both as a whole and through its committees. Each Board committee oversees risks associated with its respective principal areas of focus and then reports to the Board.
The oversight responsibility of the Board and its committees is assisted by management reporting processes designed to provide visibility to the Board of the identification, assessment, prioritization and management of critical risks and management's risk mitigation strategies. The Company's enterprise risk management process is facilitated by the Company's Risk Management department and is based on a blend of principles associated with the Committee of Sponsoring Organizations of the Treadway Commission (COSO) enterprise risk management framework, Enterprise Risk Management – Integrating with Strategy and Performance and ISO 31000: 2018 Risk Management. The primary goals of the enterprise risk management program are to enhance management's ability to identify and assess the Company's current risk profile, gain insights on emerging risks, improve management's strategic and operational decision-making ability and provide clear and timely communication of cross-functional risks to management and the Board. An enterprise risk committee comprised of senior leaders within the Company meets at least four times per year to discuss the most significant risks to the Company identified by the Company's enterprise risk management process and the steps management has taken to identify, monitor, assess and control or avoid such exposures. The enterprise risk committee also reviews performance measures against the company's risk appetite and tolerance and provides recommendation(s) of corrective action, where appropriate. Enterprise risk management is an active process and is continually enhanced and updated.
The Company's Risk Management department provides an enterprise risk management report to the full Board at least four times per year. Each Board committee reports to the Board any significant issues relating to their relevant risk areas.
The principal areas of focus for risk oversight by the Board and each of its committees are summarized below. Each committee may meet in executive session with key management personnel and representatives of outside advisors as the committee members deem appropriate.
Proxy Statement 2026

52	Corporate Governance
Primary Areas of Risk Oversight

Full Board
•Strategic, financial, operational and execution risks and exposures associated with the annual operating plan and long-term strategic plan.
•Capital allocation, industry trends and stockholder sentiment.
•Major litigation, compliance and regulatory exposures, information security and other current matters that may present material risk to the Company's operations, plans, prospects or reputation and material acquisitions and divestitures.

Audit and Compliance Committee	Compensation and Talent Committee	Governance Committee	Quality Committee

•Risks and exposures associated with financial matters and regulatory requirements, including financial reporting, accounting, disclosure and compliance, internal control over financial reporting, financial policies, capital structure investment guidelines, liquidity matters and the Company's regulatory compliance programs.
•Legal and compliance risks.
•Risks associated with information technology, including cybersecurity, artificial intelligence, privacy, disaster recovery and critical infrastructure assets.
•Reviews the Centene Foundation's activities.

•Risks and exposures associated with leadership assessment and executive and non-executive compensation programs and arrangements, including incentive plans.
•Risks and exposures associated with human capital management.

•Risks and exposures relating to the Company's programs and policies relating to compliance with SEC governance requirements, NYSE listing requirements and similar legal requirements.
•Corporate governance and director independence.
•Director and chief executive officer succession planning.
•Risks associated with sustainability and healthcare reform related risks and opportunities.
•Risks associated with political and regulatory changes.
•Political spending and activity.

•Risks and exposures associated with quality improvement and clinical programs, and member experience and satisfaction.
•Risks and exposures associated with provider experience and strategy, including network access and accuracy and value-based contracting.
•Risks associated with the execution and operational issues related the Company's data technology strategy, including potentially disruptive technologies.

Management Roles/Responsibilities

•Identifying risks and assessing them in accordance with the Company's enterprise risk management framework.
•Implementing suitable risk mitigation plans, processes and controls.
•Appropriately managing risks in a manner that serves the best interests of the Company, its stockholders and other stakeholders.
•Quarterly reporting to the Board and its committees on its risk assessments and risk mitigation strategies for the significant risks of our business.

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Corporate Governance	53
Selected Areas of Oversight

Oversight of Information Technology, including Cybersecurity, Artificial Intelligence and Critical Infrastructure
The Board of Directors has primary responsibility for the oversight of our enterprise-wide risk management and exercises its oversight function in respect of cybersecurity risk and the risks associated with the use of artificial intelligence through two of its committees.
The Audit and Compliance Committee oversees the Company's enterprise risk management process. This includes programs designed to identify, manage, respond to and mitigate risks related to cybersecurity, artificial intelligence, privacy, critical infrastructure and disaster recovery. The committee also oversees the Company's strategy for identifying and evaluating the potential threats and severity of incidents, risk mitigations against cyberattacks and breach and crisis response. The Quality Committee has oversight responsibility for overall data and technology strategy. Each committee reports to the full Board on a regular basis.
The Audit and Compliance Committee receives quarterly updates on the Company's cybersecurity risk management program, which is part of our enterprise-wide risk management practices. Management also escalates significant cybersecurity events to the Audit and Compliance Committee and the Board as appropriate. In addition, our Board and management have conducted tabletop cybersecurity crisis simulation exercises.
The Audit and Compliance Committee also receives regular reports on the Company's risks associated with artificial intelligence.
The Quality Committee oversees the use of artificial intelligence to enable business outcomes and receives regular reports on technology initiatives.
The Board also receives reports from the committees summarizing these risks and opportunities and also oversees the competitive landscape as well as strategic investments, including with respect to the use and risks of artificial intelligence. For example, in 2025, demonstrations of technology advances, including AI applications, were shared with the Board.

Oversight of Government Relations and Political Activity
We believe that engagement with governmental officials and agencies plays a key role in influencing sound public healthcare policy as well as shaping regulations and legislation that govern our business now and into the future. In keeping with our purpose to transform the health of the community, one person at a time, and in an effort to be transparent about the principles that govern our participation in the political process, in 2020, we began posting disclosures concerning our political and lobbying activities on our corporate website. Our Political Activity Reports are available at www.centene.com. Our Governance Committee oversees policies and practices regarding political activities, including our twice yearly political activity report and the contributions reported therein.

Oversight of Human Capital Management
The Board of Directors has delegated primary oversight of human capital management to the Compensation and Talent Committee. This includes compensation planning, talent development and culture, supported by regular updates on employee engagement survey results, key workforce metrics and incentive compensation design.

Proxy Statement 2026

54	Corporate Governance
Succession Planning
As reflected in our Corporate Governance Guidelines, the Board's primary responsibilities include planning for CEO succession and monitoring and advising on succession planning for other executive officers. The Board's goal is to have a long-term and continuous program for effective senior leadership development and succession. The Board also has contingency plans in place for emergencies such as departure, death or disability of the Chairman of the Board, the CEO or other executive officers.
This involves extensive planning and oversight, including:
•The entire Board works with the Governance Committee to evaluate potential successors to the CEO.
•The CEO regularly evaluates and recommends potential successors for her role as well as other senior management roles and recommends development plans for such individuals to the Governance Committee.
•The CEO discusses with the Compensation and Talent Committee individuals with high potential for succession.
•High-potential executives are regularly challenged with additional responsibilities to expose them to our diverse operations, as we strive to develop well-rounded and experienced senior leaders.
•Potential successors attend Board and Committee meetings and interact frequently with the Board in informal settings, so directors can get to know and evaluate them.
•The Governance Committee formally reports to the full Board at least annually on succession planning, and the Board discusses succession planning regularly at scheduled meetings, including in executive sessions, as appropriate.
Management focuses on succession planning for critical roles throughout the organization. Leaders identify high-performing talent who are potential successors for critical roles, as well as any areas where we may have gaps.
Role of Compensation Consultant
The Compensation and Talent Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation and Talent Committee directly engaged Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant for the fiscal year ended December 31, 2025. FW Cook’s engagement included:
•compiling a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid making executive pay decisions for the fiscal year ended December 31, 2025;
•evaluating the efficacy of our existing executive compensation strategy and practices in supporting and reinforcing our long-term goals;
•periodically reviewing and advising on compensation trends and regulatory developments; and
•periodically conducting a review of our non-employee director compensation policies and practices.
The Compensation and Talent Committee has analyzed whether the work of FW Cook as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and the applicable NYSE listing standards. FW Cook did not perform any work for us in 2025, other than in its role as the compensation consultant to the Compensation and Talent Committee, which included executive compensation and human capital matters. Based on its analysis, the Compensation and Talent Committee determined that the work of FW Cook and the individual compensation advisors employed by FW Cook does not create any conflict of interest pursuant to the U.S. Securities and Exchange Commission (the SEC) rules and NYSE listing standards.
Centene Corporation

Corporate Governance	55
Oversight of Corporate Sustainability
Centene's Corporate Sustainability Leadership
The Governance Committee and Audit and Compliance Committee of Centene's Board of Directors provide oversight of our corporate sustainability function. The Governance Committee oversees the management of risks related to environmental and social issues of importance to Centene and makes recommendations to the Board regarding our Company's position on key issues relating to environmental and social responsibility. The Audit and Compliance Committee oversees the Company’s sustainability financial reporting disclosures.
Enterprise Risk Committee (ERC): The ERC is a cross functional governance group chaired by the Chief Risk, Ethics & Compliance Officer and is composed of members of the Executive Leadership Team. The ERC assists the Board in its oversight responsibilities for risk management as well as the process used to identify, assess, respond to and report on risk and corporate sustainability matters, including climate-related and environmental issues.
Enterprise Risk Management (ERM) Team: Centene's ERM team has primary responsibility for corporate sustainability activities, including maintaining Centene's framework. The team coordinates the identification, monitoring and reporting of key risks and performance metrics, including climate-related indicators.
Corporate Sustainability Champions Network & Environmental Employee Engagement Group (EEEG): The ERM team maintains relationships with leaders from across the organization, which allows for the sharing of best practices, identification and assessment of climate-related risks and opportunities, and recommendation of enhancements to Centene's sustainability capabilities.
The EEEG is a cross-functional group of Centene employees and business leaders dedicated to promoting environmental awareness and action through communications and events held throughout the year.
Proxy Statement 2026

56	Corporate Governance
Stockholder Engagement
We believe that engaging with stockholders and other stakeholders is fundamental to the Company's success and our commitment to good governance. We seek to proactively listen to, understand and consider the opinions of our stockholders to stay aligned with stockholder priorities.
Over the past several years, we have significantly expanded our governance-focused engagement program to better understand the issues that are important to our stockholders and incorporate feedback into the Board's decision-making process. Members of our management team and certain directors regularly meet with stockholders to gather their perspectives on key topics including our performance and strategy, corporate governance, management succession planning, executive compensation, human capital management and corporate responsibility.
Beyond our governance-focused engagement, our investor relations team and members of our senior management team, including our CEO and CFO, regularly communicate with investors on financial and operational performance in connection with quarterly earnings calls, investor and industry conferences, analyst meetings and individual discussions with stockholders.
As described in the diagram below, we report stockholder feedback regularly to our Board, which in turn uses this feedback to evaluate any changes to the Company's practices year-round.

September - November (Fall)
•Conduct meetings with some of our largest stockholders, to discuss corporate governance, corporate responsibility and executive compensation matters and solicit feedback.
•Share the feedback with the Board for discussion and consideration.

December - February (Winter)
•Incorporate feedback from stockholder meetings into annual meeting planning, including potential changes to corporate governance practices, the executive compensation program and corporate responsibility.
•Review stockholder proposals and determine next steps.

May - August (Summer)
•Review annual meeting results, ongoing stockholder feedback and determine any next steps, including corporate governance and compensation trends to help develop stockholder engagement priorities.
March - April (Spring) •Conduct stockholder meetings in advance of the annual meeting to answer questions and obtain feedback on proxy matters.
Centene Corporation

Corporate Governance	57
Who We Engaged with Since our 2025 Annual Meeting
Our governance-focused engagement is described below:

Who We Engaged	Proactively reached out to stockholders representing: of our outstanding shares Including 14 institutional investors	Met with stockholders representing: of our outstanding shares Including 3 institutional investors

Company Representatives	•Chief Accounting Officer •General Counsel	•Head of Investor Relations •Head of Total Rewards

Topics Discussed	•Executive Compensation •Board Culture and Refreshment •Leadership Transitions	•Quality Improvement •Corporate Sustainability

Proxy Statement 2026

58	Corporate Governance
Commitment to Investor Engagement and Overview of Responsive Actions
We continue to make enhancements to our governance and compensation practices in response to stockholder feedback. Below we summarize key stockholder feedback the Company has received from investors and the highlights of actions the Company took in response to feedback received.

HISTORY OF PROACTIVELY RESPONDING TO STOCKHOLDER FEEDBACK TO HELP ENSURE BEST-IN-CLASS GOVERNANCE, COMPENSATION, AND DISCLOSURE PRACTICES

Centene Corporation

Corporate Governance	59
Communications with the Board of Directors
The Board has established a process by which stockholders and other interested persons may send communications to the Board as a whole, the non-employee Directors as a group, any director or Board committee, or the Chairman of the Board. You may send communications to our Directors, including any concerns regarding Centene's accounting, internal controls, auditing or other matters, to the following address: Designated directors c/o Corporate Secretary, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. You may submit your concern anonymously or confidentially. You may also indicate whether you are a stockholder, customer, supplier or other interested party. Communications relating to the Company's accounting, internal controls or auditing matters will be relayed to the Audit and Compliance Committee. Communications relating to governance will be relayed to the Governance Committee. All other communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Certain items that are unrelated to the duties of the Board will be excluded, such as: business solicitations; junk mail, mass mailings and spam; resumes and other employment inquiries; and surveys.
Other Governance Policies and Practices
Code of Conduct
The Company has published its Code of Conduct on its website (www.centene.com), which applies to all officers, employees and directors. Any waiver of, or amendments to, the Code of Conduct for directors or executive officers, including the chief executive officer, the chief financial officer and the principal accounting officer, must be approved by the Governance Committee, and any such waivers or amendments will be disclosed within four business days by the Company by posting such waivers or amendments to its website. Both the Audit and Compliance Committee and the Governance Committee review management's monitoring of compliance with the Company's Code of Conduct.
Compensation & Talent Committee Interlocks and Insider Participation
During all or part of 2025, Christopher Coughlin, Frederick Eppinger, Monte Ford, Thomas Greco and Theodore Samuels served as members of the Compensation and Talent Committee. Christopher Coughlin serves as chairman. None of these directors served as an officer or employee of the Company or any of its subsidiaries before or at the time he or she served on the Compensation and Talent Committee or had any relationship during 2025 that would require disclosure under Item 404 of SEC Regulation S-K. During 2025, none of our executive officers served on the Compensation and Talent Committee (or its equivalent) or board of directors of another entity, one of whose executive officers served on our Board or Compensation and Talent Committee.
Related Party Transactions
We have a written policy for reviewing transactions between us and our executive officers, directors and certain of their immediate family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. Under this policy, the Governance Committee must approve transactions in which we participate that involves more than $120,000 and in which a related person has a direct or indirect material interest. Pursuant to our policy, we enter into a transaction with such related persons only if the transaction is on terms deemed comparable to those that could be obtained in arm's length dealings with an unrelated third party and is otherwise fair to us.
Kenneth Burdick served as Executive Chairman of LifeStance Health Group, Inc. from March 2025 until March 14, 2026. Prior to that, Mr. Burdick served as Chairman and Chief Executive Officer of LifeStance from September 2022 to March 2025. In 2025, Centene has continued to pay LifeStance for behavioral health services provided by LifeStance to the Company's health plans in accordance with contracts entered into between the companies prior to Mr. Burdick's employment with LifeStance. These contracts were obtained on arms' length dealings prior to the time that Mr. Burdick became affiliated with LifeStance.
In 2025, one of our executive officers had an immediate family member employed by the Company who earned total compensation above $120,000. The employee's compensation and benefits were consistent with total compensation and benefits provided to other employees of the same level with similar responsibilities.
Proxy Statement 2026

60	Corporate Governance
Compensation of Directors
For 2025, non-employee directors received an annual cash retainer of $100,000. If applicable, fees are pro-rated based on time served on the Board or the respective committee during the year.
Directors can elect to receive any of these annual cash retainers in deferred stock units under the Non-Employee Directors Deferred Stock Compensation Plan. Expense recognized in conjunction with the deferred stock election is included in the "Fees Earned or Paid in Cash" in the Director Compensation Table below.
The Board's fee structure is set forth below.

Annual Restricted Stock Units
Non-Employee Director	$225,000

Annual Retainer
Non-Employee Director	$100,000

Additional Annual Restricted Stock Units
Independent Chairman/Lead Independent Director	$150,000

Additional Annual Retainers
Independent Chairman/ Lead Independent Director	$90,000
Chairman of the Audit and Compliance Committee	$30,000
Chairman of the Compensation and Talent Committee	$20,000
Chairman of the Governance Committee	$20,000
Chairman of the Quality Committee	$20,000
For 2025, the annual grant of restricted stock units was valued at $225,000 based on the closing stock price on the trading day immediately preceding the meeting and resulted in a grant of 3,579 restricted stock units of our common stock in May 2025. The restricted stock units vest on the earlier of May 13, 2026, or the 2026 Annual Meeting of Stockholders. Directors may elect to defer the receipt of restricted stock units.
Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our Board of Directors. No changes were made to the director compensation program in 2025.
In February 2026, the Compensation Committee made the following changes to the director compensation program to maintain competitiveness with peer market data:
•Increased the annual cash retainer from $100,000 to $120,000.
•Increased the Independent Chairman/Lead Independent Director additional annual retainer from $90,000 to $95,000.
•Increased the Compensation & Talent, Governance, and Quality Committee leadership additional annual retainers from $20,000 to $25,000.

Stock ownership guidelines for members of our Board require them to own 7.5 times the annual cash retainer within five years of being appointed to the Board. As of December 31, 2025, all directors were in compliance with this requirement.

Centene Corporation

Corporate Governance	61
Director Compensation Table
The following table sets forth the compensation paid to each individual who served as a non-employee member of our Board in 2025:

Name[1]	Fees Earned or Paid in Cash[2] ($)		Stock Awards[3] ($)	All Other Compensation[4] ($)	Total ($)
Jessica L. Blume	$120,000		$225,012	$25,000	$370,012
Kenneth A. Burdick	120,000	[5]	225,012	42,619	387,631
Christopher J. Coughlin	120,000	[5]	225,012	25,000	370,012
H. James Dallas	100,000		225,012	25,000	350,012
Wayne S. DeVeydt	76,302	[5]	225,012	—	301,314
Frederick H. Eppinger	190,000	[5]	375,020	25,000	590,020
Monte E. Ford	100,000		225,012	25,000	350,012
Thomas R. Greco	64,402		225,012	—	289,414
Lori J. Robinson	36,813		—	—	36,813
Theodore R. Samuels	100,000	[5]	225,012	25,000	350,012
Kenneth Y. Tanji	96,569	[5]	275,538	25,000	397,107
1Mr. Tanji was appointed to the Board on February 20, 2025 and Messrs. DeVeydt and Greco resigned from the Board August 1, 2025 and August 22, 2025, respectively.
2The amounts included in this column represent the cash retainers earned by each director in 2025. Certain directors converted some or all cash compensation payable into deferred restricted stock units. For directors making such election, the cash value of the base retainer is included in this column. See Footnote 5 below for amounts of cash compensation converted into deferred restricted stock units, and see Footnote 3 below for the grant date fair value of those awards converted from cash compensation.
3The following table shows the components of "Stock Awards" and total equity award value for directors who elected to receive some or all of their cash compensation in restricted stock units for fiscal year 2025. The amounts included in the table represent the full grant date fair value of restricted stock units granted to non-employee directors in 2025 under the 2012 Stock Incentive Plan and the 2025 Stock Incentive Plan calculated in accordance with FASB ASC Topic 718. These amounts reflect the accounting expense that we will recognize over the vesting term of these awards and do not correspond to the actual value that may be realized by the directors. Additionally, Messrs. DeVeydt and Greco's annual stock awards were forfeited upon their resignation from the Board on August 1, 2025 and August 22, 2025, respectively.

	Grant Date Fair Value of Awards
Name	Initial Restricted Stock Units[a] ($)	Annual Restricted Stock Units[b] ($)	Cash Compensation Converted into Deferred Restricted Stock Units[c] ($)	Total Stock Awards ($)
Jessica L. Blume	$—	$225,012	$—	$225,012
Kenneth A. Burdick	—	225,012	120,036	345,047
Christopher J. Coughlin	—	225,012	120,036	345,047
H. James Dallas	—	225,012	—	225,012
Wayne S. DeVeydt	—	225,012	76,259	301,271
Frederick H. Eppinger	—	375,020	99,992	475,012
Monte E. Ford	—	225,012	—	225,012
Thomas R. Greco	—	225,012	—	225,012
Theodore R. Samuels	—	225,012	99,992	325,004
Kenneth Y. Tanji	50,526	225,012	96,587	372,125
Proxy Statement 2026

62	Corporate Governance
aOn February 21, 2025, Mr. Tanji was granted a prorated annual restricted stock unit award of 864 shares with a value of approximately $50,526 in connection with his appointment to the Board. Mr. Tanji's award was granted under the 2012 Stock Incentive Plan, calculated in accordance with FASB ASC Topic 718 and vested in full on May 13, 2025, which was the date of our 2025 Annual Meeting of Stockholders.
bOn May 13, 2025, the date of our 2025 Annual Meeting of Stockholders, each non-employee director who was elected was granted an annual restricted stock unit award of 3,579 shares with a value of approximately $225,012. Additionally, the Independent Chairman was granted an additional restricted stock unit award of 2,386 shares with a value of approximately $150,008. These annual equity awards were granted under the 2025 Stock Incentive Plan, calculated in accordance with FASB ASC Topic 718, and will vest in full on the earlier of the date of the 2026 Annual Meeting of Stockholders or May 13, 2026. Messrs. DeVeydt and Greco's awards were forfeited upon their resignation from the Board on August 1, 2025 and August 22, 2025, respectively.
cRepresents the value of cash compensation the director elected to convert into deferred restricted stock units granted under the Non-Employee Directors Deferred Stock Compensation Plan calculated in accordance with FASB ASC Topic 718.
4All other compensation includes the Company match of charitable contributions of $25,000 made or pledged during 2025 under the Company's Board of Directors Charitable Matching Gift Program for Ms. Blume, Mr. Burdick, Mr. Coughlin, Mr. Dallas, Mr. Eppinger, Mr. Ford, Mr. Samuels and Mr. Tanji. In addition, all other compensation for Mr. Burdick includes costs related to personal security services and group excess liability insurance policy premiums paid by the Company. Amounts reported herein represent the aggregate incremental cost to the Company for these services.
5Each of Mr. Burdick, Mr. Coughlin, Mr. Eppinger and Mr. Samuels elected to convert the $100,000 annual non-employee director cash retainer into deferred restricted stock units. Additionally, Mr. Burdick elected to convert the $20,000 retainer for the Quality Committee Chairman and Mr. Coughlin elected to convert the $20,000 retainer for the Compensation and Talent Committee Chairman. Mr. DeVeydt and Mr. Tanji elected to convert the prorated $100,000 annual non-employee director cash retainer and the prorated $30,000 retainer for the Audit Committee Chairman into deferred restricted stock units.
The Board of Directors has approved the Board of Directors Charitable Matching Gift Program. Under the program, the Company will match a Board member's qualifying charitable donations of up to $25,000 per calendar year. Charitable donations must be made to a qualified tax exempt U.S. organization under the Internal Revenue Code Section 501(c)(3) and within the Company's charitable contribution guidelines.
The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock units held by our non-employee directors on December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Number of Shares that Have Not Vested (#)
Jessica L. Blume	20,000	—	3,579
Kenneth A. Burdick	10,000	—	3,579
Christopher J. Coughlin	10,000	—	3,579
H. James Dallas	10,000	—	3,579
Frederick H. Eppinger	—	—	5,965
Monte E. Ford	10,000	—	3,579
Theodore R. Samuels	10,000	—	3,579
Kenneth Y. Tanji	—	—	3,579
Centene Corporation

Executive Officers	63
Executive Officers
The names of our executive officers, ages and certain information about each of them as of March 19, 2026 are set forth below.
Sarah M. London
Chief Executive Officer, 45
Ms. London has served as our Chief Executive Officer since March 2022. From September 2021 to March 2022, she served as Vice Chairman. She served as President, Centene Health Care Enterprises and Executive Vice President, Advanced Technology from March 2021 to September 2021. From September 2020 to February 2021, she served as Senior Vice President, Technology Innovation and Modernization. Prior to joining Centene, she served as both Senior Principal and Operating Partner for Optum Ventures from May 2018 to March 2020 and Chief Product Officer of Optum Analytics from March 2016 to May 2018.
Andrew L. Asher
Chief Financial Officer, 57
Mr. Asher has served as our Chief Financial Officer since May 2021. From January 2020 to May 2021, he served as Executive Vice President, Specialty. Prior to joining Centene, he served as the Chief Financial Officer of WellCare from November 2014 to January 2020.
Christopher A. Koster
Secretary and General Counsel, 61
Mr. Koster has served as our Secretary and General Counsel since February 2020. From February 2017 to February 2020, he served as Senior Vice President, Corporate Services. Prior to joining Centene, Mr. Koster served as Missouri Attorney General for eight years.
Tanya M. McNally
Chief People Officer, 52
Ms. McNally has served as our Chief People Officer since March 2023. From January 2023 to March 2023, she served as our Interim Chief People Officer. From May 2022 to December 2022, she served as our Regional Vice President, Human Resources. From January 2020 to May 2022, she served as our Vice President, Global Human Resource Business Partner. From August 2018 to January 2020, she served as Vice President, Human Resources for WellCare Health Plans, Inc.
Theodore J. Pienkos
Corporate Controller & Chief Accounting Officer, 44
Mr. Pienkos has served as our Corporate Controller and Chief Accounting Officer since March 18, 2026. Prior to that, he had served as our Deputy Corporate Controller for Centene since August 2024. Prior to that, he served as our Vice President of Finance & Accounting from August 2017 to August 2024.
Susan R. Smith
Chief Operating Officer, 50
Ms. Smith has served as our Chief Operating Officer since January 2024. Ms. Smith has been an employee of the Company since June 2023. From August 2022 through December 2022, she served as Senior Vice President of Clinical, Quality and Enterprise Solutions President at Humana Inc. From July 2021 through July 2022, she served as Senior Vice President of Clinical Solutions at Humana Inc. She also previously served as Senior Vice President of Medicare at Humana Inc. from August 2019 through June 2021. From October 2016 through July 2019, she served as Senior Vice President of Healthcare Quality Reporting and Improvement at Humana Inc.
Proxy Statement 2026

64	Proposal 2 - Advisory Resolution to Approve Executive Compensation

2 PROPOSAL	Advisory Resolution to Approve Executive Compensation

At our 2025 Annual Meeting of Stockholders, our stockholders voted to approve the Company's executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are again holding an advisory vote on the Company's executive compensation, as described in this proxy statement (commonly referred to as say-on-pay). In accordance with the results of the vote we conducted at the 2023 Annual Meeting on the frequency of say-on-pay votes, we present a say-on-pay vote every year.
The Board of Directors strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve the compensation of those NEOs listed in the Summary Compensation Table of this proxy statement, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the tabular and narrative disclosure included herein under "Executive Compensation."
Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation and Talent Committee and neither the Board of Directors nor the Compensation and Talent Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Talent Committee strongly considers the views of the Company's stockholders when making compensation decisions. Additionally, the Compensation and Talent Committee monitors the results of the annual advisory "say-on-pay" proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.

The Board recommends a vote "FOR" the approval of the compensation of the NEOs.

Centene Corporation

Executive Compensation	65
Executive Compensation
Compensation Discussion and Analysis
This CD&A describes the compensation principles, objectives, and policies and arrangements of our executive compensation program which are generally applicable to all of our senior officers. This CD&A focuses primarily on our Chief Executive Officer and the other executive officers whose 2025 compensation is included in the Summary Compensation Table, whom we collectively refer to in this proxy as our Named Executive Officers (NEOs).

Sarah M. London Chief Executive Officer	Andrew L. Asher Chief Financial Officer	Christopher A. Koster Secretary and General Counsel	Tanya M. McNally Chief People Officer	Susan R. Smith Chief Operating Officer

Proxy Statement 2026

66	Executive Compensation
Executive Summary
Compensation Philosophy
Our compensation programs are designed to attract, retain and motivate highly qualified, industry-leading executives. Our compensation philosophy is centered on the guiding pillars described below.

Pay for Performance	Alignment with Long-Term Stockholder Value	Attract and Retain Top Executive Talent	Accelerate Mission and Culture

Link executive compensation to performance and the achievement of both Company and individual goals. Superior performance and the achievement of goals results in higher compensation.	Use both performance-based and service-based long-term incentive awards with meaningful retention requirements to encourage sustained stockholder value creation.	Offer competitive pay to attract, motivate and retain industry-leading executives with the skills and experience to drive long-term Company success.	Motivate executives to advance the Company's key strategic objectives and manage risk while enabling a best-in-class workplace focused on the Company's mission and culture.
In evaluating Company performance, the Compensation and Talent Committee considers both financial results and operational performance. While the Company's 2025 earnings performance was impacted by an unprecedented shift in the Marketplace risk pool, the Company delivered strong top line financial growth and delivered on key operational initiatives expected to create future earnings growth. We are confident that the management team's mitigation efforts and strategic priorities are positioning the Company for meaningful earnings restoration, long-term growth, transformation, and shareholder value creation.

The Company delivered strong top line growth, but lower than expected earnings performance:

•Total revenues of $195 billion, an increase of 19% over 2024.
•Three-year total revenues compound annual growth rate of 10%.
•GAAP diluted loss per share of $13.53.
•Adjusted diluted EPS[1] of $2.08, a decrease of 70% over 2024.
•Three-year compound annual stock price decline of 21%.

1Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.
Centene Corporation

Executive Compensation	67
Total Revenues
($ in billions)
GAAP Diluted Earnings (Loss) Per Share
Adjusted Diluted EPS1

1Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.

In response to the challenges faced in 2025, the Company has taken quick and decisive actions to restore profitability for future years, including:

•Led the industry in understanding the implications of the changes in morbidity of the Marketplace population that we became aware of late in the second quarter of 2025 and took corrective pricing actions for 2026 in states covering 95% of Marketplace membership.
•Advocated with our Medicaid state partners for increases in rates to reflect more recent experience.
•Strategically designed our 2026 Medicare Advantage bid and pricing strategy with a focus on profitability.
•Continued to advocate for healthcare affordability and access with the state and federal government partners.

Proxy Statement 2026

68	Executive Compensation
Evolution of Our Compensation Program
Our compensation program continues to evolve to maintain alignment with our compensation philosophy, be responsive to stockholder feedback and improve our governance practices. The following provides an overview of our compensation evolution for our NEOs:

2023	2024
Annual Cash Incentive
•65% Adjusted Diluted EPS
•25% Enterprise & Individual Goals
•10% Quality
Long-Term Incentives
•Added relative TSR PSUs with target payout requiring above median performance
•Eliminated duplicative measures
•Eliminated stock options
•Eliminated Cash Long-term Incentive Plan (LTIP)
Other
•No salary increases for NEOs, except for a promotion increase for our President

Annual Cash Incentive
•65% Adjusted Diluted EPS
•25% Enterprise & Individual Goals
•10% Quality
•Goals streamlined
Long-Term Incentives
•Replaced adjusted net earnings margin metric with average adjusted pre-tax margin metric
Other
•Improved plans, policies and procedures
•No salary increases for NEOs, except for a promotion-related increase for our Chief Operating Officer

2025	2026
Annual Cash Incentive
•60% Adjusted Diluted EPS
•20% Organic Premium and Service Revenues
•20% Quality and Strategic Goals
Long-Term Incentives
•Replaced pre-tax earnings growth CAGR with Medicare performance

Annual Cash Incentive
•60% Adjusted Diluted EPS
•20% Health Benefits Ratio (HBR)
•20% Strategic Goals
Long-Term Incentives
•Revised PSU structure to absolute TSR to closely align executive compensation outcomes with stock price performance

Centene Corporation

Executive Compensation	69
2025 Compensation Component Overview
The 2025 plan design and awards resulted in the following pay elements and average target pay mix for our CEO and other NEOs:

2025 Pay Elements
CEO	Other NEOs	Award Type	Mix	Metrics	Purpose

Base Salary					To recognize individual contribution, time in role, scope of responsibility, leadership skills and experience.
Cash

Annual Cash Incentive Plan				•Adjusted Diluted EPS (60%) •Organic Premium & Service Revenue Growth (20%) •Quality & Strategic Goals (20%)	To reward executives for performance on key financial and operational measures, factoring in individual contributions toward enterprise goals.
Cash

Long-Term Incentive Awards				•Relative TSR (25%) •Medicare breakeven by 2027 (25%) •Average Adjusted Pre-Tax Earnings Margins (50%)	To retain and motivate executives to drive long-term stockholder value and align their actions to drive successful business outcomes.
		Equity	PSUs (60%)
RSUs (40%)
Proxy Statement 2026

70	Executive Compensation
CEO and NEO Target Pay Mix

Base Salary	Annual Incentives	Long-Term Incentives
Annual Cash Incentive Plan

Performance Measure
60% Adjusted Diluted EPS Target
20% Organic Premium & Service Revenue Growth
20% Quality & Strategic Goals
2025 - 2027 Long-Term Incentive Plan

60% Performance-based RSUs
40% Service-based RSUs

25% Relative TSR
25% Medicare breakeven by 2027
50% Average Adjusted Pre-Tax Earnings Margin

Centene Corporation

Executive Compensation	71
Our Compensation Programs and Governance Practices
Alignment of Pay and Performance
We are a healthcare leader with $195 billion in total revenues, ranking No. 23 on the Fortune 500 list, and have been named to Fortune's 2025 list of World's Most Admired Companies for the eighth consecutive year. When reviewing the NEOs' compensation with our independent executive compensation consultant, FW Cook, the Compensation and Talent Committee considered these factors in conjunction with our executive compensation program in continuing to recognize our pay-for-performance culture through the following three primary components:

Base Pay	Cash Awards Under Our Annual Incentive Plan	Long-Term Incentives •Performance-based RSUs •Time-based RSUs

In 2025, the Company delivered growth in total revenues, but a decrease in earnings driven by a significant shift in the Marketplace risk pool and other industry pressures. This decrease in earnings had a negative impact on the compensation earned by our executive team consistent with our pay-for-performance philosophy. Although we experienced lower than expected earnings, our total revenues in 2025 increased 19% over 2024, with a 10% three-year CAGR. Our NEOs' total incentive compensation opportunities are contingent on their ability to achieve profitable growth and improve margins that will provide a basis for increasing sustainable long-term value for our stockholders. Payouts in both the annual and long-term programs reflect rigorous pay-for-performance goals. While our lower than expected 2025 earnings and depressed stock price put significant pressure on our goals, we achieved success in top line revenue growth, quality performance and other operational achievements. In addition, we took quick and decisive actions to restore profitability for future years. Our overall performance translated into a below target payout under the annual cash incentive plan, and no payout for the 2023-2025 long-term incentive plan due to underperforming financial results and stock price.

2025 Annual Cash Incentive Plan Results

2023-2025 Performance Based RSUs

Proxy Statement 2026

72	Executive Compensation
CEO Annual Incentive Award as % of Target

200%
150%
100%
50%
0%
133%
158%
72%
Target (100%)
2023
2024
2025

Long-Term Performance Share Unit Payouts as % of Target

200%
150%
100%
50%
0%
126.4%
44.6%
0%
Target (100%)
2021 - 2023
2022 - 2024
2023 - 2025

Centene Corporation

Executive Compensation	73
Company Performance and CEO Compensation Alignment
Our CEO's total compensation, as reported in the Summary Compensation Table, (where 2021 was earned by Michael Neidorff; and 2022-2025 was earned by Sarah London) alignment with the Company's TSR, revenue and EPS performance metrics is illustrated in the following graphs:
TSR and CEO Total Compensation
TSR Indexed to $100 on December 31, 2021

Former CEO Total Compensation (excluding All Other Compensation), $ in millions
Current CEO Total Compensation (excluding All Other Compensation), $ in millions
TSR
Revenue and CEO Total Compensation

Former CEO Total Compensation (excluding All Other Compensation), $ in millions
Current CEO Total Compensation (excluding All Other Compensation), $ in millions
Revenues, $ in billions
Diluted Earnings (Loss) Per Share/Adjusted Diluted EPS
and CEO Total Compensation

Former CEO Total Compensation (excluding All Other Compensation), $ in millions
Current CEO Total Compensation (excluding All Other Compensation), $ in millions
Diluted Earnings (Loss) Per Share
Adjusted Diluted EPS[1]
1Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.
For an additional perspective on pay for performance, refer to the tabular disclosure as required by SEC rules beginning on page 105, with the accompanying narrative disclosure and supplemental charts. As demonstrated in the performance tables, in 2025, Ms. London's Compensation Actually Paid was only 24% of her Summary Compensation Table total, reflecting our pay-for-performance philosophy and demonstrating that our compensation plan design is aligned with stockholder value creation.
Proxy Statement 2026

74	Executive Compensation
Executive Compensation Best Practices
The Compensation and Talent Committee establishes and administers the executive compensation philosophy and program and assists the Board of Directors in the development and oversight of all aspects of executive compensation. Presented in the table below are highlights of our compensation practices:

What We Do
Pay for Performance A majority of our NEOs' compensation is tied to performance with clearly articulated financial and other performance goals.	Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and we conduct broad risk assessments.

Competitive Compensation
Each component of the NEOs' annual total direct compensation is generally targeted at the 50th percentile of peer group compensation. The Compensation and Talent Committee may consider differences from the median in certain cases.

Stock Ownership Requirements
We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO's requirement is 6x annual base pay; other NEOs' requirements are 3x annual base pay.

Performance-Based Long-Term Incentive Awards We reward continuous performance on multiple metrics and vest at the end of a three-year period.	Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.

Formula-Based Annual Incentive Plan Awards under the Annual Cash Incentive plan are formula based.	Independent Compensation Consultant The Compensation and Talent Committee retains an independent compensation consultant to advise the committee on executive compensation matters.

Tally Sheets Tally sheets for each NEO are reviewed annually.	Executive Severance Arrangements The Compensation and Talent Committee reviews severance policies annually and limits the usage of one-off arrangements.

What We Don't Do
No Excessive Risk-Taking The long-term incentive plans use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.
No Backdating or Repricing of Stock Options
Stock options are never backdated or issued with below-market exercise prices. Repricing of stock options without stockholder approval is expressly prohibited.

No Tax Gross-Ups There are no tax "gross-ups" for perquisites or excise tax gross-ups in the event of a change of control related termination.	No Hedging or Pledging Directors and executives are prohibited from hedging, pledging or engaging in any derivatives trading with respect to Company stock.

No Single-Trigger Employment Agreements Any cash payments in executive employment agreements are subject to a "double-trigger" change in control condition.	No Single-Trigger Stock Grants Equity compensation awards are subject to a "double-trigger" change in control condition.
Centene Corporation

Executive Compensation	75
The Decision-Making Process
Roles and Responsibilities

Management	CEO	Compensation & Talent Committee	Independent Consultant	Board of Directors

Management reviews the Company's compensation plan design and the Company's results against established metrics.	The CEO evaluates the other NEOs' contributions to those results and recommends compensation to the Compensation and Talent Committee.	The Compensation and Talent Committee evaluates the Company, CEO and other NEOs' performance against metrics.	FW Cook advises the Compensation and Talent Committee on the appropriateness and competitiveness of compensation and plan design based on relevant market comparisons.	The Board of Directors determines the CEO compensation, and the Compensation and Talent Committee determines other NEOs' compensation and the overall compensation plan design.
The processes governing our compensation program occur year-round.

•Quarterly review of year-to-date Company results and progress on strategic initiatives
•Quarterly review of projected performance on short-term and long-term incentive awards
•Quarterly engagement with our independent compensation consultant to discuss compensation trends and the Company's performance

1st Quarter
•Finalize incentive compensation decisions for NEOs based on completion of short and long-term performance cycles.
•Implement program design changes in light of compensation trends, performance against peers, market influences, stockholder feedback and independent compensation consultant observations.
•Establish current year compensation targets for our NEOs and set new long-term and short-term incentive targets.

2nd Quarter •Conduct stockholder meetings in advance of the Annual Stockholders' Meeting and obtain and reflect on feedback on proxy matters.

3rd Quarter
•Conduct meetings with our largest stockholders, to discuss governance and executive compensation matters and solicit feedback. Share feedback with the Board for discussion and consideration. Review overall market trends from proxy season.

4th Quarter
•Discuss and evaluate feedback from stockholders, Company performance, performance against peers and compensation trends from our independent compensation consultant. Translate feedback into potential program design changes for the following fiscal year.

Proxy Statement 2026

76	Executive Compensation
Competitive Pay Design
Our compensation and benefit practices are designed to attract and retain the best talent and achieve robust operating objectives. Programs are designed to both motivate our employees and reward them for exceptional performance. The Company views both private equity firms and competitors with larger market capitalization as significant competition for talent. We also recognize that our Company is a source for these firms and competitors to recruit talent if the appropriate compensation programs are not in place.
For the components of target total compensation, the Compensation and Talent Committee's objectives are for base salaries, short-term incentives and total target compensation to approximate the median of peer group practice (or applicable survey sources). Long-term incentives are granted at levels, which when combined with base salary and target short-term incentives, result in the desired competitive positioning of total target compensation. Variations from the market median can be taken into account due to several factors, such as employee performance, retention needs, length of service, and recruitment demands.
In order to achieve these objectives, the Compensation and Talent Committee establishes target, market-based total compensation levels (e.g. base salary, annual cash incentive target and long-term incentives) from market data from two different peer groups.
Peer Group
Healthcare Industry Peer Group
The Compensation and Talent Committee annually reviews the Company's peer group that it uses to conduct market analyses and determine competitive pay ranges for our executives. In determining the peer group, objectives considered include general industry, revenue size, market capitalization and business complexity. Using the Standard and Poor's Global Industry Classification System (GICS) codes and other relevant industry parameters, the Company and its compensation consultant analyzed the managed care industry and determined there are six key segments in the industry: Managed Health Care, Healthcare Distributors, Healthcare Services, Drug Retail, Healthcare Facilities, and Insurance.

Objective Criteria Considered	2025 Peer Group

•Common Industries •Revenue •Market Capitalization •EBITDA •Total Assets •Number of Employees	Managed Health Care (Direct Competitors)	Healthcare Distributors	Healthcare Services & Drug Retail	Healthcare Facilities & Insurance

	•Cigna Corporation (CI) •Elevance Health, Inc. (ELV) •Humana, Inc. (HUM) •Molina Healthcare, Inc. (MOH) •UnitedHealth Group, Inc. (UNH)	•Cencora (COR) •Cardinal Health, Inc. (CAH) •McKesson Corporation (MCK)	•CVS Health Corporation (CVS) •Walgreens Boots Alliance, Inc. (WBA)	•HCA Healthcare, Inc. (HCA) •MetLife, Inc. (MET) •Prudential Financial, Inc. (PRU)
Based on FW Cook's independent review and recommendation, no additional companies were added to the Healthcare Industry (HCI) Peer Group for 2026 compensation decisions. Walgreens Boots Alliance will no longer be in the peer group going forward as it is no longer publicly traded, but it was included for 2026 compensation benchmarking purposes.
Centene Corporation

Executive Compensation	77
Based on data compiled by FW Cook at the time of the peer group review, our positioning on the two most important key financial metrics relative to the peer group was as follows:

	Market Capitalization[1]	Revenues[2]
Centene Corporation	$28.5 billion	$159.6 billion
Relative Peer Group Position	15th percentile	43rd percentile
[1]Represents 12-month average market capitalization as of August 31, 2025.
[2]Represents premium and service revenues and investment and other income for the trailing four quarters ended August 31, 2025.
General Industry Group
Since there is a market for executive talent both within and outside our industry, we also benchmark against the general industry. Therefore, the market data the Compensation and Talent Committee utilizes includes not only the HCI Peer Group, but also a General Industry (GI) peer group of approximately 400 companies derived from the FW Cook Executive Compensation Survey for a broader perspective of compensation practices and trends in the market as a whole.
Benchmarking Methodology
The Compensation and Talent Committee's independent compensation consultant, FW Cook, gathered, analyzed and summarized the market data from the S&P Capital IQ database for the CEO and the other NEOs.
For this analysis, which is utilized in determining compensation for the forthcoming year, we use size-adjusted general industry data in line with our revenue to determine base salaries, annual cash incentive targets and LTI targets.
All elements of compensation are valued and reviewed in evaluating the relative competitiveness of our compensation practices against both market data and the Compensation and Talent Committee's competitive objectives. In addition, the Compensation and Talent Committee annually reviews a tally sheet for each NEO, which includes the current value of all outstanding equity-based awards, benefits and perquisites. The Compensation and Talent Committee uses the tally sheets to analyze each NEO's base salary, annual incentive target and long-term incentive opportunity in relation to the market and each component of compensation as a percentage of total compensation to determine if there is any risk of retention of key executives.
The Compensation and Talent Committee and CEO review the performance of each NEO and align compensation based on this analysis. The CEO is not involved in evaluating or determining her compensation.
Stockholder Responsiveness
Members of our management team and Board regularly meet with stockholders and proxy advisor firms to gather their perspectives on key topics including our performance and strategy, corporate governance, management succession planning, board refreshment, executive compensation, human capital management, culture and corporate responsibility. Our 2025 stockholder engagement is outlined on page 56. In response to the feedback we received from stockholders, we have made important changes to our compensation program in recent years including, but not limited to: (1) increasing the formula-based weighting of our annual cash incentive metrics, (2) no longer granting performance-based options, (3) no longer granting cash-based LTI awards, (4) removing duplicative measures in the annual and long-term incentive plans, (5) including absolute and relative TSR in PSU metrics, and (6) increasing stock ownership requirements for our CEO and other NEOs. Refer to a summary of key compensation changes since 2023 on page 68, "Evolution of our Compensation Program."
Proxy Statement 2026

78	Executive Compensation
Say-on-Pay Votes "For"
Based on our outreach and engagement with stockholders and changes to our compensation programs over the past few years, our Say-on-Pay support level increased by over 50 percentage points since 2022. We hope to continue to receive strong support from our stockholders due to our demonstrated commitment to a pay-for-performance philosophy and strong governance practices.
Risk Disclosure
The Compensation and Talent Committee is aware of the consequences to companies that have not appropriately balanced risk and rewards in executive compensation. The Compensation and Talent Committee believes that in order for our overall compensation not to encourage or reward excessive risk-taking, it must emphasize long-term performance. Risk is further limited by both the ownership guidelines mentioned previously. In addition, we have adopted the Centene Corporation Clawback Policy (the Clawback Policy) in compliance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act further discussed on page 91.
The Company's compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value rather than rewarding shorter performance and payout periods. A recent review of the Company's compensation programs by the Compensation and Talent Committee, with the support of FW Cook, did not identify any programs that unduly incentivize employees to take any excessive risks. Based on this review, our Compensation and Talent Committee concluded that our compensation programs, taken as a whole, are not reasonably likely to have a material adverse effect on the Company.
Centene Corporation

Executive Compensation	79
2025 Executive Compensation Program
The 2025 compensation plan design and metrics were developed by management and the Compensation and Talent Committee in early 2025. They reflect our compensation philosophy and modernized incentive design. Based on the positive feedback received from stockholders regarding our current compensation practices, we made limited changes to our existing compensation program during 2025.
The following is an overview of our 2025 executive compensation program.
Base Salary
In February 2025, the Compensation and Talent Committee evaluated the 2025 base salaries of our NEOs and took into account the Company's 2025 projected revenue of approximately $168 billion. Our NEOs' base salaries were compared to competitive market data and the Compensation and Talent Committee makes salary adjustments to address market data, individual contributions, intentional compensation glide paths and role scope increases. In general, executives do not receive base pay increases every year unless they are on an intentional compensation glide path and/or trailing the market median. Executives are often placed on an intentional compensation glide path early in the tenure of their role.
The NEOs are paid competitive base salaries as determined by the evaluation of the market value for each specific job. Since Centene is a pay-for-performance company, in 2025, only 7% of the CEO's total target compensation was comprised of base salary and, on average, 13% of all other NEOs' target compensation was comprised of base salary.
While reviewing market data to determine appropriate annual base salaries, the Compensation and Talent Committee also considers:
•the CEO's compensation recommendations for all other NEOs;
•the scope of responsibility, experience, time in position and individual performance of each executive, including the CEO;
•each executive's leadership performance and potential to enhance long-term stockholder value; and
•internal benchmarking.
Based on the Compensation Committee's review of current market data and evaluation of responsibilities and performance, adjustments were made to NEO's base salaries for 2025. Ms. London, Mr. Asher and Mr. Koster had not received base salary increases since 2022. Ms. London and Mr. Asher's new base salaries also reflect the increased scope and responsibilities of their roles following the retirement of our former President. Additionally, Ms. McNally's salary adjustment reflects her intentional glide path into her role and moves her closer to the 50th percentile relative to peer group compensation.

	2025 Annual Base Salary ($)	Percentage Increase (%)
Sarah M. London	$1,500,000	7%
Andrew L. Asher	1,200,000	17%
Christopher A. Koster	775,000	3%
Tanya M. McNally	675,000	13%
Susan R. Smith	725,000	4%
Proxy Statement 2026

80	Executive Compensation
Annual Cash Incentive Plan
The Compensation and Talent Committee rewards NEOs with an annual cash incentive award if the Company achieves its annual cash incentive objectives. The cash incentive payout is based on multiple metrics which were evaluated by the Compensation and Talent Committee to determine the award earned for 2025. Based on a review of market data, the Compensation and Talent Committee approved an annual cash incentive plan target opportunity in 2025 as follows:

2025 Target Annual Cash Incentive as % of Base Salary
Sarah M. London	200%
Andrew L. Asher	150%
Christopher A. Koster	100%
Tanya M. McNally	100%
Susan R. Smith	100%
2025 Annual Cash Incentive Metrics
In 2025, the Compensation and Talent Committee made minor updates to the annual cash incentive design and structure based on positive feedback from stockholders on the Company's existing approach. The Compensation and Talent Committee discussed and evaluated feedback from stockholders, considered peer practice and compensation trends, and considered Company-specific factors.
Based on this assessment, the Compensation and Talent Committee incorporated organic premium and service revenue into the annual cash incentive reflecting a philosophy that revenue growth is critical for profitable growth and adjusted the weighting of other metrics, reflecting an overall shift to more formulaic metrics.

Metric	Weight
Adjusted Diluted EPS	60%
Organic Premium & Service Revenue Growth	20%
Quality & Strategic Goals	20%
100%

TARGET INCENTIVE OPPORTUNITY	PERFORMANCE

Individual Target Award	Adjusted Diluted EPS	Organic Premium & Service Revenue Growth	Quality & Strategic Goals	Annual Cash Incentive Award
	Range: 0% to 200%	Range: 0% to 200%	Range: 0% to 200%	(Maximum @ 200% of Target)

	Multiplied by 60% Weight	Multiplied by 20% Weight	Multiplied by 20% Weight

Centene Corporation

Executive Compensation	81
Annual Cash Incentive Plan Measures
Below is a summary of our performance of the Annual Cash Incentive Plan measures, which resulted in a total payout of 71.6%.

Metrics	Threshold	Target	Maximum	Result	Weighting	Weighted Payout %
Adjusted Diluted EPS[1]				'=-%		'=-%
Organic Premium & Service Revenue Growth				200%		40%
Quality & Strategic Goals				158%		31.6%
						71.6%
[1]Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.
Achievement of Adjusted Diluted EPS Objective
The Adjusted Diluted EPS objective is established during our annual operating planning process. Our annual cash incentive plan is developed each year based on a pay-for-performance approach with rigorous performance metrics that the Compensation and Talent Committee believes are challenging but attainable for our short-term and long-term incentive programs. In addition, the performance metrics align closely with our business environment and incorporate initiatives and investments during the year that will extend beyond near-term benefits and will support favorable longer-term impact on our business.
While the Company continues to execute on a rigorous growth strategy, the Compensation and Talent Committee continues to set metrics that reflect a continued focus on increased profitability. As illustrated below, based upon the approved Adjusted Diluted EPS metrics, the Compensation and Talent Committee had increased these profitability targets for 2025. The Compensation and Talent Committee included a target range to incorporate more rigor to the goal and limited upside until significant outperformance of our stated earnings guidance threshold. The Company reported Adjusted Diluted EPS for 2025 of $2.08, resulting in an achievement of 0%.

	Threshold 50%	Target 100%	Maximum 200%
Adjusted Diluted EPS[1]
[1]Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.
Proxy Statement 2026

82	Executive Compensation
Organic Premium and Service Revenue Growth
The revenue objective is established during our annual operating planning process. The committee considered several design and metrics options landing on revenue growth, as defined as our GAAP premium & service revenue, due to a collective belief that the key to margin growth starts with revenue growth. Based on the evaluation of these key milestones, the Compensation and Talent Committee assigned a 200% achievement level for this metric.

	Threshold 50%	Target 100%	Maximum 200%
Organic Premium & Service Revenue Growth
Quality & Strategic Goals
For 2025, the Compensation and Talent Committee used a balanced scorecard approach for a number of quantitative and qualitative quality and strategic goals. The goals are established at the beginning of the fiscal year; the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals. The evaluation of our goals involved a review of the performance of quality and two strategic goals with critical initiatives to execute in 2025. The blended performance of all enterprise unit goals was 158%.

	Threshold 50%	Target 100%	Maximum 200%
Quality & Strategic Goals
Quality
Our quality scores in 2025 reflect steady progress and measurable improvement across all three lines of our core business amid a tightening environment as state agencies continue to prioritize quality in healthcare delivery. Performance in the Medicare Star Ratings program notably climbed again. 60% of our members were in plans with a 3.5 Star rating or higher, and 20% of those members were in 4-Star plans resulting in significant future revenue growth. An impressive 97% of our Medicaid plans were rated at 3-stars or higher by the National Committee for Quality Assurance, far surpassing our target goal. While not directly tied to our 2025 annual cash incentive plan, we hit a major quality milestone with 93% of eligible Ambetter plans achieving a Quality Rating System (QRS) rating of 3-stars or higher for the most recent measurement year, surpassing our targets. Ambetter's overall parent score for the most recent measurement year was 3.14, up from 2.97.
Profitable Growth
Our profitable growth objectives were intentionally aligned to core drivers, strategic pillars, and foundational elements that support and underpin sustained growth and long‑term value creation. Our profitable growth goals in 2025 were focused on successful reprocurement results, the extension of the enhanced Advance Premium Tax Credits (eAPTCs) and/or execution of mitigation efforts in preparation for the expiration and potential non-renewal of the credits, the implementation of a duals operating model, and the implementation of an employee individual coverage health reimbursement arrangement (ICHRA) benefit.
We were successful winning new contracts and/or securing reprocurements in Nevada, Illinois and Pennsylvania. Additionally, strong trust with our state partners provided the opportunity for the absorption of membership in Oregon and Indiana due to payor exits. We were unsuccessful in our Florida Children's Medical Services (Florida CMS) reprocurement due to our intentional pricing which put us below competitors. Our thoughtful bid pricing reflected our commitment to profitable growth.
Centene Corporation

Executive Compensation	83
We thoughtfully priced our products for the 2026 open enrollment period knowing the eAPTCs were expiring and extension was unknown. We advocated for the extension of the eAPTCs; although not successful, we continue to engage with members as well as with our legislators on the importance of the eAPTCs, which many Americans relied on to make their healthcare more affordable and accessible.
During 2025, we prepared for an implementation of a new Duals Operating Model intended to make navigating care and benefits easier for our dual eligible population. The model went live effective January 1, 2026 in eight states with no access to care issues. The successful implementation demonstrates the strength of readiness efforts and cross-function coordination of our teams and allows for expansion to additional markets.
We successfully launched an employee ICHRA benefit in the state of Indiana, resulting in significant interest in the product. Approximately 600 Centene employees enrolled in an individual plan with most employees choosing a Gold or Platinum plan, and the ICHRA subsidy covering all or most of the employee's premiums. These employees are now active in their individual insurance coverage. We believe this will be a model for other large organizations to explore the product for employee cohorts and sets the stage for ICHRA expansion.
Talent and Culture
Our talent and culture goals centered on the deployment of a new engagement monitoring tool, improvement in culture survey results, and the development of succession plans for the top 30 critical roles in the organization.
For Centene, culture is how our values come to life in the way we work, lead, and collaborate. Our annual Culture Survey results measure our progress and shape our culture journey going forward. In 2025, we had over 35,000 employees participate in the survey and demonstrated improvement in all 23 measures. Additionally, we deployed a new engagement monitoring tool, Centene Voice, to gather feedback throughout the year from our employees. AI capabilities allowed us to analyze thousands of responses, giving leaders timely, relevant insights. Nearly 90% of our employees participated in at least one survey. Overall engagement rose, closing out the year at industry-leading scores across management support, recognition, and growth.
Finally, in an effort to build leadership from within and ensure the long-term success and stability of our organization, we delivered succession plans for the top 30 critical roles and an additional 30 key talent roles within the organization, far surpassing our goal. Cross-functional teams were formed to support the activation of development plans and shareable talent was discussed to support forward-looking opportunities. In 2025, 43% of our VP+ openings were filled by internal talent.
Proxy Statement 2026

84	Executive Compensation
Evaluation of Individual Performance
The Compensation and Talent Committee assessed how each NEO contributed to achieving the Company's Adjusted Diluted EPS, revenue objectives, and quality and strategic goals established at the beginning of the year. Based on their assessment of each NEO’s contributions toward our strategic goals, and aligned our One CenTeam culture, no individual performance adjustments were made for 2025.
The Compensation and Talent Committee approved the following annual cash incentive awards:

NEO	Target Opportunity % of Salary	Target Opportunity ($)	Funding Rate	Payout ($)
Sarah M. London	200%	$2,946,154	71.6%	$2,109,446
Andrew L. Asher	150%	1,729,327	71.6%	1,238,198
Christopher A. Koster	100%	768,269	71.6%	550,081
Tanya M. McNally	100%	654,808	71.6%	468,843
Susan R. Smith	100%	718,269	71.6%	514,281
Long-Term Incentive Awards
2025 Annual Long-Term Incentives
In 2025, as a result of positive feedback from our stockholders and a desire for stability, we only made minor changes to our long-term incentive design and metrics. The 2025 awards were granted in March and consisted of the following:
•Performance-based Restricted Stock Units (PSUs) (60% of shares granted) - The metrics for the 2025-2027 performance period are three-year average adjusted pre-tax earnings margin (50% weight), breakeven 2027 Medicare adjusted pre-tax earnings margin (25% weight) and three-year TSR relative to our peers (25% weight). Threshold, target and maximum metric achievement will result in 50%, 100% or 200% attainment of each metric, respectively. The threshold, target and maximum level of achievement for the relative TSR metric is set to the 25th percentile, 55th percentile and 80th percentile, respectively. If the Company's relative TSR for the performance period is negative, then the payout for this component will not exceed 100% of target. If earned, PSUs will vest in March 2028.

Metric	Weight
Average Adjusted Pre-Tax Earnings Margin	50%
Breakeven 2027 Medicare Adjusted Pre-Tax Earnings Margin	25%
Relative TSR	25%
100%
•Service-based Restricted Stock Units (RSUs) (40% of shares granted) - One-third vest annually based on continued service with the Company.
Centene Corporation

Executive Compensation	85

TARGET INCENTIVE OPPORTUNITY	PERFORMANCE

Individual Target PSUs	Average Adjusted Pre-Tax Earnings Margin	2027 Medicare Adjusted Pre-Tax Earnings Margin	Relative TSR	PSUs @ Vesting
	Range: 0% to 200%	Range: 0% to 200%	Range: 0% to 200%	(Maximum @ 200% of Target)

	Multiplied by 50% Weight	Multiplied by 25% Weight	Multiplied by 25% Weight

Below is a summary of long-term target compensation awarded to our NEOs in 2025:

NEO	Performance- Based RSUs ($)	Service-Based RSUs ($)	Total Target Long-Term Compensation ($)
Sarah M. London	$9,457,751	$6,079,982	$15,537,733
Andrew L. Asher	10,162,939	3,199,984	13,362,923
Christopher A. Koster	3,111,089	1,999,990	5,111,079
Tanya M. McNally	1,197,728	770,028	1,967,756
Susan R. Smith	2,177,789	1,399,993	3,577,782
Proxy Statement 2026

86	Executive Compensation
2023-2025 Performance-Based Restricted Stock Unit Award Results
In March 2023, the Compensation and Talent Committee established the following metrics, targets and weights for the 2023-2025 PSUs. The Company results are shown below; none of the metrics achieved a threshold result. Therefore, each metric was earned at 0% of target and no shares vested under the 2023-2025 PSUs:

Metrics	Threshold	Target	Maximum	Weight	Weighted Metric Performance	Weighted Vesting %

Adjusted Pre-Tax Earnings Growth CAGR[1]				34%	—%	—%

2025 Adjusted Net Earnings Margin[2]				33%	—%	—%

Peer Group Relative TSR Percentile Rank				33%	—%	—%

						—%
[1]The 3-Year CAGR is calculated using adjusted pre-tax net earnings of $1.3 billion and $4.3 billion for December 31, 2025 and 2022, respectively. Refer to Appendix A for reconciliations of non-GAAP measures included throughout this proxy statement.

[2]The adjusted net earnings margin as of December 31, 2025 is derived from adjusted net earnings of $1.0 billion divided by premium and service revenues of $174.6 billion. Refer to Appendix A for reconciliations of non-GAAP measures throughout this proxy statement.

The number of shares earned compared to target earned by each NEO are reflected in the table below, demonstrating our rigorous goals and commitment to a pay for performance philosophy:

Name	Target (#)	Vested Shares (#)
Sarah M. London	141,103	—
Andrew L. Asher	67,985	—
Christopher A. Koster	26,939	—
Tanya M. McNally	2,073	—
Susan R. Smith	9,651	—
Centene Corporation

Executive Compensation	87
Status of LTI Award Programs
Relative TSR-Based LTI Award Status Through December 31, 2025

LTI Performance Period	2023	2024	2025	Status
2023-2025 3-year LTI	100% Complete			●
2024-2026 3-year LTI		67% Complete		●
2025-2027 3-year LTI			33% Complete	●

Status Legend:
● Tracking Above Target / Above Target Payout
● Tracking On Target / On Target Payout
● Tracking Below Target / Below Target Payout
Other Benefits
We provide our NEOs with a defined contribution 401(k) retirement program, which is the same program that is generally provided to all our employees. We also provide our NEOs with a non-qualified deferred compensation plan to make up for matching contributions that are capped by compensation limits imposed on qualified retirement plans under the Internal Revenue Code. We do not provide our NEOs with a defined benefit retirement program. We also do not provide retiree medical coverage to our NEOs.
With respect to most other benefits, the benefits provided to NEOs and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees. However, benefits for our NEOs also include premiums for insurance policies.
We believe that the personal safety and security of our NEOs is of the utmost importance to the Company and our stockholders. We provide security services to certain executives as part of proper risk management. Security services may include, in some cases, personal security services, including the use of Company provided aircraft. These protections are provided due to the range of security issues encountered by executive officers of large corporations in our industry.
Proxy Statement 2026

88	Executive Compensation
2026 Compensation Decisions
In 2026, the Compensation and Talent Committee made updates to both the annual cash incentive and long-term incentive plan designs and metrics to prioritize bottom line growth and closely align compensation with stock price performance. The revenue growth component in the annual cash incentive plan has been replaced with an HBR metric. In the long-term incentive plan, while the plan design has historically included both financial and stock price performance measurements, the PSUs for the 2026 - 2028 performance cycle are tied solely to Centene's stock price performance over the three-year period. A rigorous compound annual growth rate has been assigned to meet the target payout. The 2026 shift to an absolute TSR metric reflects our commitment to stockholder alignment.
2026 Annual Cash Incentive
The Compensation and Talent Committee rewards NEOs with an annual cash incentive award for achieving the Company's predefined annual metrics. For the 2026 annual cash incentive awards, the Compensation and Talent Committee included Adjusted Diluted EPS, HBR performance, and strategic goals. The replacement of revenue growth with HBR prioritizes margin expansion and profitable growth.
The Adjusted Diluted EPS and HBR performance targets align with the 2026 guidance announced in connection with the 2025 year-end earnings release. Our annual cash incentive plan targets are developed each year based on a pay-for-performance approach with rigorous performance metrics that the Compensation and Talent Committee believes are challenging but attainable and include stretch goals to reach to pay above target.
2026 Annual Cash Incentive Metrics

Metric	Weight
Adjusted Diluted EPS	60%
Health Benefits Ratio (HBR)	20%
Strategic Goals	20%
100%
The Compensation and Talent Committee will assess and evaluate how each NEO contributed to achieving these goals and the Company's overall objectives. Individual performance adjustments may be incorporated to reflect the executives' contributions towards financial and non-financial goals.
Individual awards under our annual cash incentive plan are approved by the Compensation and Talent Committee based primarily upon:
•business performance versus our business plan;
•the effectiveness of each executive's leadership performance and potential to enhance long-term stockholder value;
•targeted cash incentive amounts, which are based upon market data; and
•the recommendation of the Chief Executive Officer (for all NEOs other than the CEO).
Overall, 60% of each award is aligned with the Adjusted Diluted EPS target, 20% is based on the achievement of HBR targets, and 20% is based on the achievement of the Company's strategic goals.
In 2026, we will continue to focus on long-term stockholder value through meeting our financial metrics that are measurable against key financial and operational priorities. We are focused on key initiatives related to long-term growth, optimization, transformation, customer and member experience, and continuing to promote best-in-class talent & culture.
Centene Corporation

Executive Compensation	89
2026-2028 Long-Term Incentives
Our long-term incentive compensation is designed to attract and retain key executives, build an integrated management team, reward for innovation and appropriate risk-taking, balance short-term planning with long-term success and align executive and stockholder interests. While our long-term PSU grants have historically been based on both financial measures and stock price performance, the Committee has determined that given the steep stock price decline in July 2025 and subsequent stock price volatility, it is in the best interest of stockholders for management's long-term incentives in the form of PSUs to be based on absolute stock price growth. As a result, 100% of the PSUs granted for the 2026 - 2028 performance cycle are based on Centene's stock price performance over the three-year period. A rigorous compound annual growth rate has been assigned to meet the target payout.
These long-term incentives take the form of the following:
•PSUs (60% of stock granted) that are based on meeting predetermined performance targets (absolute TSR performance over three-year performance period).
•RSUs (40% of stock granted) that vest ratably over three years.
Long-term incentives are provided through equity, ensuring that the maximum number of shares of common stock granted in any calendar year (excluding shares granted in connection with an acquisition) does not exceed a level associated with competitive practice. Due to the competitive and complex nature of our business and the necessity of retaining key management level employees, equity grants are awarded to levels below senior executives. Annual PSU and RSU awards are generally granted in March to eligible employees but may also be approved at other times for a promotion, retention, a newly hired executive or as determined by the Compensation and Talent Committee.
Proxy Statement 2026

90	Executive Compensation
Other Compensation Policies and Information
Individual Employment and Severance Agreements
The Company is party to employment agreements with Sarah M. London and Andrew L. Asher. The Board has determined that it is in the best interests of the Company and our stockholders that such executives enter into employment agreements to ensure their commitment to individual duties, compliance with restrictive covenants and the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a termination of employment, in particular upon a change in control. The Board believes it is imperative to diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a pending or threatened change in control, to encourage the executive's full attention and dedication to the Company and to provide the executive with compensation and benefits arrangements upon a change in control which (i) will satisfy the executive's compensation and benefits expectations and (ii) are competitive with those of other major corporations.
Ms. London is party to an employment agreement dated April 27, 2022, entered into in connection with her appointment to the role of CEO. Pursuant to an employment agreement dated April 28, 2022, Mr. Asher agreed to continue serving as our Chief Financial Officer. In an effort to further align our executives' compensation with the interests of stockholders and promote corporate best practices, Ms. London and Mr. Asher's employment agreements were amended on February 20, 2023, to eliminate multi-year guaranteed long-term compensation awards. Future long-term compensation awards shall be annually determined by the Compensation and Talent Committee in its sole discretion.
Under the terms of any employment agreement and under the Centene Corporation Amended and Restated Executive Severance and Change in Control Plan (the Executive Severance Plan), if any components or amounts payable under the agreement are deemed to be "excess parachute payments" within the meaning of Section 280G of the Code or similar provision, the amount shall be reduced to the extent necessary so that no amounts paid shall be deemed excess parachute payments or, if the net benefit is greater, no reduction will be made, however the executive will be required to pay any additional taxes. No agreement provides for an excise tax gross-up.
In their respective agreements, the executives agree to non-competition and non-solicitation provisions that may extend through the first anniversary of termination of employment (for Ms. London, the period is 24 months). In the event of a termination due to a change in control, Ms. London's non-competition and non-solicitation period will be reduced to 12 months and Mr. Asher will no longer be subject to such covenants. For a further description of the material terms of the employment agreements with Ms. London and Mr. Asher, see the "Individual Employment Agreements" section.
Executive Severance Plan
Christopher A. Koster, Tanya M. McNally, and Susan R. Smith are each subject to restrictive covenant agreements and eligible for benefits under the Company's Executive Severance Plan.
Under the Executive Severance Plan, if Mr. Koster, Ms. McNally, or Ms. Smith undergoes a termination of employment without cause (other than a change in control termination), he or she will receive the following: (i) a lump sum equal to one times his/her base salary plus prorated target bonus; (ii) the Company portion of COBRA premiums for medical and dental benefits for 12 months; (iii) outstanding equity awards will continue to vest and stock option and stock appreciation rights will continue to be exercisable (if not expired by their terms) for 12 months, with PSUs vesting based on actual performance; and (iv) outplacement assistance for six months following the termination. If Mr. Koster, Ms. McNally, or Ms. Smith undergoes a termination of employment without cause or for good reason within 24 months after a change in control (or a termination without cause during the six months prior to a change in control, if requested by a third party participating in or causing the change in control), he or she will receive the following: (i) a lump sum equal to two times his/her base salary plus two times his/her average bonus plus a prorated target bonus; (ii) the Company portion of COBRA premiums for medical and dental benefits for 18 months; (iii) outstanding equity awards will fully vest and become exercisable as of the date of termination, and stock option and stock appreciation rights will continue to be exercisable until the earlier to occur of 12 months after the change in control termination or the expiration date of the award, with any applicable performance goals deemed achieved at the greater of target or actual performance prior to the change in control; and (iv) outplacement assistance for 6 months following the termination. Additionally, Mr. Koster, Ms. McNally, and Ms. Smith are subject to a non-competition and non-solicitation (of Company employees or customers) obligation, each for a period of 12 months after termination for any reason, as well as ongoing confidentiality requirements. The non-competition obligation does not apply if Mr. Koster, Ms. McNally, or Ms. Smith undergoes a change in control termination.
Centene Corporation

Executive Compensation	91
Retirement Provisions
In addition, for all Company employees, Company awards include a qualified retirement definition. NEOs who are at least 55 years of age and have 10 years of employment at the time of retirement are eligible for the following:
•A pro-rated number of PSUs vesting at the end of the performance period, based on the amount of time employed during the vesting period and actual performance outcomes.
•One-year continuation of vesting of RSUs upon a qualified retirement.
•A pro-rated annual paid bonus, if employed for six months of the calendar year, paid at actual performance generally at the same time when bonuses are paid to other employees.
Mr. Asher is eligible for qualified retirement treatment. His employment agreement also provides for the acceleration of equity awards upon retirement.
Clawback Policy
We have adopted the Clawback Policy in compliance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Pursuant to the Clawback Policy, in the event of an accounting restatement, any erroneously awarded compensation received during the three completed fiscal years prior to the accounting restatement (a) that is then-outstanding but has not yet been paid shall be automatically and immediately forfeited and (b) that has been paid to the executive officers shall be subject to reasonably prompt repayment to the Company. Recovery of any erroneously awarded compensation under the Clawback Policy is not dependent on fraud or misconduct by any person in connection with the accounting restatement.
Stock Ownership Guidelines
We utilize stock ownership guidelines for our NEOs, corporate officers and Board. We believe that ownership of our stock helps align the interests of our executives and stockholders and encourages executives to act in a manner that is expected to increase stockholder value. The stock ownership guidelines for our officers are as follows:

Role	Salary Multiple

Chief Executive Officer	6	x

President & Executive Vice Presidents	3	x

Senior Vice Presidents	2	x

Other Business Unit & Product Leaders	1	x

What Counts as Ownership? •Shares owned directly •Unvested RSUs •"Phantom shares" held in the deferred compensation plan

What Does Not Count as Ownership? •Shares subject to unexercised options whether or not vested •Unearned PSUs
The Compensation and Talent Committee annually reviews the stock ownership levels of the Board and all officers. Future stock awards take into consideration the executive's level of attainment of the suggested stock ownership amount. The Compensation and Talent Committee may elect to award the annual incentive to an executive in stock instead of cash if the suggested stock ownership amount is not achieved.
Proxy Statement 2026

92	Executive Compensation
The Board has established a policy requiring executive officers to retain ownership of the shares received from the vesting or payout of any RSU and PSU awards granted under our stock incentive plan (net of any shares used to satisfy tax obligations) for one year following such vesting or payout. An executive may substitute the tax basis of the shares under restriction for other shares held outright.
As of the close of the last fiscal year and the date of this report, all NEOs subject to the ownership guidelines are in compliance with the guidelines. Executives have five years to attain ownership guidelines. At $41.15 per share (the December 31, 2025 closing stock price), our NEOs held Company stock as of a multiple of their ending 2025 base salaries as follows:
Stock Ownership Achievement

* Ms. McNally and Ms. Smith are within the five year window to attain required ownership levels.
Minimum Ownership Requirement as a Multiple of Base Salary
Ownership as a Multiple of 2025 Base Salary
Stock ownership guidelines for members of our Board require them to own 7.5 times the annual cash retainer within five years of being appointed to the Board. As of December 31, 2025, all directors were in compliance with this requirement.
Insider Trading Policy
The Company maintains insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, and employees, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as NYSE listing standards. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K.
Centene Corporation

Executive Compensation	93
Hedging and Pledging Policy
The Board maintains the Company's insider trading policy, which prohibits hedging and pledging of shares by all employees, including executive officers, consultants, contractors, members of the Board and any persons that reside in the same household as any of the foregoing persons. Our insider trading policy also prohibits members of the Board and any employees from engaging in short-term or speculative transactions involving our securities. Our insider trading policy provides that members of the Board and employees may not engage in short sales of our securities, including short sales "against the box," or purchases or sales of puts or calls for speculative purposes. Our insider trading policy also strictly prohibits trading in call or put options involving Centene securities and other derivative securities and holding Centene securities in a margin account. The Board also maintains a policy regarding material nonpublic information, which sets forth prohibition against trading in Centene's securities and entering into or amending 10b5-1 plans during a specified period for certain employees and pre-clearance procedures for section 16 officers. As of March 13, 2026, all executive officers and directors were in compliance with these policies.
Deductibility of Executive Compensation
Section 162(m)(6), which was enacted as part of the Patient Protection and Affordable Care Act, amended the Code to limit the amount that certain healthcare insurers and providers, including the Company, may deduct for compensation to any employee in excess of $500,000 for a tax year beginning after December 31, 2012. This legislation does not create any exceptions for performance-based compensation and is not otherwise impacted by the adoption of the Tax Cuts and Jobs Act enacted on December 22, 2017. The Compensation and Talent Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation and Talent Committee believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of its employees. We were subject to the limitation in 2025.
Policies on the Timing of Options
Item 402(x) of Regulation S-K requires us to discuss our policies and practices on the timing of awards of options in relation to the disclosure by us of material nonpublic information. We historically do not strategically time option awards in coordination with the release of material nonpublic information and have never had a practice of doing so. We do not currently grant stock options or similar awards and have not granted any such awards to employees since 2021.
Proxy Statement 2026

94	Executive Compensation
Compensation and Talent Committee Report
The Compensation and Talent Committee, comprised solely of independent directors, has reviewed and discussed the "Compensation Discussion and Analysis" with the Company's management. Based on this review and discussion, the Compensation and Talent Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this proxy statement on Schedule 14A and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2025.
COMPENSATION AND TALENT COMMITTEE
Christopher J. Coughlin, Chair
Frederick H. Eppinger
Monte E. Ford
Theodore R. Samuels
Centene Corporation

Executive Compensation	95
Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2025, 2024 and 2023. Additional descriptions of each component of compensation for our NEOs are included elsewhere in this proxy statement under the caption, "Compensation Discussion and Analysis."
For 2025, our NEOs included our Chief Executive Officer, Chief Financial Officer, Secretary and General Counsel, Chief People Officer, and Chief Operating Officer.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)
Sarah M. London	2025	$1,473,077	$—	$15,537,733	$—	$2,109,446	$386,042	$19,506,298
Chief Executive Officer	2024	1,400,000	—	14,630,132	—	4,289,125	282,891	20,602,148
	2023	1,400,000	—	13,573,031	—	3,298,600	285,335	18,556,966
Andrew L. Asher	2025	1,152,885	—	13,362,923	—	1,238,198	318,874	16,072,880
Chief Financial Officer	2024	1,025,000	—	7,179,353	—	2,779,925	198,134	11,182,412
	2023	1,025,000	—	6,539,668	—	2,320,263	27,133	9,912,064
Christopher A. Koster	2025	768,269	—	5,111,079	—	550,081	79,364	6,508,793
Secretary and General Counsel	2024	750,000	—	2,920,884	—	1,352,250	40,404	5,063,538
	2023	750,000	—	2,591,281	—	1,424,100	78,956	4,844,337
Tanya McNally	2025	654,808	—	1,967,756	—	468,843	80,949	3,172,356
Chief People Officer

Susan R. Smith	2025	718,269	—	3,577,782	—	514,281	76,751	4,887,083
Chief Operating Officer	2024	696,154	—	1,654,307	—	1,099,923	72,068	3,522,452
1The amounts reported as Stock Awards and Option Awards for Ms. London, McNally, and Smith, and Messrs. Asher and Koster, reflect the grant date fair value of grants made during the current year under the 2012 Stock Incentive Plan computed in accordance with FASB ASC 718. Note 15 of the Notes to the Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2025, describes the assumptions used to determine the grant date fair value for Company equity awards. There can be no assurance that the grant date fair value of Stock Awards will ever be realized.
Stock awards granted to the NEOs include PSUs. PSUs are disclosed at target value. The 2025 PSUs have a maximum payout of 200%. If the maximum performance metrics are achieved, the grant date fair value of the performance awards would be $18,915,502 for Ms. London, $20,325,877 for Mr. Asher, $6,222,177 for Mr. Koster, $2,395,455 for Ms. McNally, and $4,355,577 for Ms. Smith.
2The amounts shown in the Non-Equity Incentive Plan Compensation column include both the annual cash incentive and the Cash LTIP award payouts for 2023 and 2024. There was no Cash LTIP in 2025.
Proxy Statement 2026

96	Executive Compensation
3The following table shows the components of "All Other Compensation" for fiscal year 2025:

Name	401(k) Match ($)	Non-qualified Deferred Compensation Match ($)	Life Insurance ($)	Personal Security ($)[a]	Personal Aircraft Usage ($)[b]	Other ($)[c]	Total Other Compensation ($)
Sarah M. London	$9,692	$150,630	$25,000	$49,510	$147,343	$3,867	$386,042
Andrew L. Asher	10,500	100,962	15,000	177,526	11,883	3,003	318,874
Christopher A. Koster	6,125	52,473	15,000	—	—	5,766	79,364
Tanya M. McNally	8,577	34,540	15,000	19,829	—	3,003	80,949
Susan R. Smith	10,500	44,046	15,000	4,167	—	3,038	76,751

[a]Beginning in December 2024, we pay for costs related to personal security services for certain NEOs. Amounts reported herein represent the aggregate incremental cost to the Company for these services. Additional descriptions of security services for certain NEOs are included under "Compensation Discussion & Analysis - Other Benefits."

[b]For flights on corporate aircraft, the cost is calculated based on an average cost-per-flight-hour charge, which reflects the operating and periodic maintenance costs of the aircraft, crew travel expenses and other miscellaneous costs, and represents the aggregate incremental cost to the Company.

[c] "Other" includes liability insurance for all NEOs. Ms. London's and Mr. Koster's "Other" compensation also includes personal use of Company event tickets. Ms. Smith's "Other" compensation also includes a health insurance incentive available to all employees.

Centene Corporation

Executive Compensation	97
Grants of Plan-Based Awards Table
The following table provides information on 2025 grants of PSUs and RSUs under the 2012 Stock Incentive Plan as well as 2025 cash-based grants under the Annual Cash Incentive Plan to each of our NEOs. The grant date fair values of these RSUs and PSUs are included in the Summary Compensation Table. The vesting provisions of the equity awards are included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Grant Date	Date of Board Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]				All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Sarah M. London	2/21/2025	2/21/2025	$147,308	$2,946,154	$5,892,308	—	—		—	—	$—
	3/15/2025	2/20/2025	—	—	—	39,182	78,364	[5]	156,728	—	4,560,001
	3/15/2025	2/20/2025	—	—	—	19,591	39,182	[6]	78,364	—	2,280,001
	3/15/2025	2/20/2025	—	—	—	19,591	39,182	[7]	78,364	—	2,617,749
	3/15/2025	2/20/2025	—	—	—	—	—		—	104,485	6,079,982
Andrew L. Asher	1/24/2025	1/24/2025	86,466	1,729,328	3,458,655	—	—		—	—	—
	3/15/2025	2/20/2025	—	—	—	20,622	41,244	[5]	82,488	—	2,399,988
	3/15/2025	2/20/2025	—	—	—	10,312	20,623	[6]	41,246	—	1,200,052
	3/15/2025	2/20/2025	—	—	—	10,311	20,622	[7]	41,244	—	1,377,757
	3/15/2025	2/20/2025	—	—	—	21,482	42,963	[5]	85,926	—	2,500,017
	3/15/2025	2/20/2025	—	—	—	10,741	21,481	[6]	42,962	—	1,249,979
	3/15/2025	2/20/2025	—	—	—	10,741	21,481	[7]	42,962	—	1,435,146
	3/15/2025	2/20/2025	—	—	—	—	—		—	54,992	3,199,984
Christopher A. Koster	1/24/2025	1/24/2025	38,413	768,269	1,536,538	—	—		—	—	—
	3/15/2025	2/20/2025	—	—	—	12,889	25,778	[5]	51,556	—	1,500,022
	3/15/2025	2/20/2025	—	—	—	6,444	12,888	[6]	25,776	—	749,953
	3/15/2025	2/20/2025	—	—	—	6,445	12,889	[7]	25,778	—	861,114
	3/15/2025	2/20/2025	—	—	—	—	—		—	34,370	1,999,990
Tanya M. McNally	1/24/2025	1/24/2025	32,740	654,808	1,309,616	—	—		—	—	—
	3/15/2025	2/20/2025	—	—	—	4,962	9,924	[5]	19,848	—	577,478
	3/15/2025	2/20/2025	—	—	—	2,481	4,962	[6]	9,924	—	288,739
	3/15/2025	2/20/2025	—	—	—	2,481	4,962	[7]	9,924	—	331,511
	3/15/2025	2/20/2025	—	—	—	—	—		—	13,233	770,028
Susan R. Smith	1/24/2025	1/24/2025	35,913	718,269	1,436,538	—	—		—	—	—
	3/15/2025	2/20/2025	—	—	—	9,022	18,044	[5]	36,088	—	1,049,980
	3/15/2025	2/20/2025	—	—	—	4,512	9,023	[6]	18,046	—	525,048
	3/15/2025	2/20/2025	—	—	—	4,511	9,022	[7]	18,044	—	602,761
	3/15/2025	2/20/2025	—	—	—	—	—		—	24,059	1,399,993
1The amounts shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the range of the annual cash incentive awards as described in the section titled "Annual Cash Incentive Plan" in the Compensation Discussion and Analysis above.
2The amounts shown in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the range of shares that may be earned at the end of the 2025-2027 performance period applicable to our PSUs assuming achievement of the relevant performance objectives.
3The amounts shown in the All Other Stock Awards column represent the RSUs described in the section titled "2025 Annual Long-Term Incentives" in the Compensation Discussion and Analysis above.
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4The amounts shown in the Grant Date Fair Value of Stock Awards column represent the grant date fair value, measured in accordance with FASB ASC 718.
5Equity incentive grants contain a performance condition based upon our 2025-2027 Average Adjusted Pre-Tax Earnings Margin. For performance between the threshold and the target or the target and the maximum, the number of PSUs earned will be interpolated.
6Equity incentive grants contain a performance condition based upon our 2027 Medicare Adjusted Pre-Tax Earnings Margin. For performance between the threshold and the target or the target and the maximum, the number of PSUs earned will be interpolated.
7Equity incentive grants contain a performance condition based upon our 2025-2027 relative TSR. For performance between the threshold and the target or the target and the maximum, the number of PSUs earned will be interpolated. If the Company's absolute TSR for the performance period is negative, the payout will not exceed 100% of target.
Individual Employment Agreements
The following is a description of the material terms of the employment agreements with Ms. London and Mr. Asher. The terms of payments they would receive upon termination of employment and restrictive covenants are described in "Potential Payments Upon Termination or Change in Control."
Sarah M. London
Ms. London's employment agreement, dated April 27, 2022, as amended on February 20, 2023, provides for (i) an annual base salary for the years 2022 and 2023 of $1.4 million, (ii) an annual cash incentive bonus target of no less than 150% of base salary and (iii) long-term equity incentive awards with amounts and terms determined by the Compensation and Talent Committee.
Andrew L. Asher
Mr. Asher's employment agreement, dated April 28, 2022, as amended on February 20, 2023, provides for (i) an annual base salary of $1,025,000, (ii) an annual cash incentive bonus target of 125% of base salary and (iii) long-term equity incentive awards with amounts and terms determined by the Compensation and Talent Committee. Mr. Asher’s actual total target level of compensation shall be annually determined by the Compensation and Talent Committee in its sole discretion. The Compensation and Talent Committee shall determine in its sole discretion, consistent with the principles set forth in Mr. Asher's employment agreement, the specific components of total compensation for any future calendar years in the employment term.
Centene Corporation

Executive Compensation	99
Outstanding Equity Awards at Fiscal Year-End Table
The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs and PSUs held by our NEOs on December 31, 2025.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)[1,2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[1,4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Sarah M. London	—	—	13,449	$81.85	12/15/2031	[5]	173,227	$7,128,291	138,834	$5,713,019
Andrew L. Asher	—	—	13,449	81.85	12/15/2031	[5]	88,500	3,641,775	113,881	4,686,203
Christopher A. Koster	—	—	15,690	81.85	12/15/2031	[5]	47,873	1,969,974	37,851	1,557,569
Tanya M. McNally	—	—	—	—	—		21,350	878,553	13,770	566,636
Susan R. Smith	—	—	—	—	—		30,702	1,263,387	24,882	1,023,894
1Upon the occurrence of a change in control and subsequent termination, any unvested RSUs and PSUs will vest, with the PSUs vesting at the greater of the actual or target level of performance.
2 The amounts in this column represent the number of shares of unvested RSUs granted in 2023, 2024 and 2025. Although this column typically includes earned PSUs, no PSUs are reflected for the 2023-2025 performance period because performance conditions were not met as of December 31, 2025 and no shares were earned.
3Based on the $41.15 closing stock price of Centene common stock on December 31, 2025.
4The amounts in this column represent the threshold number of PSUs granted to our NEOs in 2024 and 2025. The PSUs will vest or be forfeited based on whether the applicable three-year performance metrics are attained.
5Performance Stock Option granted on December 15, 2021, may become exercisable on or after the third anniversary of the grant date if the average closing price of Centene common stock equals or exceeds $100 per share for 20 consecutive trading days following the grant date.
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100	Executive Compensation
These unvested equity grants are detailed by vesting date in the table below.

Name	Vesting Date	Restricted Stock Units (#)	Performance Stock Units Granted in 2024[1] (#)	Performance Stock Units Granted in 2025[1] (#)
Sarah M. London	3/15/2026	81,862	—	—
	3/15/2027	56,536	60,470	—
	3/15/2028	34,829	—	78,364
Andrew L. Asher	3/15/2026	41,185	—	—
	3/15/2027	28,984	29,674	—
	3/15/2028	18,331	—	84,207
Christopher A. Koster	3/15/2026	20,625	—	—
	3/15/2027	15,791	12,073	—
	3/15/2028	11,457	—	25,778
Tanya M. McNally	1/15/2026	1,623	—	—
	3/15/2026	7,075	—	—
	4/15/2026	2,449	—	—
	3/15/2027	5,792	3,846	—
	3/15/2028	4,411	—	9,924
Susan R. Smith	3/15/2026	10,474	—	—
	6/15/2026	1,733	—	—
	3/15/2027	10,475	6,837	—
	3/15/2028	8,020	—	18,045
1PSUs reported at threshold performance level.
Option Exercises and Stock Vested Table
The following table shows the number of shares of our stock acquired by our NEOs in 2025 upon vesting of RSUs or PSUs. No option awards were exercised by our NEOs in 2025.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sarah M. London	—	$—	94,285	$5,799,725
Andrew L. Asher	—	—	57,762	3,396,166
Christopher A. Koster	—	—	17,750	1,089,771
Tanya M. McNally	—	—	7,543	459,182
Susan R. Smith	—	—	19,654	1,092,582
Centene Corporation

Executive Compensation	101
Non-qualified Deferred Compensation Table
Under the Company's Deferred Compensation Plan, the NEOs may contribute a designated percentage of salary and/or bonus into the plan which serves as an excess savings plan due to tax limitations under our tax qualified 401(k) plan. The following table shows the change in the Non-qualified Deferred Compensation balances for our NEOs who participated for the fiscal year ended December 31, 2025:

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings (Losses) in Last FY ($)[3]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)[4]
Sarah M. London	$320,645	$150,630	$61,604	$—	$1,391,544
Andrew L. Asher	222,923	100,962	455,597	—	3,096,642
Christopher A. Koster	147,927	52,473	234,822	—	1,972,562
Tanya M. McNally	112,425	34,540	62,212	—	476,501
Susan R. Smith	109,092	44,046	34,404	—	243,632
1Executive contributions were included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table to the extent the executive was named in the proxy statement in the fiscal year in which such contributions were earned.
2All registrant contributions are included in the All Other Compensation column in the Summary Compensation Table for 2025.
3The Company does not pay above market interest or preferential dividends on investments in the Deferred Compensation Plan. Investment options in the Deferred Compensation Plan are substantially the same as the 401(k) plan, with the exception of the investment in Centene common stock. The returns on the investments available to employees during 2025 ranged from -32.1% to 33.7%, with a median return of 15.2% for the year ended December 31, 2025.
4The amounts shown in the Aggregate Balance at Last Fiscal Year-End column include amounts the Company owes these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it until a later time. For prior years, all amounts contributed by a NEO in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables. The amounts reported in the Summary Compensation Table for the years ended December 31, 2025, 2024 and 2023 are summarized below.

Name	2025 Summary Compensation Table ($)	2024 Summary Compensation Table (S)	2023 Summary Compensation Table (S)
Sarah M. London	$239,015	$347,910		$100,604
Andrew L. Asher	170,135	286,772		115,816
Christopher A. Koster	129,300	163,408		129,656
Tanya M. McNally	100,020	—	[a]	—	[a]
Susan R. Smith	87,142	118,299		—	[a]
[a]Ms. McNally was not a Named Executive Officer in the Company's 2023 or 2024 proxy statement. Ms. Smith was not a Named Executive Officer in the Company's 2023 proxy statement.

Proxy Statement 2026

102	Executive Compensation
Potential Payments Upon Termination or Change in Control
As previously discussed, Ms. London and Mr. Asher are party to employment agreements, pursuant to which they will receive severance payments and benefits upon certain terminations of employment. Mr. Koster, Ms. McNally, and Ms. Smith are not party to individual employment agreements providing for severance, and instead, are party to the Executive Severance Plan.
Sarah M. London
Upon a termination without cause, with good reason or due to the Company's non-renewal of Ms. London's term, absent a change in control, Ms. London will receive the following payments and benefits: (i) an amount equal to two times the sum of base salary and the greater of target annual bonus then in effect or the average of the annual bonuses earned for the two most recent calendar years for which a bonus had been determined, (ii) a prorated annual bonus, (iii) 24 months of medical coverage, (iv) continued vesting of performance-vested restricted stock units granted on March 29, 2022, and (v) immediate acceleration of the vesting of all other time-vested equity and equity-based awards that would otherwise vest during the 24 month period following the termination, pro-rata vesting and payment of all other performance-based awards based upon adding an additional 24 months service and the greater of target or Company performance. Upon a termination without cause, with good reason or due to the non-renewal of Ms. London's term within 2 years following or 120 days prior to a change in control, Ms. London will receive the following payments and benefits: (a) an amount equal to 2.99 times the sum of base salary and the greater of target annual bonus then in effect or the average of the annual bonuses earned for the two most recent calendar years for which a bonus had been determined, (b) a prorated annual bonus, (c) 36 months of medical coverage and (d) full vesting of any outstanding equity or equity-based awards. Upon a termination due to death or disability, Ms. London will receive the same benefits as with good reason or due to non-renewal except for the benefit described in (i) above. Under her employment agreement, Ms. London is required to execute a general release and waiver of claims against the Company and to resign from her position upon termination of her employment for any reason in order to receive any severance payments. Ms. London is subject to a non-competition provision, a non-solicitation (of Company employees) obligation and an obligation not to interfere with Company customer relationships for a period of 24 months after termination for any reason (or in the event of a change in control, 12 months). Additionally, Ms. London is subject to ongoing non-disparagement and confidentiality requirements.
Andrew L. Asher
Upon a termination without cause, with good reason absent a change in control, or due to death or disability, Mr. Asher will receive the following payments and benefits: (i) an amount equal to annual base salary, (ii) a prorated annual bonus, (iii) 12 months of medical coverage and (iv) acceleration of the vesting of any cash award granted in 2021, vesting of RSUs and PSUs, and an additional year of service for outstanding cash awards. Mr. Asher is eligible for qualified retirement, which allows for the vesting of outstanding RSUs and PSUs as previously described on page 91. Upon a termination without cause or with good reason within 2 years following or 120 days prior to a change in control, Mr. Asher will receive the following payments and benefits: (a) an amount equal to two times the sum of base salary and the average of the last two annual bonuses, (b) a prorated target bonus, (c) 18 months of medical coverage and (d) full vesting of any outstanding equity or equity-based awards. Under his employment agreement, Mr. Asher is required to execute a general release and waiver of claims against the Company and to resign from his position upon termination of his employment for any reason in order to receive any severance payments. Mr. Asher is subject to a non-competition provision and a non-solicitation (of Company employees or customers) obligation for a period of 12 months after termination for any reason (other than if a change in control occurs). Additionally, Mr. Asher is subject to ongoing non-disparagement and confidentiality requirements.
Centene Corporation

Executive Compensation	103
Christopher A. Koster, Tanya M. McNally, and Susan R. Smith
Mr. Koster, Ms. McNally, and Ms. Smith are covered by the Company's Executive Severance Plan. Under the Executive Severance Plan, upon a termination other than for cause, Mr. Koster, Ms. McNally, and Ms. Smith will receive (i) a lump sum equal to one times base salary plus prorated target bonus, (ii) 12 months of medical coverage and (iv) 12 months of continued vesting of the executive's existing equity awards. Upon a termination, other than for cause, or for good reason within 24 months following a change in control, Mr. Koster, Ms. McNally, and Ms. Smith will receive (a) a lump sum equal to two times base salary plus two times the average of the executive's last two annual bonuses and prorated target bonus (b) 18 months of medical coverage and (c) full vesting of any outstanding equity awards, including stock options. Additionally, Mr. Koster, Ms. McNally, and Ms. Smith are subject to a non-competition and non-solicitation (of Company employees or customers) obligation, each for a period of 12 months after termination for any reason, as well as ongoing confidentiality requirements. The non-competition obligation does not apply if Mr. Koster, Ms. McNally, or Ms. Smith undergoes a change in control termination.
Retirement Provisions
As of December 31, 2025, Mr. Asher is eligible for qualified retirement treatment as described in the Other Compensation Policies and Information section under Compensation Discussion and Analysis.
Termination and Change-in-Control Tables
The section below describes the payments that may be made to our NEOs upon termination or a change in control. Our NEOs may also be entitled to payments under the Company's Deferred Compensation Plan as set forth in the Non-qualified Deferred Compensation Table section above.
The amounts presented below assume the termination or change in control occurred as of December 31, 2025, based on the employment agreements and the Executive Severance Plan in place at December 31, 2025, in accordance with the applicable SEC rules. The change in control cash payments are subject to the conditions of the "double-trigger" criteria in each of the NEO's employment agreement or Executive Severance Plan, meaning they are only entitled to payment if there is a change in control and the executive officer's employment is terminated without "cause" or the executive officer terminates his or her employment for "good reason" within twenty-four months of the change in control. The equity award acceleration amounts below were calculated using the closing price of our common stock on December 31, 2025 of $41.15. In the Change in Control column, the PSU awards are generally included at the greater of the target or actual level of performance as of December 31, 2025. Our equity award agreements include a "double-trigger" provision, which provides for accelerated vesting only if there is a change in control and the executive officer's employment is terminated without "cause" or the executive officer terminates his or her employment for "good reason" within twenty-four months of the change in control.

Sarah M. London
Executive Benefits and Payments Upon Terminations	Voluntary Termination/ Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Termination Following a Change in Control ($)
Cash Severance	$—	$9,664,000	$—	$—	$—	$14,496,000
Pro rata Bonus Payment	—	3,332,000	—	3,332,000	3,332,000	3,332,000
Unvested RSUs and PSUs	—	22,685,666	—	22,685,666	22,685,666	24,683,186
Welfare Benefits Values	—	54,180	—	1,144,180	54,180	81,270
Proxy Statement 2026

104	Executive Compensation

Andrew L. Asher
Executive Benefits and Payments Upon Terminations	Voluntary Termination/ Retirement ($)	Involuntary Not for Cause Termination or Voluntary with Good Reason ($)	For Cause Termination ($)	Death ($)	Disability ($)	Termination Following a Change in Control ($)
Cash Severance	$—	$1,200,000	$—	$1,200,000	$1,200,000	$6,666,563
Pro rata Bonus Payment	1,288,800	1,288,800	—	1,288,800	1,288,800	1,800,000
Unvested RSUs and PSUs	5,508,751	10,251,041	—	10,251,041	10,251,041	16,158,288
Welfare Benefits Values	—	27,090	—	457,090	27,090	478,661
Outplacement	—	25,000	—	—	—	—

Christopher A. Koster
Executive Benefits and Payments Upon Terminations	Voluntary Termination/ Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Termination Following a Change in Control ($)
Cash Severance	$—	$1,550,000	$—	$—	$—	$4,507,500
Unvested RSUs and PSUs	—	848,719	—	2,762,718	2,762,718	6,299,678
Welfare Benefits Values	—	26,182	—	340,000	—	39,273
Outplacement	—	25,000	—	—	—	25,000

Susan R. Smith
Executive Benefits and Payments Upon Terminations	Voluntary Termination/ Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Termination Following a Change in Control ($)
Cash Severance	$—	$1,450,000	$—	$—	$—	$3,999,923
Unvested RSUs and PSUs	—	502,318	—	1,419,675	1,419,675	3,782,590
Welfare Benefits Values	—	28,090	—	250,000	—	42,135
Outplacement	—	25,000	—	—	—	25,000

Tanya M. McNally
Executive Benefits and Payments Upon Terminations	Voluntary Termination/ Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Termination Following a Change in Control ($)
Cash Severance	$—	$1,350,000	$—	$—	$—	$3,380,807
Unvested RSUs and PSUs	—	458,699	—	813,865	813,865	2,137,948
Welfare Benefits Values	—	16,745	—	250,000	—	25,118
Outplacement	—	25,000	—	—	—	25,000
Centene Corporation

Executive Compensation	105
Pay Versus Performance
The following table illustrates the relation between executive compensation and certain Company performance metrics for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021. Amounts disclosed below reflect compensation to our Principal Executive Officers (PEO) and Non-PEO Named Executive Officers (Non-PEO NEO), including compensation reflected on the Summary Compensation Table (SCT) and Compensation Actually Paid (CAP). Performance metrics include TSR for the Company, TSR for the S&P Health Care Index effective as of December 31, 2025, Company Net Income (Loss) and Adjusted Diluted EPS, which is the measure selected by the Company as the most important financial metric for determining CAP in the current year. Additional description of Compensation Actually Paid is outlined in a footnote to the table below.

Year	Summary Compensation Table Total for First PEO[1] ($)	Summary Compensation Table Total for Second PEO[2] ($)	Compensation Actually Paid to First PEO[1,3] ($)	Compensation Actually Paid to Second PEO[2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEO[4] ($)	Average Compensation Actually Paid to Non-PEO NEO [4,5] ($)	Value of Initial Fixed $100 Investment Based On:
							Total Shareholder Return ($)	Peer Group Total Shareholder Return[6] ($)	Net Income (Loss) ($)	Adjusted Diluted EPS[7] ($)
2025	$19,506,298	$—	$4,646,963	$–	$7,660,278	$3,190,854	$68.55	$148.37	$(6,674)	$2.08
2024	20,602,148	—	5,380,644	—	7,197,901	2,470,464	100.92	129.47	3,305	7.17
2023	18,556,966	—	13,968,419	—	7,571,326	6,661,957	123.62	126.21	2,702	6.68
2022	13,246,447	7,599,513	12,622,902	6,829,908	6,659,921	6,508,126	136.62	123.67	1,202	5.78
2021	—	20,637,990	—	42,314,846	9,904,692	8,682,563	137.26	126.13	1,347	5.15
1Represents compensation for Ms. London, the Company's current CEO.
2Represents compensation for Mr. Neidorff, the Company's former CEO.
3PEO Compensation Actually Paid. The amounts in the following table represent each of the amounts deducted and added to the equity award values for the PEOs for 2025 for purposes of computing the "compensation actually paid" amounts appearing in this column of the Pay Versus Performance table:

2025
PEO Summary Compensation Table Total	$19,506,298
SCT "Stock Awards Total" column value	(15,537,733)
Year-end fair value of outstanding equity awards granted in applicable year	9,131,090
Change in fair value of outstanding equity awards granted in prior years	(8,540,633)
Change in fair value of prior-year equity awards vested in applicable year	87,941
PEO Compensation Actually Paid	$4,646,963
4Non-PEO NEOs for the applicable years were as follows: 2025 - Andrew Asher, Christopher Koster, Tanya McNally and Susan Smith; 2024 - Andrew Asher, Kenneth Fasola, Christopher Koster and Susan Smith; 2023 - Andrew Asher, Kenneth Fasola, Christopher Koster, David Thomas and James Murray; 2022 - Andrew Asher, Kenneth Fasola, Christopher Koster, Brent Layton, James Murray and David Thomas; and 2021 - Andrew Asher, Jesse Hunter, Christopher Koster, Brent Layton, Sarah London and Jeffrey Schwaneke.
5Average Non-PEO NEO Compensation Actually Paid. The amounts in the following table represent each of the amounts deducted and added to the equity award values for the non-PEO NEOs for 2025 for purposes of computing the "compensation actually paid" amounts appearing in this column of the Pay Versus Performance table:

2025
Average Non-PEO NEO Summary Compensation Table Total	$7,660,278
SCT "Stock Awards Total" column value	(6,004,885)
Year-end fair value of outstanding equity awards granted in applicable year	3,429,328
Change in fair value of outstanding equity awards granted in prior years	(1,847,766)
Change in fair value of prior-year equity awards vested in applicable year	(46,101)
Average Non-PEO NEO Compensation Actually Paid	$3,190,854
6Represents the TSR for the S&P Health Care Index.
Proxy Statement 2026

106	Executive Compensation
7The Company has identified Adjusted Diluted EPS, a non-GAAP measure, as our company-selected measure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the non-PEO NEOs in 2025 to the Company's performance. See Appendix A for reconciliation of non-GAAP measures.
The graphs below describe the relationship between the PEO and Non-PEO NEOs' Compensation Actually Paid to the Company's TSR, Net Income (Loss) and Adjusted Diluted EPS.
Compensation Actually Paid
vs. TSR

CAP to Second PEO ($ in millions)
CAP to First PEO ($ in millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ in millions)
Company TSR
S&P Health Care Index TSR
Compensation Actually Paid
vs. Net Income (Loss)

CAP to Second PEO ($ in millions)
CAP to First PEO ($ in millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ in millions)
Net Income (Loss) ($ in billions)

Centene Corporation

Executive Compensation	107
Compensation Actually Paid
vs. Adjusted Diluted EPS1

CAP to Second PEO ($ in millions)
CAP to First PEO ($ in millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ in millions)
Adjusted Diluted EPS
Represents non-GAAP measure. Refer to Appendix A for reconciliation of non-GAAP measures.
[1]
The following table lists the five financial performance measures that we believe represent the most important performance measures we used during 2025 to link compensation actually paid to our NEOs to our performance:

Most Important Performance Measures
Adjusted Diluted EPS	Adjusted Net Earnings Margin	Total Shareholder Return (TSR)
Adjusted Pre-tax Margin	Revenue Growth Compound Annual Growth
Proxy Statement 2026

108	Executive Compensation
CEO to Median Employee Pay Ratio Information
Pursuant to Item 402(u) of Regulation S-K, we have included below a disclosure of the ratio of the median employee's annual total compensation to the annual total compensation of our CEO, Ms. London. Since the applicable SEC rules allow companies to use a variety of methods to determine this ratio, the ratio disclosed by the Company may not be comparable to the ratio disclosed by other companies.
Ms. London's annual total compensation for the year ended December 31, 2025 was $19,516,298, which reflects the amount reported in the Summary Compensation Table, plus $10,000 of the Company-paid portion of Ms. London's medical plan premiums. The annual total compensation for the median employee for the year ending December 31, 2025 was $94,800, inclusive of $10,000 of the Company-paid portion of the employee's medical plan premiums. Ms. London's annual total compensation was 206 times that of our median employee's pay.
We most recently determined the median employee in the fourth quarter of 2024 by analyzing total cash compensation for employees, excluding our CEO, who were employed by the Company as of October 11, 2024. In conducting this analysis, compensation for employees hired during the year was annualized. The population included all employees, whether employed on a full-time or part-time basis, except approximately 100 employees who had anomalous pay characteristics. As a result, a total of 59,378 employees were included in the determination of our median employee.
We calculated annual total compensation of the median employee using the same methodology used for our NEOs within the Summary Compensation Table of this proxy statement, plus company-paid medical plan premiums capped at $10,000.
Centene Corporation

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm	109

3 PROPOSAL	Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited our financial statements for the fiscal year ended December 31, 2025. The Audit and Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit and Compliance Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year, and we are asking stockholders to ratify this appointment.
KPMG LLP has been retained as our external auditor continuously since 2005. The Audit and Compliance Committee believes the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders because of the quality of accounting firm, the level of service provided by the firm, its efficient and innovative audit processes and competitive fee structure.
Stockholder ratification of this selection is not required by our By-laws or other applicable legal requirements. Our Board of Directors is, however, submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, the Audit and Compliance Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit and Compliance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Compliance Committee believes that a change would be in the best interests of the Company and our stockholders.
We expect that representatives of KPMG LLP will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.
The affirmative vote of the holders of a majority of the votes cast at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

The Board recommends that stockholders vote "FOR" the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proxy Statement 2026

110	Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm
Evaluation of the Independent Auditor
The Audit and Compliance Committee regularly considers the independence, qualifications, compensation and performance of its independent auditor. The Audit and Compliance Committee considered the following factors in its annual review and determination of whether to retain KPMG LLP as the Company's independent auditor during 2026.

Quality of the Independent Audit Firm and Audit Process

•The risks associated with the independent audit firm based on their financial stability, compliance with applicable laws and professional standards, pending litigation or judgments against the independent audit firm and results of applicable independent audit firm inspections.
•Results of the most recent PCAOB inspection report.

Level of Service Provided by the Independent Audit Firm

•Results of annual satisfaction surveys distributed to management with high interactions with the independent audit firm as well as the Audit and Compliance Committee.
•Open access and engagement with KPMG subject matter experts providing valuable insights on matters important to the Company.

Good Faith Negotiation of Fees

•Robust fee negotiation process resulting in rationalization of fees through identification of areas of opportunity and improvement, including the use of technology.
•Review of fees incurred for reasonableness against the annually approved fees and reported current fee estimates provided to the Committee.

Centene Corporation

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm	111
Independence and Tenure
The committee engaged in an assessment of KPMG's independence controls through the provision of its required communications. Representatives of KPMG will participate in the annual meeting to answer questions and will have the opportunity to make a statement.
KPMG LLP has served as the Company's independent auditor since 2005. In considering the independence and tenure of KPMG as our independent auditor, the Audit and Compliance Committee carefully considers the benefits of auditor experience in light of the robust controls in place to safeguard independence.

Benefits of Tenure	Key Independence Controls

•Enhanced Audit Quality. KPMG's deep familiarity with the healthcare insurance industry and Centene's business and operations, accounting policies and practices and internal controls over financial reporting is valuable to the Company and its stockholders. Their institutional knowledge and experience is balanced by the fresh perspective delivered by changes in the audit team resulting from mandatory audit partner rotation and routine turnover with the team that provides for new perspectives while still keeping the historic understanding of the Company.
•Continuity. Changing independent auditors, without reasonable cause, would require management to devote significant resources and time to educating a new independent auditor to reach a comparable level of familiarity with our business and control framework, potentially distracting from management's focus on financial reporting and controls.
•Efficient Audit Plans. KPMG's knowledge of our business and control framework allows them to develop and implement efficient and innovative audit processes, enabling the provision of services for fees considered by the committee to be competitive.

•Committee Oversight. The Audit and Compliance Committee and its chair hold regular private sessions with the independent auditor; the Audit and Compliance Committee regularly discusses with the independent auditor the scope of their audit; the Committee reviews with the independent auditor any problems or difficulties they may have encountered. Additionally, on at least an annual basis, KPMG provides the Committee reports regarding their independence.
•Lead Partner Rotation. Under current legal requirements, the lead engagement partner for the independent audit firm may not serve in that role for more than five consecutive fiscal years, and the Audit and Compliance Committee ensures the regular rotation of the audit engagement team partner as required by law. The Audit and Compliance Committee has been directly involved in the appointment of a new lead engagement partner for 2025 and supported the smooth transition.
•Limits on Non-audit Services. The Audit and Compliance Committee has exclusive authority to pre-approve non-audit services and determine whether such services are consistent with auditor independence.
•Independence Assessment. On at least an annual basis, KPMG provides the Audit and Compliance Committee reports regarding independence, conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other staff serving the Company's account consistent with independence requirements.

Proxy Statement 2026

112	Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm Fees & Services
The following table discloses the aggregate fees for services related to 2025 and 2024 by KPMG LLP, our independent registered public accounting firm ($ in thousands):

	KPMG
	2025	2024
Audit Fees	$13,363	$13,665
Audit-Related Fees	1,510	1,465
Tax Fees	—	5
All Other Fees	—	—
Audit-related fees in 2025 and 2024 consist primarily of fees for operational control reviews.
The Audit and Compliance Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP. When assessing services rendered by our auditor and evaluating the quality of their work, the Audit and Compliance Committee considers a variety of factors, including: independence, insight provided to the Audit and Compliance Committee, ability to meet deadlines and respond to issues, management feedback and relative costs of services.
Audit and Non-Audit Services Pre-Approval Policy
The Audit and Compliance Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy that is designed to assure that the services performed for us by our independent registered public accounting firm do not impair its independence from the Company. This policy sets forth guidelines and procedures the Audit and Compliance Committee follows when retaining an independent registered public accounting firm to perform audit, audit-related, tax and other services. The policy provides detailed descriptions of the types of services that may be provided under these four categories and also sets forth a list of services that our independent registered public accounting firm may not perform for us.
Prior to engagement, the Audit and Compliance Committee pre-approves the services and fees of the independent registered public accounting firm within each of the above categories. During the year, it may become necessary to engage the independent registered public accounting firm for additional services not previously contemplated as part of the engagement. In those instances, the Audit and Non-Audit Services Pre-Approval Policy requires that the Audit and Compliance Committee specifically approve the services prior to the independent registered public accounting firm's commencement of those additional services. Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit and Compliance Committee has delegated the ability to pre-approve audit and non-audit services to the Audit and Compliance Committee chairman, provided the chairman reports any pre-approval decision to the Audit and Compliance Committee at its next scheduled meeting. The policy does not provide for a de minimis exception to the pre-approval requirements. Accordingly, all of the 2025 and 2024 fees described above were pre-approved by the Audit and Compliance Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.
Centene Corporation

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm	113
Audit and Compliance Committee Report
The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors. The charter outlines the Audit and Compliance Committee's duties and responsibilities. The Audit and Compliance Committee reviews the charter annually and works with the Board to amend the charter, as necessary, based on the Audit and Compliance Committee's evolving responsibilities. The Audit and Compliance Committee charter is available on the Company's website at investors.centene.com.
The Audit and Compliance Committee consists of four non-employee directors. Each member of the Audit and Compliance Committee is an independent director under the SEC rules for audit committees and "financially literate" under New York Stock Exchange standards. Each of Jessica L. Blume, Christopher J. Coughlin, and Kenneth Y. Tanji is an "audit committee financial expert" under SEC rules. The Audit and Compliance Committee assists the Board in its oversight of the integrity of the Company's financial statements, the qualifications and independence of the Company's independent auditor and the performance of the Company's internal audit function and independent registered public accountant and the Company's compliance with legal and regulatory requirements. Specifically, the Audit and Compliance Committee has responsibility for providing independent, objective oversight of the accounting and financial reporting process of the Company. These responsibilities include:
•appointing, evaluating and retaining the independent registered public accounting firm, which reports directly to the Audit and Compliance Committee;
•reviewing and discussing with the auditing firm, and recommending that the Board include, the audited financial statements in the Company's Annual Report on Form 10-K;
•reviewing the Company's other financial disclosures; and
•assisting the Board in its oversight of the Company's internal control over financial reporting, disclosure controls and procedures, code of business ethics and conduct and the performance of the Company's internal audit function.
Management is responsible for the preparation of the Company's financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company's internal auditors, for assessing the effectiveness of the Company's internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the PCAOB), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles in the United States of America and auditing management's assessment of the effectiveness of internal control over financial reporting. KPMG LLP has served as the Company's independent registered public accounting firm since 2005.
Management represented to the Audit and Compliance Committee that the financial statements were prepared in accordance with generally accepted accounting principles and that there were no material weaknesses in its internal control over financial reporting. The Audit and Compliance Committee met and held discussions with management and KPMG LLP to review and discuss the financial statements and the Company's internal control over financial reporting. The Audit and Compliance Committee has also discussed with KPMG LLP the firm's judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed by the applicable requirements of the PCAOB and the SEC. KPMG LLP also provided the Audit and Compliance Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit and Compliance Committee concerning independence. The Audit and Compliance Committee has discussed with KPMG LLP their independence with respect to the Company, including a review of audit and non-audit fees and services and concluded that KPMG LLP is independent.
In fulfilling its oversight responsibilities for reviewing the services performed by KPMG LLP, the Audit and Compliance Committee has the sole authority to select, evaluate and replace the outside auditors. The Audit and Compliance Committee discusses the overall scope of the annual audit, the proposed audit fee and annually evaluates the qualifications, performance and independence of KPMG LLP as independent registered public accountants and the performance of its lead audit partner. The Audit and Compliance Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their respective examinations, the evaluation of the Company's internal control over financial reporting and the overall quality of the Company's accounting.
Proxy Statement 2026

114	Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm
Based upon the review and discussions with the Company's management and KPMG LLP referred to above, and its review of the representations and information provided by management and KPMG LLP, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. The Audit and Compliance Committee also reappointed KPMG LLP to serve as the Company's independent registered public accounting firm for 2026.
AUDIT AND COMPLIANCE COMMITTEE
Kenneth Y. Tanji, Chair
Jessica L. Blume
Christopher J. Coughlin
H. James Dallas

Centene Corporation

Proposal 4 - Stockholder Proposal	115

4 PROPOSAL	Stockholder Proposal

In October 2025, the Company received correspondence from a stockholder, John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, beneficial owner of at least $2,000 in market value, of Centene common stock since September 20, 2022 and for the requisite period, who intends to propose the following resolution on an independent board chairman at the annual meeting.
Stockholder Statement Regarding Independent Board Chairman
Proposal Four — Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.
An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.
This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to long-term sustainability and credibility.
This may be a particularly good time to consider the merits of this proposal. Centene stock was at $74 in 2018 and fell to $35 in late 2025 despite a robust stock market.
Unfavorable news reports regarding Centene emerged in 2025.
On July I, 2025, Centene abruptly withdrew its full-year earnings guidance. This was prompted by data from an independent actuarial firm showing lower-than-expected market growth and higher morbidity (sicker patients) in its Health Insurance Marketplace plans. Following the announcement, Centene's stock plummeted over 40% in a single day. The news wiped out billions in shareholder value.
Centene disclosed that it expected a $1.8 billion reduction in its risk-adjustment revenue. This corresponded to a projected hit of $2.75 to its adjusted earnings per share. On July 25, 2025, Centene reported a second-quarter diluted loss per share of $(0.51), which was a direct result of the reduced revenue estimate.
In September, Barclays cut its price target on Centene and signaled continued concern about the company's financial outlook. Goldman Sachs issued a "Sell" recommendation in October.
Proxy Statement 2026

116	Proposal 4 - Stockholder Proposal
In August 2025, several law firms, including Hagens Berman, announced a class-action lawsuit against Centene and its executives. The suit alleges that the company misled investors by painting an overly optimistic picture of its financial health and future prospects. The lawsuit claims that Centene inflated enrollment numbers and underestimated patient health risks in its public statements between December 2024 and June 2025 despite internal data to the contrary.
As of March 2025 more than 20 states had settled with Centene over allegations of overcharging Medicaid programs related to its pharmacy benefit manager operations. These settlements amounted to over $1 billion.
Please vote yes:
Independent Board Chairman - Proposal 4
Centene Corporation

Proposal 4 - Stockholder Proposal	117
Board of Directors' Statement in Opposition to Proposal Four
The Board has considered this proposal and does not believe that its adoption is in the best interests of Centene or its stockholders. Since March 22, 2022, Centene has operated with a separate Chairman and CEO. While the Board believes that separation of the CEO and Chairman roles is currently the most appropriate structure and is working well, the Board believes it is in the best interests of the Company and its stockholders to maintain flexibility regarding the Board’s leadership structure as the Company’s circumstances evolve.
The Board believes that any decision to maintain a separate Chairman of the Board and CEO role or to combine these roles should be based on the Company’s specific circumstances, the composition, independence and capabilities of its directors, the views of our stockholders and other stakeholders, and the leadership provided by its CEO.
The Board does not believe that separating the roles of Chair of the Board and CEO should be mandated or that maintaining such a separation would, by itself, deliver additional benefit for shareholders. Any changes to the Board’s leadership structure will be reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements.
The Board believes that its current leadership structure and governance practices provide effective, independent oversight without mandating a predetermined Board leadership structure:
•Current Independent Chairman. Our current Chairman, Frederick H. Eppinger, has served as chairman for three years, and as an independent Board member for almost 20 years. The responsibilities of the Independent Chairman include approving the agenda for the Board and being available for consultations and communications with stockholders as further described under “Role of the Board Chair.” The Board believes Mr. Eppinger’s executive and insurance industry experience provides effective leadership of the Board.
•Robust Lead Independent Director Responsibilities. In the event that the chairman is not determined to be independent, the Corporate Governance Guidelines set forth robust lead independent director responsibilities, to ensure that effective, independent oversight will be maintained.
•Continuous Board Refreshment. The Board has continuously refreshed its Board, with a median tenure of 4.2 years and annual elections of directors. It has also engaged an independent search firm to recruit for additional directors.
•Independent Committee Chairs and Members. The chairs and each member of each of the Audit and Compliance Committee, the Governance Committee and the Compensation and Talent Committee are independent and hold regular executive sessions providing opportunities for robust discussion independent of management.
•No Clear Market Practice. Under the Spencer Stuart 2025 Board Index, 42% of S&P 500 companies have an independent chair, while 39% of S&P 500 companies have a combined Chair/CEO structure.
•Regular Stockholder Engagement. Company executives and independent directors regularly meet with stockholders to discuss their concerns regarding a variety of topics, including board refreshment.
For these reasons, the Board believes that adopting a mandatory policy requiring an independent chair is not in the best interests of the Company or its stockholders. The Board remains committed to strong, independent oversight and to maintaining the flexibility necessary to select the leadership structure that best serves stockholders over the long term. Accordingly, the Board recommends that stockholders vote “AGAINST” this proposal.

The Board recommends that stockholders vote "AGAINST" Proposal No. 4.

Proxy Statement 2026

118	Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
Five Percent Beneficial Owners of Common Stock
The following table sets forth the beneficial ownership of our common stock as of March 13, 2026, by (a) each person known to us to be the beneficial owner of more than five percent of the Company's common stock, (b) each of our NEOs and directors, including our director nominees and (c) all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Outstanding Shares (#)	Shares Acquirable Within 60 Days (#)	Total Beneficial Ownership (#)		Percent of Class (%)[1]
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	61,190,588	—	61,190,588		12.4
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	38,215,413	—	38,215,413		7.8
AQR Capital Management, LLC AQR Capital Management Holdings, LLC One Greenwich Plaza, Suite 130 Greenwich Connecticut 06830	31,798,738	—	31,798,738		6.5
Kenneth A. Burdick	349,607	19,985	369,592	[2]	*
Frederick H. Eppinger	181,183	179,178	360,361	[2]	*
Sarah M. London	253,277	81,862	335,139		*
Andrew L. Asher	273,395	41,185	314,580		*
Christopher A. Koster	111,524	20,625	132,149		*
Theodore R. Samuels	42,776	19,037	61,813	[2]	*
H. James Dallas	35,963	19,612	55,575	[2]	*
Christopher J. Coughlin	33,014	20,057	53,071	[2]	*
Jessica L. Blume	25,036	23,579	48,615		*
Susan Smith	22,349	10,474	32,823		*
Monte E. Ford	7,256	13,579	20,835		*
Tanya McNally	9,429	9,524	18,953		*
Kenneth Y. Tanji	923	5,815	6,738	[2]	*
All directors and executive officers as a group (14 persons)	1,354,754	469,167	1,823,921		*

* Represents less than 1% of outstanding shares of common stock.
[1]The ownership percentages set forth in this column are based on the assumption that each beneficial owner of more than five percent of the Company's common stock continued to own the number of shares reflected in the table above on March 13, 2026.

[2]Shares beneficially owned by Messrs. Eppinger, Coughlin, Burdick, Dallas, Samuels and Tanji include 173,213, 6,478, 6,406, 6,033, 5,458 and 2,236, respectively, RSUs acquired through the Non-Employee Directors Deferred Stock Compensation Plan.

Centene Corporation

Security Ownership of Certain Beneficial Owners and Management	119
As of March 13, 2026, there were 491,772,493 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder's percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options and stock units beneficially owned by that stockholder that are vested or that will vest within 60 days of March 13, 2026. Options held by other stockholders, however, are disregarded in the calculation of beneficial ownership. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.
Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws.
No director, executive officer, affiliate or owner of record, or beneficial owner of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.
Information with respect to the outstanding shares beneficially owned by The Vanguard Group, Inc. is based on Schedule 13G/A filed with the SEC on February 13, 2024, by such firm, related to their Centene ownership. The Vanguard Group, Inc. beneficially owns 61,190,588 shares. Of the shares The Vanguard Group, Inc. owns, it has shared voting power over 717,036 shares, shared dispositive power over 2,313,336 shares and sole dispositive power over 58,877,252 shares.
Information with respect to the outstanding shares beneficially owned by BlackRock, Inc. is based on Schedule 13G/A filed with the SEC on July 16, 2025 by such firm, related to their Centene ownership. BlackRock, Inc. beneficially owns 38,215,413 shares. Of the shares BlackRock, Inc. owns, it has sole voting power over 34,086,009 shares and sole dispositive power over 38,215,413 shares.
Information with respect to the outstanding shares beneficially owned by AQR Capital Management, LLC and AQR Capital Management Holdings, LLC is based on Schedule 13G filed with the SEC on February 13, 2026, by such firm, related to their Centene ownership. AQR Capital Management, LLC and AQR Capital Management Holdings, LLC. beneficially owns 31,798,738 shares. Of the shares AQR Capital Management, LLC and AQR Capital Management Holdings, LLC owns, it has sole voting and dispositive power over no shares and shared voting and dispositive power over 31,798,738 shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based on Company records and other information, Centene believes that all SEC filing requirements applicable to its directors and executive officers were complied with timely for 2025.
Proxy Statement 2026

120	Equity Compensation Plan Information
Equity Compensation Plan Information
The following table provides information as of December 31, 2025, about the securities authorized for issuance under our equity compensation plans consisting of our 2025 Stock Incentive Plan, 2012 Stock Incentive Plan and the 2002 Employee Stock Purchase Plan.

Plan Category[1,2]	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by stockholders	11,701,303	$77.28	13,663,623
Equity compensation plans not approved by stockholders	—	—	—
Total	11,701,303	$77.28	13,663,623

[1]Does not include 2,948 shares of common stock issuable pursuant to outstanding restricted stock units and 236,975 stock options with a weighted average remaining life of 2.2 years and weighted average price of $67.13 granted under the Magellan Health, Inc. 2016 Management Incentive Plan and Magellan Health Services, Inc. 2011 Management Incentive Plan (the Magellan Plans), which were assumed by the Company in connection with the acquisition on January 4, 2022. The Company has not made, and will not make, any further grants or awards of equity securities under the Magellan Plans.

[2]Does not include 196,360 deferred restricted stock units outstanding under the Non-Employee Directors Deferred Stock Compensation Plan (the Director Plan) and 761,988 shares that remained available for future deferrals under the Director Plan.

The number of securities in column (a) and footnote 1 includes 393,047 options with a weighted-average remaining life of 3.5 years and 11,548,179 shares of restricted stock units.
The number of securities in column (c) includes 2,129,451 shares available for future issuance under the 2002 Employee Stock Purchase Plan.
Centene Corporation

Commonly Asked Questions and Answers About the Annual Meeting	121
Commonly Asked Questions and Answers About the Annual Meeting
1.Why am I receiving these materials?
These materials are being sent to you on behalf of our Board. You are receiving these materials because you are a stockholder of Centene that is entitled to receive notice of the Annual Meeting and to vote on matters that are properly presented at the Annual Meeting.
2.What is the purpose of the Annual Meeting?
Our stockholders meet annually to elect directors and to vote on other matters that are presented at the Annual Meeting.
3.What is a proxy?
If you designate another person to vote your shares, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you complete the enclosed proxy card to give us your proxy, you will have designated Sarah London, the Company's Chief Executive Officer, and Christopher Koster, the Company's Secretary, or their designees or such other individuals as the Board may later designate, as your proxies to vote your shares as directed.
4.What is the purpose of this proxy statement?
This proxy statement provides information regarding matters to be voted on by stockholders at the Annual Meeting and other information regarding the governance of the Company.
5.Where is the Annual Meeting?
The Annual Meeting will be held at 10:00 AM, Central Time, on Tuesday, May 12, 2026, at our corporate headquarters in the Centene Auditorium at 7700 Forsyth Boulevard, St. Louis, Missouri 63105.
6.How do I gain admission to the Annual Meeting?
Preregistration is required if you desire to attend the annual meeting in person. To be admitted to the 2026 annual meeting, you must have been a stockholder at the close of business on the record date of March 13, 2026 or be the legal proxy holder or qualified representative of a stockholder, preregister for the annual meeting by 11:59 AM Eastern Time on May 8, 2026, and bring with you a valid government‐issued photo identification card (federal, state or local), such as a driver’s license or passport. Persons failing to preregister for the annual meeting or failing to provide proper identification may be denied admission to the annual meeting.
To preregister for the annual meeting, go to www.proxyvote.com. You will need to enter your 16‐digit control number, which can be found on your Notice of Internet Availability of Proxy Materials (the Availability Notice), voter instruction form and proxy card. The deadline to preregister to attend the annual meeting is 11:59 AM Eastern Time on May 8, 2026.
Please note that you will need to preregister in order to attend the annual meeting whether you vote before or at the meeting, and regardless of whether you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter, in addition to having preregistered for the annual meeting and bringing your government‐issued photo identification card.
Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 11:59 AM Eastern Time on May 8, 2026 via www.proxyvote.com in order to allow enough time for the preregistration of such person.
Proxy Statement 2026

122	Commonly Asked Questions and Answers About the Annual Meeting
Requests for preregistration will be processed in the order received. Please note that seating is limited, and requests for preregistration will be handled on a first‐come, first‐served basis.
To ensure the safety of all persons, in person attendees will also be required to enter through a security check point before being granted access to the meeting. Security measures may include bag, metal detector and hand‐wand searches. The use of cameras (including cell phones with photographic capabilities), recording devices, smart phones and other electronic devices is strictly prohibited. We strongly encourage you not to bring any bags to the meeting. Any bags brought to the meeting will be subject to inspection and must be clear plastic, vinyl or PVC and not exceed 12" x 6" x 12" or 30.5 x 15.25 x 30.5 cm. Any other bags will not be allowed.
We appreciate the opportunity to hear the views of our stockholders. In fairness to all stockholders and participants at our annual meeting, and in the interest of an orderly and constructive meeting, stockholder comments at our annual meeting will be subject to rules of conduct that will be enforced. Copies of these rules will be available at our annual meeting. Only stockholders, their valid proxy holders or other previously authorized representatives may address our annual meeting. Only proposals that meet the requirements of Rule 14a‐8 of the Exchange Act or our by-laws will be eligible for consideration at our annual meeting.
7.What does it mean if I receive more than one package of proxy materials?
This means that you have multiple accounts holding Centene shares. These may include: accounts with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., accounts holding shares that you have acquired under the Company's stock plans; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.
8.Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
Under rules adopted by the SEC, we provide access to our proxy materials on the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Availability Notice) to some of our stockholders. If you received an Availability Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Availability Notice will tell you how to access and review the proxy materials on the internet at www.ProxyVote.com. The Availability Notice also tells you how to access your proxy card to vote on the internet. If you received an Availability Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions on the Availability Notice.
9.What is the record date and what does it mean?
The record date for the Annual Meeting is March 13, 2026. Holders of the Company's common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the meeting.
10.Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?
Yes. A quorum is the minimum number of shares that must be present to conduct business at the Annual Meeting. The quorum requirement is the number of shares that represent a majority of the voting power of the outstanding shares of the Company and entitled to vote thereat as of the record date, present in person or represented by proxy. Shares necessary to meet the quorum requirement may be present in person or represented by proxy. There were 491,772,493 shares of our common stock issued and outstanding on the record date. Therefore, at least 245,886,247 shares of our common stock must be present in person or represented by proxy at the Annual Meeting to satisfy the quorum requirement.
Your shares will be counted to determine whether there is a quorum if you submit a valid proxy card or voting instruction form, give proper instructions over the telephone or on the internet or register to attend the Annual Meeting in person. Pursuant to Delaware law, proxies received but marked as abstentions and broker non-votes (which are discussed in Question 17 below) are counted as present for purposes of determining a quorum.
Centene Corporation

Commonly Asked Questions and Answers About the Annual Meeting	123
11.Who can vote on matters that will be presented at the Annual Meeting?
You can vote if you were a stockholder of the Company at the close of business on the record date of March 13, 2026.
12.What is the difference between a registered stockholder and a beneficial owner?
Many Centene stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•Registered stockholder: If your shares are registered directly in your name with the Company's transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the "stockholder of record" or a "registered stockholder," and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to deliver your voting proxy directly to the Company or to vote in person at the Annual Meeting.
•Beneficial owner: If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the "beneficial owner" of those shares, and these proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to register to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.
13.How many votes am I entitled to per share?
Each share of common stock outstanding on the record date is entitled to one vote on each matter properly presented at the Annual Meeting. Stockholders do not have a right to cumulate their votes.
14.Who will count the vote?
Broadridge Investor Communications Solutions, Inc. was appointed by our Board to tabulate the vote and act as Inspector of Election. Information about Broadridge Investor Communications Solutions, Inc. is available at www.broadridge.com.
15.How do I cast my vote?
Registered stockholders: There are four ways you can cast your vote:
•Vote on the internet at www.ProxyVote.com using the control number provided to you by 11:59 PM. Eastern Time on May 11, 2026;
•Vote by telephone at 1-800-690-6903 using the control number provided to you by 11:59 PM. Eastern Time on May 11, 2026;
•If you received a proxy card, complete and properly sign, date and return it in the postage paid envelope provided. If voting by mail, please allow sufficient time for the postal service to deliver your proxy card before the Annual Meeting; or
•Preregister to attend the Annual Meeting by 11:59 AM Eastern Time on May 8, 2026 and deliver your completed proxy card or complete a ballot in person.
Proxy Statement 2026

124	Commonly Asked Questions and Answers About the Annual Meeting
16.Beneficial owners: Your proxy materials should include a voting instruction form from the institution holding your shares. There are up to four ways you can cast your vote:
•Vote on the internet at www.ProxyVote.com using the control number provided to you by the institution holding your shares by 11:59 PM. Eastern Time on May 11, 2026;
•Vote by telephone using the telephone number and the control number provided to you (note: the availability of telephone voting will depend upon the institution's voting processes);
•Complete and properly sign, date and return a voting instruction form from the institution holding your shares. Please allow sufficient time for your instructions to be received by the institution before the Annual Meeting; or
•Preregister to attend the annual meeting in person as described in Question 6 above by 11:59 AM Eastern Time on May 8, 2026 and obtain a legal proxy from the institution holding your shares to vote in person at the Annual Meeting.
•Please contact the institution holding your shares for additional information, including its deadline for voting.
17.What is the voting requirement to approve each of the proposals? How do abstentions and broker non-votes affect the vote outcome?
Proposal 1: Each director will be elected by a majority of votes cast, which means a majority of the votes cast "for" the particular director. As discussed further on page 28, our Corporate Governance Guidelines provide that any director nominee who receives a greater number of votes "against" his or her election than votes "for" such election shall, promptly following certificate of the vote, offer his or her resignation to the Board, the acceptance or rejection of which will be subject to Board action and subsequent disclosure.
Proposals 2, 3, 4: Proposals 2, 3 and 4 will pass with the votes of a majority of votes cast, which means a majority of the votes cast "for" the proposal.
A broker non-vote (a broker non-vote is explained in the answer to Question 17) on a proposal is considered a share not entitled to vote on that proposal and is not a vote cast. Accordingly, a broker non-vote will have no effect on the vote outcome of any proposal.
Abstentions are considered shares entitled to vote on a proposal but are not considered as having been cast "for" or "against" a proposal. Therefore, abstentions will have no effect on the vote outcome of any proposal.
Discretionary voting by brokers will be permitted by the New York Stock Exchange only in connection with Proposal 3. Discretionary voting is explained in the answer to Question 17.
18.What if I return my proxy card or voting instruction form but do not provide voting instructions?
Registered stockholders: If you are a registered stockholder and you return your signed proxy card, your shares will be voted as you designate on the proxy card. If you do not return your voted proxy card, vote by phone or the internet or if you submit your proxy card with an unclear voting designation, your shares will not be voted. If you return your signed proxy card and do not provide a voting designation, your shares will be voted FOR the election of all director nominees listed in Proposal 1; FOR Proposals 2 and 3; and AGAINST Proposal 4. The proxy holders will vote in their discretion as to any other matters that arise at the Annual Meeting.
Beneficial owners: In limited instances, your shares may be voted if they are held in the name of a broker, bank or other intermediary, even if you do not provide the holder with voting instructions. This is called "discretionary voting." Brokerage firms and banks generally have the authority, under NYSE rules, to vote shares on certain "routine" matters for which their customers do not provide voting instructions. Of the four proposals scheduled to be presented at the Annual Meeting, only Proposal 3, Ratification of the Appointment of Independent Registered Public Accounting Firm, is considered a routine matter under the NYSE's rules. Proposals 1, 2 and 4 and any other matter that may be presented at the Annual Meeting, are not considered routine. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the institution cannot vote the shares on that proposal. This is called a "broker non-vote." In tabulating the voting result for any particular proposal, shares represented at the Annual Meeting that constitute broker non-votes will not be included in vote totals. As a result, they will have no effect on the outcome of any vote.
Centene Corporation

Commonly Asked Questions and Answers About the Annual Meeting	125
19.Can I change my mind after I submit my proxy?
Yes, if you vote by proxy, you may revoke that proxy by:
•voting again on the internet or by telephone prior to the applicable deadline for the votes to be tabulated at the Annual Meeting;
•signing another proxy card with a later date and mailing it, provided it is received prior to the Annual Meeting; or
•preregistering to attend the Annual Meeting in person as described in Question 6 above by 11:59 AM Eastern Time on May 8, 2026, and delivering your proxy or casting a ballot in person.
If you are a beneficial owner of our stock, you must obtain a legal proxy from the institution holding your shares to vote in person at the Annual Meeting and preregister to attend the annual meeting in person as described in Question 6 above by 11:59 AM Eastern Time on May 8, 2026.
20.Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish voting results on a Current Report on Form 8-K within four business days after the conclusion of the Annual Meeting. The Form 8-K will be accessible at the SEC's website at www.sec.gov or on our website at www.centene.com.
21.What if I have additional questions that are not addressed here?
You may call Investor Relations at (212) 549-1306, e-mail Investor Relations at investors@centene.com or call the Office of the Secretary at (314) 725-4477.
Proxy Statement 2026

126	Other Matters
Other Matters
Committee Reports
The information contained in the Compensation and Talent Committee Report and the Audit and Compliance Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Exchange Act, except to the extent the filing specifically incorporates such information by reference therein.
Proxy Solicitation Costs
This proxy solicitation is sent on behalf of our Board, and all costs and expenses associated with soliciting proxies will be borne by the Company. In addition to the use of the mailings, our directors, executive officers and our associates by personal interview, telephone or telegram may solicit proxies. Such directors, executive officers and associates will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. We have retained Saratoga Proxy Consulting, LLC, a proxy soliciting firm, to assist with the solicitation of proxies for a fee of $12,500 plus fees for any retail stockholder outreach services and reimbursement for out-of-pocket expenses.
Stockholder Proposals and Director Nominations
Stockholder Proposals for Inclusion in our 2027 Proxy Statement. For our 2027 Annual Meeting of Stockholders, to be eligible for inclusion in our 2027 proxy statement under the SEC's Rule 14a-8 requirements, any stockholder proposals under Rule 14a-8 must be submitted to Christopher A. Koster, our Secretary, at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, no later than November 26, 2026.
Director Nominations under our Proxy Access By-laws. Our By-laws provide for a right of proxy access. This enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our By-laws, a stockholder (or group of up to 20 stockholders) who has continuously owned at least 3% of the outstanding shares of our common stock for at least three consecutive years and has complied with the other requirements in our By-laws may nominate up to the greater of two individuals or 20% of the Board and have such nominee(s) included in our proxy statement. Notice of nominees for our 2027 annual meeting of stockholders must be received by the Secretary not later than February 11, 2027 and not earlier than January 12, 2027.
Director Nominations and other Stockholder Proposals for Presentation at the 2026 Annual Meeting. Our advance notice By-laws also provide procedures regarding nominations of directors and other proposals that a stockholder wishes to have considered at a meeting of stockholders. Under our By-laws, written notice of such stockholder nominations to the Board of Directors or any other business proposed by a stockholder must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder who wishes to nominate a director other than under our proxy access By-law or propose other business to be considered at the 2026 annual meeting of stockholders must deliver a written notice (containing the information specified in our By-laws regarding the stockholder and the proposed action) to Christopher A. Koster, our Secretary, at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, not later than February 11, 2027 and not earlier than January 12, 2027.
Please be aware that merely submitting a proposal to us is not a guarantee that it will either be included in our 2027 proxy statement or considered at our 2027 Annual Meeting of Stockholders.
Centene Corporation

Other Matters	127
Multiple Stockholders Having the Same Address
We have adopted a process called "householding" for mailing proxy materials in order to reduce costs. Householding means that stockholders who share the same last name and address will receive only one copy of our 2025 Annual Report on Form 10-K and this proxy statement (collectively, the proxy materials) unless we receive contrary instructions. For those stockholders receiving our Notice of Internet Availability of Proxy Materials (Availability Notice), we will provide a separate Availability Notice for each stockholder. For those households receiving copies of our Annual Report on Form 10-K and proxy statement, we will continue to mail a proxy card to each stockholder of record. If you prefer to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you promptly upon request. If you hold your shares in street name or are a registered holder, you should direct your request to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone number (800) 542-1061. You may also request copies of our proxy materials or notify us that you wish to receive a separate copy of these documents for each stockholder, or a single copy for each address, by writing to Investor Relations Department, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105, or by calling (314) 725-4477. The Company's Annual Report on Form 10-K for the year ended December 31, 2025 and this proxy statement are also available at www.ProxyVote.com.
Requests for Additional Information
We will provide without charge to each beneficial holder of our common stock on the record date, upon the written request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2025, as filed with the SEC. We will provide copies of any exhibit(s) to our Annual Report on Form 10-K upon request and upon payment of a reasonable fee not to exceed our costs in providing such copy. We will also provide to any person without charge, upon request, a copy of our Code of Conduct, our Corporate Governance Guidelines and our Board Committee Charters. Any such requests should be made in writing to Investor Relations, Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri 63105. A copy of these documents and our other SEC filings are also available on our website at www.centene.com. We intend to disclose future amendments to, or waivers, if any, from the provisions of the Code of Conduct made with respect to any of our directors and executive officers on our website. The information contained in any website or report referenced in this proxy statement is not incorporated by reference into, and does not form a part of, this proxy statement.
Proxy Statement 2026

128	Other Matters
Forward-Looking Statements
All statements, other than statements of current or historical fact, contained in this proxy statement are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as "believe," "anticipate," "plan," "expect," "estimate," "predict," "intend," "seek," "target," "goal," "potential," "may," "will," "would," "could," "should," "can," "continue" and other similar words or expressions (and the negative thereof). Centene Corporation and its subsidiaries (Centene, the Company, our, or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our expected future operating or financial performance, changes in laws and regulations, market opportunity, expectations concerning pricing actions, competition, expected contract start dates and terms, expected activities in connection with completed and future acquisitions and dispositions, our investments and the adequacy of our available cash resources. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. All forward-looking statements included in this proxy statement are based on information available to us on the date hereof. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this proxy statement, whether as a result of new information, future events, or otherwise, after the date hereof. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to: our ability to design and price products that are competitive and/or actuarially sound; our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical costs; rate cuts, insufficient rate changes or other payment reductions or delays by government payors affecting our government businesses; the effect of social, economic, and political conditions, geopolitical events and state and federal policies, including the amount and terms of state and federal funding for government-sponsored healthcare programs, including as a result of changes in U.S. presidential administrations or Congress; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act (collectively referred to as the ACA) and any regulations enacted thereunder, including the timing and terms of renewal or modification of the enhanced advance premium tax credits or program integrity initiatives that could have the effect of reducing membership or profitability of our products; unanticipated increased healthcare costs, including due to changes in consumer and provider behaviors, inflation and tariffs; our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that could impact revenue and future growth; competition, including for providers, broker distribution networks, contract reprocurements and organic growth; our ability to adequately anticipate demand and timely provide for operational resources to maintain service level requirements in compliance with the terms of our contracts and state and federal regulations; our ability to comply with the terms of our contracts and state and federal regulations and our ability to effectively oversee our third-party vendors to comply with the terms of their contracts with us and state and federal regulations; our ability to manage our information systems effectively; disruption, unexpected costs, or similar risks from business transactions, including acquisitions, divestitures, and changes in our relationships with third-party vendors; impairments to real estate, investments, goodwill and intangible assets; changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain skilled personnel; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies, and advances in medicine; our ability to effectively and ethically use artificial intelligence and machine learning in compliance with applicable laws; changes in macroeconomic conditions, including inflation, interest rates and volatility in the financial markets; negative public perception of the Company and the managed care industry; uncertainty concerning government shutdowns, debt ceilings or funding; tax matters; disasters, climate-related incidents, acts of war or aggression or major epidemics; changes in expected contract start dates and terms; changes in provider, broker, vendor, state federal and other contracts and delays in the timing of regulatory approval of contracts, including due to protests and our ability to timely comply with any such changes to our contractual requirements or manage any unexpected delays in regulatory approval of
Centene Corporation

Other Matters	129
contracts; the difficulty of predicting the timing or outcome of legal or regulatory audits, investigations, proceedings or matters including, but not limited to, our ability to resolve claims and/or allegations on acceptable terms, or at all, or whether additional claims, reviews or investigations will be brought; challenges to our contract awards; cyber-attacks or other data security incidents or our failure to comply with applicable privacy, data or security laws and regulations; the exertion of management's time and our resources, and other expenses incurred and business changes required in connection with complying with the terms of our contracts and the undertakings in connection with any regulatory, governmental, or third-party consents or approvals for acquisitions or dispositions; any changes in expected closing dates, estimated purchase price, or accretion for acquisitions or dispositions; losses in our investment portfolio; restrictions and limitations in connection with our indebtedness; a downgrade of our corporate family rating, issuer rating or credit rating of our indebtedness; and the availability of debt and equity financing on terms that are favorable to us . This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition, and results of operations, in our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.
Proxy Statement 2026

130	Appendix A - Reconciliation of Non-GAAP Measures
Appendix A - Reconciliation of Non-GAAP Measures
This proxy statement includes certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally in evaluating the Company's performance and for planning purposes, by allowing management to focus on period-to-period changes in the Company's core business operations, and in determining employee incentive compensation. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
Specifically, the Company believes the presentation of non-GAAP financial measures that excludes amortization of acquired intangible assets, acquisition and divestiture related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's core performance over time. The tables and discussion below provide reconciliations of non-GAAP items.
The tables below provide reconciliations of non-GAAP items ($ in millions, except per share data):

	Year Ended December 31,
	2025	2024	2023	2022	2021
GAAP net earnings (loss) attributable to Centene	$(6,674)	$3,305	$2,702	$1,202	$1,347
Amortization of acquired intangible assets	685	692	718	817	770
Acquisition and divestiture related expenses	4	82	70	213	185
Other adjustments[1]	7,328	(117)	464	1,540	1,275
Income tax effects of adjustments[2]	(315)	(209)	(308)	(410)	(537)
Adjusted net earnings	$1,028	$3,753	$3,646	$3,362	$3,040

	Year Ended December 31,
	2025	2024	2023	2022	2021
GAAP net earnings (loss) before income tax	$(6,728)			$1,962
Amortization of acquired intangible assets	685			817
Acquisition and divestiture related expenses	4			213
Other adjustments[1]	7,328			1,540
Removal of entities divested subsequent to base year	—			(251)
Adjusted pre-tax net earnings	$1,289			$4,281
Centene Corporation

Appendix A - Reconciliation of Non-GAAP Measures	131

	Year Ended December 31,
	2025	2024	2023	2022	2021
GAAP diluted earnings (loss) per share attributable to Centene	$(13.53)	$6.31	$4.95	$2.07	$2.28
Amortization of acquired intangible assets	1.39	1.32	1.32	1.40	1.31
Acquisition and divestiture related expenses	0.01	0.16	0.13	0.36	0.31
Other adjustments[1]	14.86	(0.22)	0.85	2.65	2.16
Income tax effects of adjustments[2]	(0.64)	(0.40)	(0.57)	(0.70)	(0.91)
Effect of basic to diluted shares[3]	(0.01)	—	—	—	—
Adjusted diluted EPS	$2.08	$7.17	$6.68	$5.78	$5.15
1Other adjustments include the following items:
2025 - goodwill impairment of $6,723 million, or $13.63 per share ($13.62 after-tax), Magellan Health, Inc. (Magellan Health) impairment of $513 million, or $1.04 per share ($0.79 after-tax), intangible asset impairment related to the wind-down of certain contracts in the Other segment of $55 million, or $0.11 per share ($0.08 after-tax), exit costs related to the wind-down of certain contracts in the Other segment of $22 million, or $0.04 per share ($0.03 after-tax), a net loss on real estate transactions of $18 million, or $0.04 per share ($0.03 after-tax), a favorable adjustment to the gain on sale of Magellan Rx of $2 million, or $0.00 per share ($0.00 after-tax), and net gain on debt extinguishment of $1 million, or $0.00 per share ($0.00 after-tax).
2024 - net gain on the previously reported divestiture of Magellan Specialty Health due to the achievement of contingent consideration and finalization of working capital adjustments of $83 million, or $0.16 per share ($0.12 after-tax), net gain on the sale of property of $24 million, or $0.04 per share ($0.03 after-tax), gain on the previously reported divestiture of Circle Health Group (Circle Health) of $20 million, or $0.04 per share ($0.12 after-tax), gain on the sale of Collaborative Health Systems (CHS) of $17 million, or $0.03 per share ($0.02 after-tax), Health Net Federal Services asset impairment due to the 2024 final ruling on the TRICARE Managed Care Support Contract of $14 million, or $0.03 per share ($0.02 after-tax), severance costs due to a restructuring of $13 million, or $0.02 per share ($0.01 after-tax), an additional loss on the divestiture of our Spanish and Central European businesses of $7 million, or $0.01 per share ($0.01 after-tax) and gain on the previously reported divestiture of HealthSmart due to the finalization of working capital adjustments of $7 million, or $0.01 per share ($0.01 after-tax).
2023 - Circle Health impairment of $292 million, or $0.53 per share ($0.47 after-tax), Operose Health Group impairment of $140 million, or $0.26 per share ($0.24 after-tax), real estate impairments of $105 million, or $0.19 per share ($0.16 after-tax), gain on the sale of Apixio of $93 million, or $0.17 per share ($0.12 after-tax), severance costs due to a restructuring of $79 million, or $0.15 per share ($0.11 after-tax), gain on the sale of Magellan Specialty Health of $79 million, or $0.14 per share ($0.11 after-tax), a reduction to the previously reported gain on the sale of Magellan Rx of $22 million, or $0.04 per share ($0.02 after-tax), gain on the previously reported divestiture of Centurion of $15 million, or $0.03 per share ($0.02 after-tax) and an additional loss on the divestiture of our Spanish and Central European businesses of $13 million, or $0.02 per share ($0.01 after-tax).
2022 - real estate impairments of $1,642 million, or $2.82 per share ($2.08 after-tax), PANTHERx Rare (PANTHERx) divestiture gain of $490 million, or $0.84 per share ($0.65 after-tax), impairments of assets associated with the divestitures of our Spanish and Central European, Centurion and HealthSmart businesses of $458 million, or $0.78 per share ($0.60 after-tax), Magellan Rx divestiture gain of $269 million, or $0.46 per share ($0.17 after-tax), Health Net Federal Services asset impairment of $233 million, or $0.40 per share ($0.39 after-tax), gain on debt extinguishment of $27 million, or $0.04 per share ($0.03 after-tax), increase to the previously reported gain on the divestiture of U.S. Medical Management (USMM) due to the finalization of working capital adjustments of $13 million, or $0.02 per share ($0.02 after-tax), and costs related to the pharmacy benefits management (PBM) legal settlement of $6 million, or $0.01 per share ($0.00 after-tax).
2021 - PBM legal settlement expense of $1,264 million, or $2.14 per share ($1.76 after-tax), gain related to the acquisition of the remaining 60% interest of Circle Health of $309 million, or $0.52 per share ($0.52 after-tax), impairment of our equity method investment in RxAdvance of $229 million, or $0.39 per share ($0.32 after-tax), gain related to the divestiture of USMM of $150 million or $0.25 per share ($0.23 after-tax), debt extinguishment costs of $125 million, or $0.21 per share ($0.16 after-tax), reduction to the previously reported gain on divestiture of certain products of our Illinois health plan of $62 million, or $0.10 per share ($0.08 after-tax), and severance costs due to a restructuring of $54 million, or $0.09 per share ($0.06 after-tax).
Proxy Statement 2026

132	Appendix A - Reconciliation of Non-GAAP Measures
2The income tax effects of adjustments are based on the effective income tax rates applicable to each adjustment. In addition, the year ended December 31, 2025, includes a tax benefit of $4 million, or $0.01 per share, related to tax adjustments on previously reported divestitures and impacts of the One Big Beautiful Bill Act (OBBBA). The year ended December 31, 2024, includes a tax benefit of $1 million, or $0.00 per share, related to tax adjustments on previously reported divestitures. The year ended December 31, 2023, includes a one-time income tax benefit of $69 million, or $0.13 per share, resulting from the distribution of long-term stock awards to the estate of the Company's former CEO and tax expense of $3 million, or $0.01 per share, related to tax adjustments on previously reported divestitures. The year ended December 31, 2022, includes tax expense of $107 million, or $0.18 per share, related to the Magellan Specialty Health divestiture and a $15 million, or $0.03 per share, tax benefit related to the RxAdvance impairment.
3Reflects the $0.01 impact of using 494,502 thousand shares in the calculation of adjusted diluted EPS for the year ended December 31, 2025. The additional 1,386 thousand shares for the year ended December 31, 2025 were excluded from the calculation of the GAAP net loss per share and related adjustments due to their anti-dilutive effect.
Reconciliation of GAAP net earnings (loss) to adjusted EBITDA ($ in millions):

	Year Ended December 31,
	2025	2022
GAAP net earnings (loss) attributable to Centene	$(6,674)	$1,202
Income tax (benefit) expense	(51)	760
Interest expense	678	665
Depreciation	590	614
Amortization	685	913
Stock compensation expense	204	234
Other adjustments[1]	7,309	1,540
Adjusted EBITDA	$2,741	$5,928
1Other adjustments include the following pre-tax items:
afor the year ended December 31, 2025: goodwill impairment of $6,723 million, Magellan Health impairment of $513 million, intangible asset impairment related to the wind-down of certain contracts in the Other segment of $55 million, and a net loss on real estate transactions of $18 million.
bfor the year ended December 31, 2022: real estate impairments of $1,642 million, PANTHERx divestiture gain of $490 million, impairments of assets associated with the divestitures of our Spanish and Central European, Centurion, and HealthSmart businesses of $458 million, Magellan Rx divestiture gain of $269 million, Health Net Federal Services asset impairment of $233 million, gain on debt extinguishment of $27 million, increase to the previously reported gain on the divestiture of USMM due to the finalization of working capital adjustments of $13 million and costs related to the PBM legal settlement of $6 million.
Centene Corporation

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CENTENE CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.ProxyVote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 11, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 11, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. STOCKHOLDER MEETING REGISTRATION Stockholders or their legal proxy holders who wish to attend the meeting must register by 11:59 AM Eastern Time on May 8, 2026 to attend. To register to attend the meeting, go to "Attend a Meeting" at www.proxyvote.com. Please refer to the proxy statement for additional information regarding admission procedures. For Against Abstain For Against Abstain &#9; Nominees: 1.&#9; ELECTION OF DIRECTORS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote "FOR" the following: CENTENE CORPORATION 2.&#9; ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. 3.&#9; RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026. The Board of Directors recommends you vote "FOR" proposal 2: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1a.&#9; Jessica L. Blume 1b.&#9; Kenneth A. Burdick 1c.&#9; Christopher J. Coughlin 1d.&#9; H. James Dallas 1e.&#9; Frederick H. Eppinger 1f.&#9; Monte E. Ford 1g.&#9; Sarah M. London 1h.&#9; Theodore R. Samuels 1i.&#9; Kenneth Y. Tanji The Board of Directors recommends you vote "FOR" proposal 3: 4.&#9; STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN. The Board of Directors recommends you vote "AGAINST" proposal 4: For Against Abstain For Against Abstain V85944-P41827 ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! SCAN TO VIEW MATERIALS & VOTEw

V85945-P41827 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2025 Annual Report on Form 10-K are available at www.ProxyVote.com. CENTENE CORPORATION ANNUAL MEETING OF STOCKHOLDERS, MAY 12, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Sarah M. London and Christopher A. Koster and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, on Tuesday, May 12, 2026, at 10:00 AM Central Time, and at any adjournments thereof. If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at an adjournment thereof, then both of said Proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted "FOR" all the named nominees for director, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4, and in the discretion of the named Proxies upon such other business as may properly come before the meeting and any adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. Continued and to be signed on reverse side